                                                                   EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT

         Agreement dated as of December 12, 1996, among EDUCATIONAL MEDICAL, INC., a Delaware corporation ("EMI"), HBC Acquisition Corp., a Delaware corporation wholly owned by EMI (the "Buyer") and O/E Learning, Inc., a Michigan corporation (the "Seller").

                              PRELIMINARY STATEMENT

         The Seller is the owner of a postsecondary educational institution located in Hagerstown, Maryland and related dormitory facilities (the "School"). The Buyer wants to buy the School. Subject to the terms and conditions contained in this Agreement, the Seller wants to sell the School to the Buyer.

         This Agreement provides for the sale and purchase of the School. It contains the terms pursuant to which Seller has agreed to sell to Buyer substantially all of its School Related Assets (as defined in Section 1(f)(1) below), and Buyer has agreed to assume certain related Stated Liabilities (as defined in Section 1(f)(2) below) of Seller. In addition, the Seller has agreed not to compete with EMI and its schools pursuant to the terms of this Agreement. EMI has entered into this Agreement to reflect that it is jointly and severally liable with the Buyer with regard to the obligations of the Buyer provided for in it.

         IN CONSIDERATION OF THE COVENANTS CONTAINED IN THIS AGREEMENT, AND THE OTHER CONSIDERATION PROVIDED FOR IN IT, THE PARTIES, EACH INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1. THE PURCHASE PRICE; CONVEYANCE OF THE ASSETS; ASSUMPTION OF STATED LIABILITIES; CERTAIN DEFINITIONS; EFFECTIVE DATE OF TRANSACTION.

                (a) The Purchase Price. The purchase price for the School Related Assets, below, is $2,700,000 (the "Purchase Price"). The Purchase Price will be allocated as follows: (i) $2,650,000 to tangible and intangible assets allocated at the discretion of the Buyer, and (ii) $50,000 to the Non-Competition Agreement (the "Non-Competition Agreement") contained in Section 7 of this Asset Purchase Agreement.

                (b) Conveyance of Assets. On December 31, 1996, or such earlier date as the parties may specify (the "Closing Date") the Seller shall convey to Buyer all of its School Related Assets (the "Closing").

                (c) Assumption of Stated Liabilities. On the Closing Date the Buyer shall assume and agree to discharge when due all of the Stated Liabilities.

                (d) Cash Payments by the Buyer. On the Closing Date the Buyer shall pay to Seller $1,350,000 (the "Initial Payment"), by wire transfer or otherwise in immediately


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available funds.

                (e) Delivery of Second Payment Note by the Buyer. On the Closing Date the Buyer shall deliver to Seller:

                    (1) its Promissory Note for $1,350,000 (the "Second Payment Note") in the form attached to this Agreement as EXHIBIT 1(1), payable without interest on the earlier of the last business day within the first 30 calendar days following the date on which the Prerequisite Student Aid Approvals are obtained, but no later than September 30, 1997. "Prerequisite Student Aid Approvals" mean approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control resulting from the change in ownership of the School resulting from the sale of the School pursuant to this Asset Purchase Agreement which approvals are a prerequisite to receipt of federal and state aid by the School's students, and

                    (2) a pledge agreement in the form attached to this Agreement as Exhibit(2) (the "Pledge Agreement") pursuant to which EMI secures the payment of the Second Payment Note, and the related interest by a pledge of all of the outstanding capital stock (the "Buyer's Stock") of the Buyer.

                 (f) Definitions of School Related Assets and Stated
Liabilities.

                    (1) "School Related Assets" shall mean: (i) the assets reflected in the Seller's Effective Date Balance Sheet (as defined in Section 2(c)(1) below), together with the related goodwill and rights of Seller as a going concern, tangible and intangible, used in connection with the operation of the School, together with any other assets acquired by Seller subsequent to the date of such balance sheet in connection with the operation of the School, and
(ii) Seller's right to use the name "Hagerstown Business College" in each case either alone or in conjunction with other words or names in the context of the operation of a school or other learning institution, but shall not include "Excluded Assets." Excluded Assets are (i) assets, including without limitation, all properties, interests and interests in properties, which have been or will be sold consumed or otherwise disposed of in the ordinary course of business subsequent to the date of the Effective Date Balance Sheet and prior to the Closing Date, (ii) cash and cash equivalents on hand in an amount equal to that presented on the Seller's Effective Date Balance Sheet, less accounts payable (the "Seller's Cash Retention") which, if cash and cash equivalents on hand are zero, may be a negative number for purposes of the adjustments provided for in
Section 6(e) of this Agreement, and (iii) those assets listed on EXHIBIT (3) attached to this Agreement.

                    (2) "Stated Liabilities" shall mean the liabilities, duties and obligations of the Seller related to the operations of the Schools (i) which are disclosed as non-contingent liabilities on the Seller's Effective Date Balance Sheet, (ii) provided for in agreements made or entered into in the ordinary course of business after the date of the Seller's Effective Date Balance Sheet to the Closing Date, including (a) accounts payable arising in the ordinary course of business, from transactions with trade creditors and suppliers, regardless of whether

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any such agreement is in writing, and (b) accrued but unpaid payroll and other payroll related liabilities such as payroll taxes (the "Closing Date Liabilities"), and (iii) provided for in the agreements disclosed on Exhibits 10, 15, and 16 attached to this Agreement, provided, in the case of liabilities, duties and obligations described in clauses (ii) and (iii) of this sentence, Stated Liabilities shall only include the liability, duty or obligation to (x) pay money if, and to the extent, such obligation is provided for in such agreement and/or (y) perform any service or take any action to the extent provided for in such agreement. Stated Liabilities shall exclude, without limitation, any contingent liabilities not specifically assumed, whether arising prior to or after the Effective Date and regardless of whether disclosed to Buyer, including without limitation, (x) any employee benefits pursuant to plans listed on Exhibit 17, or otherwise, other than for accrued wages as provided for in clause (ii) of this Subsection (1)(f)(2), and (y) liabilities arising from failure to comply with any law or regulation prior to the Closing Date relating to the administration of any kind of student aid or grant, or record keeping or reporting required in connection with such administration.

                  (g) Effective Date. In the event the Closing occurs, the effective date of this transaction for all accounting purposes shall be December 1, 1996, and the operations of the School be deemed to have been on behalf of the Buyer at all times following the Effective Date, provided that the selection of such effective date shall not impose on the Buyer any liability of the Seller other than with respect to the assumption of Stated Liabilities.

2.       REPRESENTATIONS OF THE SELLER.

         Seller represents and warrants to Buyer.

                  (a) No Misstatements. The representations of the Seller and the information supplied by Seller contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                  (b) Validity of Actions. Seller (i) is duly organized, validly existing and in good standing under the laws of its organization, (ii) has all requisite corporate and other appropriate authorization to operate the School in the manner in which it is currently operated, except for the State of Maryland,
(iii) is qualified to do business in all jurisdictions in which such qualification is necessary for the operation of the School, other than those jurisdictions where the failure to so qualify would not have a material adverse effect upon the School's assets or operations, except for the State of Maryland, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Seller, has received all necessary corporate authorization and is a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. Entering into this Asset Purchase Agreement and the

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

consummation of the transactions contemplated by it will not (i) violate any provision of the Articles of Incorporation or Bylaws of Seller or, (ii) conflict with or result in any breach of in any material respect of any of the provisions of any material agreement to which the Seller is a party or by which it or its assets are bound, or (iii) to the best of Seller's knowledge, cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency. The Articles of Incorporation and Bylaws of Seller, as presently in effect, are attached to this Agreement as EXHIBIT 4(4).

                 (c) Seller's Financial Statements

                    (1) Attached as EXHIBIT 5(5) to this Agreement are Seller's unaudited balance sheets for the School at October 31, 1994, 1995 and 1996, and statements of income and expense and cash flows for the years then ending, in the case of the years ending October 31, 1994 and 1995, as appear on a consolidating basis in the Seller's audited financial statements for the years then ending, after giving effect to corporate allocations, which are not continuing expenses of the School (the "Corporate Allocations"), of $284,400 and $398,500, respectively, and for the year ended October 31, 1996 prepared for the School as a separate operating entity without giving effect to Corporate Allocations (the "Seller's Annual Financial Statements"). Attached as Exhibit 6(6) to this Agreement is Seller's unaudited balance sheet at November 30, 1996, (the "Effective Date Balance Sheet"). The Seller's Annual Financial Statements and Effective Date Balance Sheet are collectively called the "Seller's Financial Statements."

                    (2) The Seller's Financial Statements: (i) accurately represent the transactions appearing on the books and records of the Seller relating to the operations of the School, and (ii) fairly present in all material respects School's financial condition and its results of operations at the times and for the periods presented, including normal adjustments consistent with year end adjustments to properly reflect accruals through the end of the period ended November 30, 1996; provided, however that Seller's Financial Statements do not contain footnotes and the related disclosures. The Sellers' Financial Statements have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them.

                    (3) There have been no material adverse changes in the financial condition or in the operations, properties or assets of School since the date of the Seller's Effective Date Balance Sheet.

                 (d) Liabilities of Seller. Seller has no liabilities relating to the School, contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in the Seller's Effective Date Balance Sheet, except for taxes, trade payables and other

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obligations incurred after the date of the Seller's Effective Date Balance Sheet in amounts consistent in all material respects, with those incurred in prior periods in the ordinary course of business, including without limitation liabilities for unearned tuition.

                  (e) Assets of Seller. Seller has good title to all of its School Related Assets. Except as otherwise disclosed in the Seller's Financial Statements or the related notes accompanying them or in the Exhibits to this Agreement, all of the School Related Assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, except liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material and the lien of Michigan National Bank (the "Bank Lien") securing the Seller's general line of credit. The School Related Assets constitute all of the assets necessary for the operation of the School as currently conducted.

                  (f) Facility and Facility Operations.

                    (1) The School's operations are conducted solely at its single teaching facility located in Hagerstown, Maryland (the "Teaching Facility") and certain of the School's students are housed at related dormitories located in a single building also located in Hagerstown Maryland (the "Dormitory Facility," collectively with the Teaching Facility, the "School Facilities"). The School Facilities are owned by the Seller. The School Facilities are described in detail on EXHIBIT 7(7) attached to this Agreement. The School's educational operations are conducted solely at the Teaching Facility. All of the tangible School Related Assets used in connection with the School's operations are located at the School Facilities. To the best of Seller's knowledge, all of the improvements located at the School Facilities are in good operating condition and repair, subject only to ordinary wear and tear. There is no pending or, to the knowledge of Seller, threatened condemnation proceeding with respect to the School Facilities.

                    (2) Attached as Exhibit 8(8) to this Agreement is a schedule of all of the furnishings, fixtures and equipment with values in excess of the baseline used in determining such inventory, located on, or used in connection with, the operation of the School Facilities as of the date indicated on such inventory, subject to immaterial omissions occurring in course of compiling such inventory.

                    (3) Except for (i) environmental law compliance (which is addressed in Section 2(f)(4) below) and (ii) accreditation, recruitment, admissions, student loan and funding matters compliance (which are addressed in Sections 2(h) and 2(i) below) as to which no representation or warranty is made in this Section 2(f), all activities at, and the physical condition of, the School Facilities are in compliance with all legal and regulatory requirements applicable to the Seller, the conduct of its business, and the use of each School Facility, and

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the Seller has not received any actual notice to the contrary. Seller has paid for and obtained all licenses, permits, and other authorizations material to the conduct of its business at the School Facilities (the "Permits"). All Permits currently in effect and pertaining to the School Facilities or the Seller's activities at the School Facilities are listed on EXHIBIT 9(9) to this Agreement. The representations contained in this subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the actual knowledge of the Seller, which are immaterial to the operation of the School and capable of being cured without significantly disrupting the School's operations.

                    (4) To the best of the knowledge of Seller, there are no Hazardous Substances(1) in, on or under the School Facilities except for those which are used by Seller in compliance, in all material respects, with applicable law, and Seller is not now engaged in any litigation, proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under the School Facilities.

                 (g) Equipment Leases and Financing Agreements. All of the leases and financing agreements to which Seller is a party and which relate to the operations of the School are described in EXHIBIT 10(10) to this Agreement (the "Financing and Related Agreements"). Copies of the Financing and Related Agreements are attached to such Exhibit or have been provided to the Buyer. Except as reflected in such Exhibit, there have been no modifications to any of the Financing and Related Agreements; Seller is not in default in any material respect with respect to them; and none of the interests of Seller in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

--------

         (1) The term "Hazardous Substance" shall include without limitation:

                  (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

                  (ii) Those substances defined as "hazardous wastes" in any Maryland Statute and in the regulations promulgated pursuant to any Maryland Statute;

                  (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                  (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                  (v) Any material, waste or substance which is (A) petroleum,
         (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq. or listed pursuant to Section 307 of the Clean Water Act, (E) flammable explosive, or (F) radioactive materials.

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


                 (h) Accreditation and Compliance with Title IV Requirements. Attached as EXHIBIT 11(11) to this Agreement is a list of all Federal, state or other licenses and approvals, including without limitation all accreditations and certifications, granted to Seller with respect to the conduct of its educational or training business at the School (the "Accreditations and Certifications"), and the governmental body or agency or other entity granting such Accreditation or Certification. Included in such Exhibit are copies of all such Accreditations and Certifications.

                    (1) Except for the Permits and the Accreditations and Certifications, no license or approval is material to the conduct of Seller's operation of the School as it is now being conducted, and the Seller has received no notice that any other license or approval is necessary for the continued operation of the School or that any such license or approval will not be renewed.

                    (2) The School is accredited by the Accrediting Council for Independent Colleges and Schools. The Seller's operation of the School is and has been conducted in all material respects in accordance with all relevant standards imposed by applicable accrediting agencies, or agencies administering state government student aid programs in which the Seller or any students attending the School participate, or other applicable laws or regulations.

                    (3) The School is an institution certified by the United States Department of Education (the "Department of Education"). The Seller is a party to, and is and at all times has been in compliance with, a valid program participation agreement with the Department of Education with respect to the operations being conducted by the School. The Seller has not received any notice, not previously complied with, with respect to any alleged violation of the rules or regulations of the Department of Education or any applicable accrediting agency in respect of the School or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and complied with, the Seller has disclosed its receipt and disposition to Buyer prior to the execution of this Agreement in writing by a letter making specific reference to this Section of this Agreement. The Seller is and at all times has been, in compliance with all of the provisions of the Higher Education Act of 1965 ("HEA") and the regulations promulgated by the Department of Education thereunder (the "DOE Regulations") necessary to establish and maintain its eligibility to participate in the Title IV funding programs provided for therein, including without limitation,


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

the demonstration of financial and administrative responsibility as provided for in the DOE Regulations. The Seller has submitted audited financial statements to the Department of Education for the fiscal year ended December 31, 1995 relating to the School's operations (the "DOE Financial Statements").

                    (4) The Seller is not aware of any investigation or review of student financial aid programs (including without limitation Title IV Programs) in which the School or its students participate, or any review of any of the School's Accreditations or Certifications whether by a party to any relevant agreement, the issuer of such Accreditation or Certification or otherwise.

                  (i) Recruitment; Admissions Procedures; Attendance; Reports. Attached as EXHIBIT 12(12) to this Agreement is a list of all policy manuals and other statements of procedures or instruction relating to recruitment of the School's students, including procedures for assisting in the application by prospective students for direct or indirect state or Federal financial assistance; admissions procedures, including any descriptions of procedures for insuring compliance with state or Federal or other appropriate standards or tests of eligibility; procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion and certification (collectively referred to as the "Policy Guidelines") which have previously been delivered to the Buyer by the Seller. The School's operations have been conducted in all material respects in accordance with the Policy Guidelines.

         The Seller has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests ("Compliance Reports"), to all agencies or other entities with which such filings are required relating to the School's compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which the School or students attending the School receive funding, including, without limitation, the Perkins Loan Program, the Stafford Student Loan Program, the Pell Grant program and the Supplemental Educational Opportunity Grant Programs, or the Federal Direct Student Lending Program, all of which are provided for pursuant to Title IV of the HEA.

         Complete and accurate records in all material respects for all present and past students attending the School have been maintained consistent with the operations of a school business. All forms and records have been prepared, completed, maintained and filed in all material respects in accordance with all federal and state laws and regulations applicable to the operations of the School, and are true and correct in all material respects. All financial aid grants and loans, disbursements and record keeping relating to them have been completed in compliance in all material respects with all federal and state requirements, and there are no material deficiencies in respect thereto. No student at the School has been funded prior to the date for which such student was eligible for funding and such student's records have been processed in all material respects in accordance with all applicable federal, state and relevant

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third party funding source requirements. All appropriate reports and surveys have been accurately prepared, taken and filed prior to delinquency.

                  (j) Default. Attached as EXHIBIT 13(13) is a schedule indicating the cohort default rate, as calculated by the United States Department of Education, of all students attending the School receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students programs (or their applicable predecessor programs) for the federal fiscal years ended September 30, 1992, 1993 and 1994. To the best of the knowledge of the Seller, such schedule is materially accurate in all respects.

                  (k) Trademarks, etc. Attached to this Agreement as EXHIBIT 14(14) is a list of all tradenames, trademarks, service marks, copyrights and the registrations for them owned or used by Seller in connection with the operation of the School. To the best knowledge of Seller, it has not infringed and is not now infringing, any trademark, tradename, service mark, or copyright belonging to any other person in connection with the operation of the School. Except as set forth on such exhibit, Seller is not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trademark, tradename, service mark, or copyright used by Seller in connection with the operation of the School. To Seller's best knowledge, its operation of the school may be conducted without license by others for the use of any tradename, trademark, service mark, or copyright.

                  (l) Material Contracts. Attached as composite EXHIBIT 15(15) to this Agreement is (i) a schedule identifying all material contracts relating to the School's operations not otherwise specifically identified in the other Exhibits to this Agreement, including, without limitation, all agreements relating to state or Federal funding of educational services provided by the Seller through grants, loans or direct payments either to the Seller, individual students or otherwise, and any agreements relating to the placement of students following their completion of relevant educational programs provided by the School other than agreements with students involving the teaching of standard courses, for standard prices as set forth in the School's catalog or in the enrollment agreement for such students (the "Contracts"); (ii) a summary of all material provisions of the Contracts that are oral and not reduced to written documents; and (iii) a copy of all written Contracts. Except as disclosed in this Exhibit 15: (i) all of the Contracts remain unmodified and in full force and effect, and (ii) Seller is not in default of any material nature (nor, to the best knowledge of Seller, does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default of any material nature by Seller) with respect to any of the Contracts.

                  (m) Maintenance and Employment Agreements. Attached to this Agreement as composite EXHIBIT 16(16) is (i) a schedule of all written agreements between the Seller and independent contractors, employees and agents who are employed or engaged in the management or operation of the School or the School Facilities; (ii) the names of all parties entitled to payments from Seller under any such agreements or arrangements; (iii) the amounts

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



payable by Seller under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such Exhibit: (x) there are no written agreements between any of such contractors, employees or agents and Seller; (y) there is no party entitled to compensation or remuneration for any such services arising from the operation of the School after the Closing; and (z) Seller's agreements and arrangements providing for the services described on Exhibit 16 may be terminated by Seller at any time, with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits).

                  (n) Employee Benefit Plans. Seller maintains employee benefit plans as listed on EXHIBIT 17(17) to this Agreement (the "Employee Benefit Plans") with respect to employees involved in the operation of the School. Copies of such plans have been previously delivered to the Buyer. Except as listed on such Exhibit, Seller does not maintain any profit sharing, pension or other employee benefit plan related to the School's operations. Seller has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program relating to the School's operations.

                  (o) Labor. There is no existing labor dispute affecting the operation of the School. None of Seller's employees involved in the operations of the School are covered by any union or collective bargaining agreement.

                  (p) Insurance. A schedule of all of the policies of insurance maintained by Seller in connection with the operation of the School is attached as EXHIBIT 18(18) to this Agreement. The insurance coverage provided by such policies complies in all material respects, with all agreements to which Seller is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect.

                  (q) Taxes. The Seller has filed all Federal, state and local tax returns which it is required to file and has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Seller's Effective Date Balance Sheet or have subsequently accrued in the normal course of business.

                  (r) Actions Pending. Except as disclosed in EXHIBIT 19(19) to this Agreement: (i) there are no actions, suits, proceedings or claims pending or (to Seller's knowledge) threatened against Seller which, if determined adversely to Seller, would (A) have a material adverse effect on the School Related Assets, or the operation of the School, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) Seller,

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

is not (to its knowledge) the subject of any pending or threatened investigation relating to any aspect of Seller's operation of the School, by any Federal, state or local governmental agency or authority; (iii) Seller, is not and has not been (to its knowledge) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority with respect to any aspect of Seller's operation of the School.

                  (s) Accounts Receivable. Each of the accounts receivable of Seller relating to the School's operations, constitutes a valid claim in its full amount against the debtor charged on Seller's books and has arisen in the ordinary course of the School's operations. Seller has no knowledge that each such account receivable is not fully collectible to the extent of the face value thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with Seller's prior practices as reflected on the Effective Date Balance Sheet. No account debtor has asserted any right to any setoff, deduction or defense with respect thereto.

                  (t) No Guaranties. None of Seller's obligations or liabilities with respect to the School's operations or the School Facilities is guaranteed by any other person, firm or corporation, nor has Seller guaranteed the obligations or liabilities of any other person, firm or corporation so as to affect the operations of the School.

                  (u) Bank Accounts and Deposit Boxes. Attached to this agreement as EXHIBIT 20(20) are the names and addresses of all banks or financial institutions in which Seller has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain financial aid funds, in each case to the extent such accounts are used in connection with the School's operations.

                  (v) Records. The books of account of Seller relating to the School's operations are complete and correct in all material respects, and there have been no transactions involving the School's operations which properly should have been set forth therein and which have not been accurately so set forth.

                  (w) Transactions With Certain Persons. The School, on the one hand, and the Seller, on the other, when considered on a consolidating basis, do not owe any amount to, the other or have any contract with or commitment to the other except as reflected on the School's Financial Statements. Seller has made no distributions or other intra company transfers from or to the School subsequent to the date of the Seller's Effective Date Balance Sheet.

         3.   REPRESENTATIONS AND WARRANTIES OF EMI AND BUYER.  Each of EMI and

Buyer represents to Seller as follows:

                  (a) No Misstatements. The representations and the information supplied by it contained in this Agreement, the Exhibits attached to it, and the documents incorporated by reference into it do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                  (b) Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by EMI and the Buyer pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of their respective Certificates of Incorporation or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Articles of Transfer with the Department of Taxation and Assessment in the State of Maryland, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

                  (c) Actions Pending. There are no actions, suits, proceedings or claims pending or to the knowledge of EMI or the Buyer, threatened against either of them which, if determined adversely to either of them would (A) have a material adverse effect on their operations, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement. Neither EMI nor Buyer is the subject of any pending or (to its knowledge) threatened investigation relating to any aspect of its operations.

                  (d)  EMI's Financial Statements

                    (1) Attached as EXHIBIT 21(21) to this Agreement are (A) EMI's audited balance sheets at March 31, 1994, 1995, and 1996, and statements of income and expense and cash flows for the years then ending (EMI's Audited Financial Statements") and (B) EMI's unaudited balance sheets at September 30, 1995 and 1996, and statements of income and expense and cash flows for the periods then ending ("EMI's Interim Financial Statements" collectively with EMI's Audited Financial Statements, "EMI's Financial Statements").

                    (2) EMI's Financial Statements: (i) have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them, and (ii) fairly present EMI's financial condition and its results of operations at the times and for the periods presented.

                    (3) There have been no material adverse changes in the financial condition or in the operations, business, prospects, properties of assets of EMI since the date of EMI's Interim Financial Statements.

                  (e) Buyer's Financial Condition. The Buyer is a newly formed corporation. It has no material liabilities except as provided for in this Agreement, and no assets except the joint and several agreements of EMI to perform in accordance with the terms of this Agreement.

         4.       COVENANTS OF THE PARTIES.

                  (a) Conduct of the Business Prior to the Closing. Pending consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, Seller agrees, without prior written consent of Buyer, given in a letter which specifically refers to this Section of the
Agreement:

                    (1) not to (i) perform any act or omit to take any act that would make any of the representations made in Section 2 above, inaccurate in any material respect or materially misleading as of the Closing Date, or (ii) make any payment or distribution with respect to the School or its operations except for the payment of liabilities provided for in Seller's Financial Statements or incurred in the ordinary course of business;

                    (2) to conduct the business of the School in the ordinary and regular course, maintain the School Facilities, protect the School's Accreditation Certifications and Permits, and keep its books of account, records and files in substantially the same manner as at present.

                    (3) to make all tuition refunds with respect to the School's operations within the time frames provided for in the Regulations and any applicable state or accrediting agency regulations, and to pay all accounts payable as they become due.

                  (b) Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

                  (c) Access. Prior to the Closing, Seller shall afford to the Buyer (and its officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its relevant offices, personnel, books and records and other data, financial or otherwise, so that Buyer may have full opportunity to make such investigation as it shall desire of the School Related Assets and the business and operations of the School by the Seller, provided that such investigation shall not unreasonably interfere with Seller's operations. The scope of the investigation will include, but not be limited to, a verification of Seller's Financial Statements and a review of Seller's control procedures, regulatory compliance relating to the School, the School Facility, and material contracts and litigation relating to the School. Duly authorized representatives of the Buyer shall also be entitled to discuss with officers of Seller, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects to the extent such materials and matters relate to the operation of the School. Representatives of Seller will furnish to Buyer and such other persons, copies of all materials relating to the business affairs, operations, Facility, School Related Assets and liabilities of Seller relating to the School which may be reasonably requested from time to time and will cause representatives and employees of Seller to assist Buyer in its investigation of the matters relative to the School. All information obtained by Buyer, EMI or any of their officers, directors, employees, lender, investors, agents and other representatives (the "Buyer's Representatives") in connection with the transactions contemplated by this Agreement or in the course of their investigations of the School, whether obtained before or after the date of this Agreement (the "Evaluation Material") shall be used only in connection with this Agreement and the subsequent operation of the School, and each of Buyer and EMI shall assure that all Evaluation Material will be otherwise kept strictly confidential by each of them and the Buyer's Representatives. The obligations provided for in this Subsection (c) shall be in addition to the obligations provided for in the confidentiality agreement dated December 27, 1995 between the Buyer and EMI, the terms of which are incorporated into this agreement by reference.

                  (d) Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred or perfect the assumption of any liabilities assumed under the terms of this Agreement.

                  (e) Employee Notification, Termination of Employee Benefit Plans, Etc. With respect to any employees employed by the Seller with respect to the operations of the School, prior to the Closing, Seller will comply with the terms of all applicable Federal and state laws and regulations, including without limitation the provisions of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101 et. seq. or the Consolidated Omnibus Budged Reconciliation Act ("COBRA"). Seller will terminate all Employee Benefit Plans relating to such employees in accordance with all applicable laws and regulations as of a date no later than the Closing Date or otherwise take such actions as are necessary to insure that the Buyer has no obligations with respect to thereto.

                  (f) Filing of Returns; Additional Information. Seller will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party. Seller will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

                  (g) Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to Closing provided for in Section 5 of this Agreement.

         5.       CONDITIONS TO CLOSING BY THE RESPECTIVE PARTIES.

           The obligation of EMI and Buyer, on the one hand, and Seller on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

                  (a) Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing Date as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

                  (b) Compliance. Each party shall have complied with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

                  (c) No Material Adverse Changes. Since the date of the Effective Date Balance Sheet, there shall not have occurred any material adverse change in the condition or operations (financial or otherwise) of the School, the School Facilities, or the School Related Assets. Since September 31, 1996 there shall not have occurred any material adverse change (financial or otherwise) of EMI.

                  (d) Buyer Certificates.  There shall be delivered to the
Seller:

                    (1) a certificate executed by the President and Secretary of each of Buyer and EMI, dated the Closing Date, certifying that the conditions to be fulfilled by each of them set forth in this Section 5 have been fulfilled;

                    (2) a certificate of incumbency for each of the Buyer and EMI executed by its President or any Vice President and by the Secretary or any Assistant Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                    (3) good standing certificates and certified charter documents of each of them of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity and a copy of their respective By-Laws certified by an officer thereof.

The certificates described in subsections (1), (2) and (3) above are hereafter referred to collectively as the "Buyer's Certificates."

                  (e) Seller Certificate. There shall be delivered to the Buyer and EMI:

                    (1) a certificate executed by the President and Secretary of the Seller, dated the Closing Date, certifying that the conditions to be fulfilled by it as set forth in this Section 5 have been fulfilled;

                    (2) a certificate of incumbency for the Seller executed by its President or any Vice President and by the Secretary or any Assistant Secretary of the Seller, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                    (3) good standing certificates and certified charter documents of the Seller of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity.

The certificates described in subsections (1), (2) and (3), above, are hereafter referred to collectively as the "Seller's Certificates."

                  (f) No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on any of the parties, which shall not have been dismissed or withdrawn prior to the Closing Date.

                  (g) Documents. All documents required to be delivered to Buyer or Seller pursuant to this Agreement at or prior to Closing shall have been so delivered.

                  (h) Authority. There shall be in full force and effect on the Closing Date resolutions of the Boards of Directors of the Buyer, EMI and the Seller approving this Agreement the other documents executed and delivered by each of them in connection with this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors approving the execution and delivery of this Agreement and the other documents to be delivered pursuant to this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

                  (i) Opinions of Counsel. Each party shall receive the opinion of counsel to the other party reasonably satisfactory in form and content to the party receiving such opinion.

                  (j) Current Insurance Coverage. Payments will have been made as of the Closing Date with respect to all of Seller's insurance policies, relating to the School, and all insurance coverage concerning School Related Assets and the School's operations shall be continued in force through at least 10 days subsequent to the Closing Date, unless canceled subsequent to the Closing Date by Buyer.

                  (k) Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, reorganization or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

                  (l) Lease. The Buyer and Seller shall have entered into a lease agreement with respect to the School Facilities effective as of the Effective Date (for purposes of payments to the Seller thereunder and for all other purposes effective as of the Closing Date).

                  (m) State Approvals. The transactions provided for in this Agreement shall have been approved by all applicable state regulatory agencies or authorities and such approvals shall have been delivered to Buyer.

                  (n) Maryland Qualification. The Seller shall be authorized to conduct business and be duly qualified to do business in the State of Maryland.

                  (o) November 31, 1996 Statement of Income and Expenses. The Seller shall have delivered to Buyer a statement of income and expenses for the one month period ended November 30, 1996 which shall be consistent in all material respects with the Seller's Effective Date Balance Sheet, and show no material adverse change from the Seller's October 31, 1996 financial statements included in Seller's Financial Statements. Upon delivery, such November 30, 1996 statement of income and expenses shall be considered part of Seller's Financial Statements.

                  (p) Bank Lien. The Bank Lien shall have been released with respect to the School Related Assets.

         6.  CLOSING AND POST CLOSING AGREEMENTS.

                  (a) Closing Date and Place; Effective Date. The closing of the transactions provided for in this Agreement shall take place at the time provided for in Section 1(b) of this Agreement at such place as the parties may agree, and shall be effective as provided in Section 1(f).

                  (b) Deliveries by Buyer to Seller. At the Closing, Buyer and EMI shall deliver to Seller:

                  (1)      Initial Payment;

                  (2)      The Second Payment Note;

                  (3)      The Pledge Agreement;

                  (4) An assumption agreement (the "Assumption Agreement") in substantially the form attached to this Agreement as EXHIBIT 22(22); and

                  (5)      The Buyer's Certificates.

         (c) Deliveries by Seller to Buyer. At the Closing, Sellers shall deliver to Buyer:

                  (1) The Bill of Sale (the "Bill of Sale") in substantially the form attached to this Agreement as
                           Exhibit 23(23) and

                  (2)      The Sellers' Certificates; and

                  (3) Such other instruments of conveyance in form and substance reasonably satisfactory to Buyer's counsel, as shall be effective to vest in Buyer good title to the School Related Assets.

                  (d) Filing of Tax Returns and Other Reports. The Seller shall timely file all federal and state income tax and other returns or reports relating to the transactions provided for in this Agreement and relating to all periods during which each of the Seller owned the School Related Assets, and to the extent required by law or regulation, all reports with the Department of Education or any other applicable state of federal regulatory or accrediting agency relating to such periods including without limitation the Financial Aid Audits for the federal fiscal year ended June 30, 1996 to be filed by the School with the Department of Education pursuant to applicable regulations.

                  (e) Delivery of December 31, 1996 Financial Statements and Post Closing Adjustments. Prior to January 31, 1997, the Seller shall deliver to the Buyer unaudited financial statements for the School for the month ended December 31, 1996, which shall include a statement of income and expense for the period then ending and a balance sheet as of such date, all of which shall be prepared for the School as a separate entity without giving effect to the Corporate Adjustments in accordance with, and subject to the same representations contained in, Section 2(c)(2) of this Agreement (the "Closing Date Financial Statements"). If the amount of cash or cash equivalents paid to or retained by the Seller on a consolidating basis during such period plus then on hand as of December 31, 1996 (as computed in accordance with clause (ii) of the last sentence of Section 1(f)(1) of this Agreement) exceeds the Seller's Cash Retention, then the amount of such excess shall be promptly paid to the Buyer by the Seller, and if the amount of such cash is less than the Seller's Cash Retention, the amount of such shortfall shall be promptly paid to the Seller by the Buyer. For purposes of the calculations provided for in this subsection (e), the lease provided for in section 5(l) shall be considered in effect for the month of December, 1996.

                  (f) Access to Records. Following the effective Closing Date, Buyer and EMI shall give to the Seller reasonable access to (and the right to make copies at the expense of Seller) the all financial and other records of the School which reflect or relate to the business, operations, income, expenses and assets of School existing on, accruing or prior to the Closing Date, and to preserve such records for a period of time reasonably necessary to insure their availability for purposes of state and federal regulatory compliance or production or review in the case of an audit, investigation or inquiry. Access to such records shall be conducted by the Seller in such manner as not to interfere unreasonably with the operations of the business following the Closing Date.

                  (g) Filing for Prerequisite Student Aid Approvals. Prior to January 31, 1997, or 30 days after the Closing Date, whichever is later, the Buyer shall file all necessary applications for the Prerequisite Student Aid Approvals.

                  (h) Further Documents or Acts. The parties will also execute, deliver, record (where appropriate) and/or perform at Closing and from time to time thereafter, at the request of Buyer, EMI, or Seller, all other documents or acts required to consummate any of the transactions contemplated by this Agreement or otherwise carry out the purposes of this Agreement, including without limitation, any and all instruments or other documents of transfer, conveyance, assignment and assumption as may be reasonably necessary to effect of evidence the transfer of the School Related Assets and the assumption of the Stated Liabilities.

         7.       CONFIDENTIALITY AND JOINT NON-COMPETITION AGREEMENT.

                  (a) Seller acknowledges that, as a result of its ownership of the School it has had access to and knowledge of confidential or proprietary information developed by Seller with respect to the School and its operations and of a special and unique nature and value to the Buyer, including, but not limited to, the methods and systems used in connection with the School's operations, the names and addresses of its students and sources of referral, tuition charged and paid by with respect to the School or its customers, curricula, related memoranda, research reports, designs, records, student files, services, and operating procedures, and other information, data, and documents now existing or later acquired by Seller in connection with the School's operations, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). Confidential Information does not include information that (i) becomes generally available to the public other than as a result of disclosures by Seller in violation of the terms of this Agreement, or
(ii) becomes available to Seller on a non-confidential basis from a source that is not bound by a confidentiality agreement with Buyer or EMI or each of their respective directors, officers, employees, agents or representatives. As a material inducement to Buyer to enter into this Agreement, the Seller covenants and agrees not at any time following the directly or indirectly, to divulge or disclose for any purpose whatsoever, any Confidential Information which is in the possession of Seller as a result of its ownership of the School, or otherwise as a result of the relationship between the Seller and the School's operations. In accordance with the foregoing, the Seller agrees at no time retain or remove from the School Facilities records of any kind or description whatsoever (other than those which constitute Excluded Assets) for any purpose whatsoever unless authorized by Buyer. Notwithstanding the foregoing provisions of this Section 7(a), Seller may disclose Confidential Information (i) to its employees, counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information), (ii) to the extent required by applicable law, rules and regulation, and (iii) in any action, suit or proceeding between the parties, provided that in connection with disclosures permitted by clauses (ii) and (iii) above, Seller shall provide Buyer with at least three (3) days notice of such intent so that an appropriate protective order may be sought by Buyer if desired.

                  (b) As a material inducement to Buyer to enter into this Agreement, the Seller agrees for a period of five (5) years after the Closing of the transactions provided for in this Agreement not to (i) engage in the operation of a post secondary school facility (the "Prohibited Activities") anywhere within 50 miles (the "Area") of the location of any school owned or operated by EMI and listed on EXHIBIT 24(24) or any postsecondary educational school which EMI subsequently operates during such period with respect to which EMI either gives written notice to the Buyer or includes on its Internet homepage or any successor generally available information service prior to the Seller's commencement of such activities; (ii) become associated as manager, consultant, advisor, or stockholder owning more that 5% of the outstanding stock of a company or participate in the management or direction of a company or otherwise with any person, corporation or entity engaging in Prohibited Activities anywhere within the Area; (iii) call upon any of Buyer's, EMI's or any of EMI's subsidiary schools' students, teachers or referral sources for the purpose of promoting any Prohibited Activities for any person, person, corporation or entity within the Area; or (iv) divert, solicit or take away any of Buyer's, EMI's or any of EMI's subsidiary school's teachers or other personnel for the purpose of engaging in any Prohibited Activities regardless of the location of such activities.

                  (c) In the event of a breach or threatened breach by the Seller of any of the provisions of this Section 7, Buyer, in addition to and not in limitation of any other rights, remedies, or damages available to Buyer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Seller, or by Seller's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

                  (d) Seller agrees that, if it shall violate any of its covenants or agreements provided for in this Section 7, Buyer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Seller directly, or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Buyer may be entitled to at law or in equity or under this Agreement.

                  (e) Seller has carefully read and considered the provisions of this Section 7, and agrees that the restrictions set forth above (including without limitation the time period and geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interest of the Buyer and EMI. In the event that, notwithstanding the foregoing, any of the provisions of this Section 7 are held invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Section 7 relating to time period and/or areas of restriction are declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

         8.       INDEMNIFICATION.

                  (a) Seller agrees to defend, indemnify and hold harmless the Buyer and EMI and their directors, officers, employees and agents from and against any loss, liability, damage, settlement or expense (including without limitation, attorneys' fees and disbursements) incurred by Buyer or EMI arising from or related to the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement or in any document incorporated by reference into this Agreement.

                  (b) Buyer and EMI, jointly and severally, agree to defend, indemnify and hold harmless Seller and its directors, officers, employees and agents from and against any loss, liability, damage, settlement or expense (including without limitation attorneys' fees and disbursements) incurred by Seller arising from or related to the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Buyer or EMI contained in this Agreement or in any document incorporated by reference into this Agreement.

                  (c) The party seeking indemnification pursuant to this Section 8 (the "Indemnified Party") shall give (or cause to be given) to the party or parties from whom indemnification is sought hereunder (the "Indemnifying Party") written notice of any claim or matter for which indemnity is (or will be) sought under this Section 8. Such notice shall be given promptly after the Indemnified Party receives actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against an Indemnified Party for which indemnity is sought hereunder, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Party to defend against such assertion and such Indemnifying Party shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of such relevant Indemnified Party, which consent shall not be unreasonably withheld.

         9. EVENTS OF DEFAULT. If any one or more of the following events occurs then, subject to the expiration of any specified grace period and the giving of any prior notice required under this Section 9, such event shall constitute an Event of Default by the party responsible for such event or against whom it should be charged.

                  (a) Warranties or Representations. Any warranty or representation by or on behalf of any party contained in this Agreement (or in any document between the parties furnished in compliance with this Agreement at Closing) is false or misleading in any material respect.

                  (b) Agreements. Any party fails to take any action required of it to comply with its obligations contained in this Agreement, or takes any action prohibited or inconsistent with its obligations under this Agreement, and such failure to act or action is not cured prior to ten (10) days after written notice thereof is given to the defaulting party.

                  (c) Refusal to Close. A party refuses to consummate the transactions provided for (and subject to the terms and conditions specified) in this Agreement by 5 p.m., Eastern Daylight Time on January 31, 1997 (the "Termination Date"), except if the failure to close is based upon the failure of the other party to meet a condition to Closing provided for in Section 5 of this Agreement.

                  (d) Failure of Closing Condition. Any party is unable to comply with the conditions of Closing provided for in Section 5 of this Agreement, other than as a result of an Event of Default as described in Sections 9(a), (b), or (c) above.

         10.      TERMINATION AND RIGHTS AND REMEDIES ON DEFAULT.

                  (a) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing: (i) by the mutual consent of Buyer, EMI, and Seller; (ii) by Buyer and EMI, if any condition to their obligations to close set forth in Section 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; (iii) by Seller if any condition to their obligations to close set forth in Article 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; or(iv) by any party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date. If this Agreement is terminated pursuant to clause (i) of this Article 10, all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other, except that the provisions of Section 11, Section 13(b) and the confidentiality provisions of Section 4(c) of this Agreement shall survive and continue in full force and effect notwithstanding such termination. Except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have in this Section 10 as a result of an Event of Default.

                  (b) Rights and Remedies on Default. Upon and after an Event of Default by any party, the other party shall have the following rights and remedies:

                    (1) Default by Buyer. In the event that Buyer is obligated to and fails to close by the Termination Date, and Seller is not in default of its obligations under this Agreement, this Agreement shall terminate and Seller shall have the right to seek money damages as their sole remedy. Seller hereby agrees that it shall not be entitled to seek or file suit for specific performance of this Agreement.

                    (2) Default by Seller. If, on the Termination Date, there exists an Event of Default as described in Section 9 of this Agreement, chargeable against the Seller, Buyer may either (i) waive such default and close, in which event Buyer shall have the right to seek specific performance of this Agreement, including, without limitation, the acquisition of the School Related Assets and the performance by the Seller of the covenants provided for in this Agreement, or (ii) refuse to close, and, except in the case of an Event of Default described in Section 9(d) above, seek money damages from Seller, including, without limitation, indemnification pursuant to Section 8 of this Agreement. An election by Buyer to proceed in accordance with subclause (i) of the preceding sentence shall constitute the acknowledgment by Buyer and Seller that Buyer cannot be adequately compensated by money damages for the failure to perform by Seller, that such damages are indeterminate, and that a court of competent jurisdiction may enter an order pursuant to which Seller is obligated to specifically perform their obligations to Buyer pursuant to the terms of this Agreement.

                    (3) Default Subsequent to Closing. If any party breaches this Agreement subsequent to Closing, or if a default occurs pursuant to Sections 9(a) or 9(b), the nondefaulting party(ies) shall have the right to seek money damages from the defaulting party(ies), either pursuant to Section 8 of this Agreement or otherwise. In addition, if, (i) as a result of any action taken or not taken by the Seller in violation of any applicable law or regulation which (ii) has not been disclosed to the Buyer in this Agreement, and which (iii) the occurrence or non occurrence of which was known or reasonably should have been known to the Seller, the Prerequisite Student Aid Approvals are not received prior to 12 months from the date of the Closing, or, if received or offered, can only be obtained on conditions imposing substantial financial burdens on the Buyer in addition to those which would otherwise be imposed in connection which such approval, the Buyer may elect to rescind the transactions provided for in this Agreement and, upon such election, the parties will take such action as may be reasonably required to restore the other party to its respective positions as they existed prior to the Closing provided for in this Agreement.

                    (4) Nature of Remedies Cumulative. Except as otherwise provided in this Agreement, all rights and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.

                    (5) Limitation on Liability of Seller. Except in the case of a breach of the agreements contained in Section 7 of this Agreement, Seller shall not have any liability with respect to any claims of Buyer or EMI for money damages, whether pursuant to this Section, Section 8 of this Agreement or otherwise, until such time, if any, as the aggregate amount of all such amounts otherwise subject to recovery by Buyer or EMI shall exceed, in the aggregate, $10,000, and then only to the extent of such excess; and provided further that the Seller shall not be obligated to pay such damages to the extent the total amount otherwise subject to recovery by Buyer or EMI from the Seller exceeds the aggregate of all amounts paid or payable to the Seller pursuant to the terms of this Agreement.

         11.      FINDERS FEES.

         Except with respect to Mr. Frank Paone, each of the parties represents and warrants to the other that such party has not employed any finder or broker in connection with transactions contemplated by this Agreement. Seller acknowledges that it is solely responsible for all compensation due to Mr. Paone on account of the transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity on the basis of its employment as a finder or broker by the respective party.

         12. NOTICES. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given (i) upon hand delivery, (ii) when sent by commercial overnight courier with written verification of receipt, or (iii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

         If to Buyer:      HBC Acquisition Corp.
                           1327 Northmeadow Parkway
                           Suite 132
                           Roswell, Georgia, 30076
                           Attn: President

         With a copy to:   Greenberg Traurig
                           777 South Flagler Drive
                           Suite 310
                           West Palm Beach, Florida 33401
                           Attn: Morris C. Brown, Esq.

         If to EMI:        Educational Medical, Inc.
                           1327 Northmeadow Parkway
                           Suite 132
                           Roswell, Georgia, 33076
                           Attn: President

         With a copy to:   Greenberg Traurig
                           777 South Flagler Drive
                           Suite 310
                           West Palm Beach, Florida 33401
                           Attn: Morris C. Brown, Esq.

         If to Seller:     O/E Learning, Inc.
                           3290 West Big Beaver
                           Suite 128
                           Troy, Michigan 48084
                           Attn: Chairman of the Board

         With a copy to:   O/E Automation
                           3290 West Big Beaver
                           Suite 132
                           Troy, Michigan 48084
                           Attn: James Newhard, Esq.

or to such other address as any of the parties hereto may designate by notice to the others.

         13.      MISCELLANEOUS.

                  (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

                  (b) Expenses. Except as otherwise provided in this Agreement, Buyer and Seller shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                  (c) Entire Agreement. This Agreement incorporates by this reference all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                  (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                  (f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, exclusive of its choice of law provisions.

                  (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                  (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement,and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                  (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement. All of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the period of two years thereafter, so that (except as otherwise provided below) any claim under this Agreement must be asserted by notice given to the party claimed to be liable on or before the second anniversary of the Closing Date. Notwithstanding the foregoing, the time limitation shall not apply to: (i) the covenants related to confidentiality and non-competition contained in Section 7 above; (ii) claims arising out of a misrepresentation as to matters contained in Section 2 (h) and 2 (i) (which shall survive for a period ending on the seventh anniversary of the Closing
Date), or (iii) fraud. All obligations and liabilities described in clauses (i) and (iii) of the previous sentence shall survive the Closing for the period in which a claim can be asserted with respect thereto under applicable law.

                  (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

HBC ACQUISITION CORP. ("BUYER")       O/E LEARNING, INC. ("SELLER")

By:s/Vince Pisano                     By: s/Anthony Iaquinto
  ----------------------------            -----------------------------
       Authorized Signatory                 Anthony Iaquinto, Treasurer

                                          EDUCATIONAL MEDICAL, INC.

                                          By: s/Vince Pisano
                                              -------------------------
                                          Vince Pisano, Chief Financial Officer

                                    EXHIBITS

1.             Form of Second Payment Note
2.             The Pledge Agreement
3.             List of Excluded Assets
4.             Articles of Incorporation and By-Laws of the Seller
5.             Seller's Financial Statements
6.             Seller's Unaudited Balance Sheet
7.             Description of School Facilities
8.             Inventory of FF & E
9.             List of Permits
10.            List of Leases, Financing Agreements, and Other Encumbrances relating to Real and
               Personal Property
11.            List of Accreditation
12.            Policy Manuals and other School Material.
13.            Cohort Default Rate Evaluation Material
14.            Trademarks etc.
15.            List of Material Contracts
16.            Employment Agreements
17.            Employee Benefit Plans
18.            Insurance Policies
19.            Actions Pending
20.            List of Bank Accounts
21.            EMI's Financial Statements
22.            Form of Assumption Agreement
23.            Form of Bill of Sale
24.            List of Existing School Locations

                                   EXHIBIT 3

                            LIST OF EXCLUDED ASSETS


     All assets of Seller not related to or used in connection with the operation of the School.

                                   EXHIBIT 4

              ARTICLES OF INCORPORATION AND BY-LAWS OF THE SELLER


                                  See attached

C&S-500 (Rev. 1-83)

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                                          Date Received
                                     FILED

                                  MAR 05 1984                   MAR 05 1984

                                 Administrator
                           MICHIGAN DEPT. OF COMMERCE
                        Corporation & Securities Bureau
EFFECTIVE DATE:

CORPORATION IDENTIFICATION NUMBER     295-444

                           ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
         (Please read instructions on last page before completing form)

        Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

Article I
The name of the corporation is:
                           O/E Learning Systems, Inc.

Article II
The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

Article III
The total authorized capital stock is
(1)  Class A
     Common Shares 1,000,000   Par Value $0.01
                                                  per share
(2)  Class B
     Common Shares 1,000,000   Par Value $0.01

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

        The holders of the Class A common stock shall each be entitled to three votes for each share of said stock standing registered in his or her name on the books of the company. The holders of the Class B common stock shall each be entitled to one vote for each share of said stock standing registered in his or her name on the books of the company. Otherwise, each share of Class A and Class B common stock shall be in all respects equal to every other share of Class A and Class B common stock.

Article IV

1. The address of the registered office is:

1800 Travelers Tower, 26555 Evergreen Rd., Southfield, Michigan 48076
--------------------------------------------------------------------------
(Street Address)                           (City)               (Zip Code)


2. The mailing address of the registered office if different than above:

                                                       Michigan
--------------------------------------------------------------------------
(P.O. Box)                                 (City)               (Zip Code)


3. The name of the resident agent at the registered office is: James J. Vlasic


Article V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                               Residence or Business Address

James J. Vlasic                    1800 Travelers Tower
                                   26555 Evergreen Rd., Southfield, MI 48076

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Article VI (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


Article VII (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual of special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

C&S-500 (Rev. 1-83)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

        James J. Vlasic, Esq.                               Telephone:
        1800 Travelers Tower                                Area Code  313-
        26555 Evergreen Rd.                                          ----------
        Southfield, MI 48076                                Number  355-0300
                                                                  -------------


                          INFORMATION AND INSTRUCTIONS

 1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will then be returned to the address appearing in the box above as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 2. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

 3. Article I--The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd.".

 4. Article II--State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Act. The Act requires, however, that educational corporations state their specific purposes.

 5. Article III (2)--The Act requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital. Such stated value may be indicated either in item 2 of article III or in a written statement accompanying the articles of incorporation.

 6. Article IV--A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

 7. Article V--The Act requires one or more incorporators. The address(es) should include a street number and name (or other designation), city and state.

 8. The duration of the corporation should be stated in the articles only if the duration is not perpetual.

 9. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

11. FEES:  Filing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . .$10.00

           Franchise fee--1/2 mill (.0005) on each dollar of authorized capital stock, with a minimum franchise fee of. . . . . . . . .$25.00

           Total minimum fees (Make remittance payable to State of
           Michigan) . . . . . . . . . . . . . . . . . . . . . . . . . . .$35.00

12. Mail form and fee to:

        Michigan Department of Commerce
        Corporation and Securities Bureau
        Corporation Division
        P.O. Box 30054
        Lansing, MI 48909
        Telephone: (517) 373-0493

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.




























I (We), the incorporator(s) sign my (our) name(s) this 2nd day of March, 1984.


                                             /s/ JAMES J. VLASIC
--------------------------------------       ---------------------------------
                                             James J. Vlasic

--------------------------------------       ---------------------------------


--------------------------------------       ---------------------------------


--------------------------------------       ---------------------------------


--------------------------------------       ---------------------------------

                                     [SEAL]

                        Michigan Department of Commerce

                               Lansing, Michigan




This is to Certify That Articles of Incorporation of

O/E Learning Systems, Inc.

were duly filed in this office on the 5th day of March, 1984,

in conformity with Act 284, Public Acts of 1972, as amended.






                            In testimony whereof, I have hereunto set my

                            hand and affixed the Seal of the Department,

                            in the City of Lansing, this 5th day

                            of March, 1984.


                                                              Director

       MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES BUREAU

    (For Bureau use only)

                         FILED                               Date Received

                      JUL 06 1984                             JUN 18 1984

                     Administrator
               MICHIGAN DEPT. OF COMMERCE
            Corporation & Securities Bureau




           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For use by Domestic Corporations
         (Please read instructions on last page before completing form)


     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


1.  The name of the corporation is: O/E Learning Systems, Inc.

2.  The corporation identification number (CID) assigned by the Bureau is:
    295-444

3.  The location of the registered office is:

    1800 Travelers Tower, 26555 Evergreen, Southfield, Michigan 48076
    ----------------------------------------------------------------------------
    (Street address)                       (City)               (ZIP Code)

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

             I   The name of the Corporation is O/E Learning, Inc.

5. The foregoing Amendment to the Articles of Incorporation was duly adopted on the 29th day of May, 1984, in accordance with the provisions of the Act. Complete and execute either a or b below, but not both.

This Amendment

a. [ ] was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.


Signed this _____ day of ___________, 19___.

___________________________________________    _________________________________

___________________________________________    _________________________________

___________________________________________    _________________________________

___________________________________________    _________________________________


(Signatures of all incorporators; type or print name under each signature)


b.        (Check one of the following)

   [ ] was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis,in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.


   [ ] was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)


   [x] was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.


                    Signed this 29th day of May, 1984


                    By  /s/ THOMAS A. DOONAN
                      ------------------------------------------------------
                                         (Signature)


                      Thomas A. Doonan, its President
                      ------------------------------------------------------
                                  (Type or Print Name and Title)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED
IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.


           James J. Vlasic, Esq.                    Telephone:
           1800 Travelers Tower                       Area Code  313
           26555 Evergreen Rd.                                 -------
           Southfield, MI 48076                       Number 355-0300
                                                            ----------



                          INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic corporation.

3. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

4. Item 4 - The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identified sections, only the sections being amended need be included.

5. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson.

7.  FEES:  Filing fee (Make remittance payable to State of Michigan)---$10.00

           Franchise fee for profit corporations (payable only if authorized capital stock has increased) - 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

8.  Mail form and fee to:

           Michigan Department of Commerce
           Corporation and Securities Bureau
           Corporation Division
           P.O. Box 30054
           Lansing, Michigan  48909
           Telephone: (517) 373-0493

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                                           Date Received
                                                               March 21, 1988

                                     FILED
                                  MAR 29 1988

                                 Administrator
                        MICHIGAN DEPARTMENT OF COMMERCE
                        Corporation & Securities Bureau

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS
   (Please read instructions and Paperwork Reduction Act notice on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:  O/E Learning, Inc.

2.  The corporation identification number (CID) assigned by the Bureau is:
    295-444

3.  The location of its registered office is:

    1800 Travelers Tower, 26555 Evergreen Road, Southfield, Michigan 48076
    --------------------------------------------------------------------------
    (Street Address)                            (City)               (ZIP Code)

4. Article IV, Section 1 of the Articles of Incorporation is hereby amended to read as follows:

1.  The address of the registered office is:  2000 Town Center, Suite 900,
                                              Southfield, Michigan 48075

    Article VIII is hereby added and reads as follows:

                                 See Exhibit A

                                   EXHIBIT A
                                  ARTICLE VIII

        A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

                (a) For any breach of the director's duty of loyalty to the Corporation or its shareholders;

                (b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                (c) Resulting from a violation of Section 551(1) of the Michigan Business Corporation Act; or

                (d) For any transaction from which the director derived an improper personal benefit.

In the event the Michigan Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES. OTHERWISE, COMPLETE SECTION (b).

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the _______ day of _____________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

        Signed this _______ day of _______, 19__.


        -----------------------------    ------------------------------------

        -----------------------------    ------------------------------------

        -----------------------------    ------------------------------------

        -----------------------------    ------------------------------------

        (Signatures of all incorporators; type or print name under each signature)


b. [x] The foregoing amendment to the Articles of Incorporation was duly adopted on the 18th day of March, 1988. The amendment: (check one of the following)


   [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.


   [ ]  was duly adopted by the written consent of all the directors pursuant to
        Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.


   [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)


   [x] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.



                    Signed this 18th day of March, 1988


                    By /S/ Cass T. Casucci
                      ----------------------------------------------------------
                                           (Signature)

                    Cass T. Casucci, Chairman
                    ------------------------------------------------------------
                                  (Type or Print Name and Title)

                             BARLOW & LANGE, P.C.
                       ATTORNEYS AND COUNSELLORS AT LAW
                          3290 WEST BIG BEAVER ROAD
                                  SUITE 310
                             TROY, MICHIGAN 48084

THOMAS W.H. BARLOW                                    TELEPHONE: (313) 649-3150
CRAIG W. LANGE                                              FAX: (313) 649-3175
H. DAVID CAMP
PAUL W. COUGHENOUR
LEE GOLDMAN
DONNA A. LAVOIE
LAWRENCE M. HINTZ

                                                      August 19, 1988

Dr. Thomas A. Doonan
O/E Learning, Inc.
3290 W. Big Beaver
Suite 128
Troy, Michigan 48084

Dear Dr. Doonan:

     Please be advised that O/E Learning, Inc. is authorized to do business in Washington, County, Maryland under the name "Hagerstown Business College" as of August 16, 1988. Enclosed is the receipt of such filing along with a copy of the affidavit filed by O/E Learning, Inc.

                                                    Very truly yours,
                                                    BARLOW & LANGE, P.C.

                                                    /s/ Donna A. Lavoie/CL
                                                    ----------------------
                                                    Donna A. Lavoie

/cl

cc:  Richard K. Austin
     Anthony Iaquinto
     Robert T. Smith





Q: OEL81L01

                        INSTRUMENT:     DEED
                                   -----
                                        MORTGAGE
                                   -----
                                        REQUEST FOR NOTICE OF SALE
                                   -----
                                    XX  AGENCY RECORD
                                   -----

                                        HAGERSTOWN BUSINESS COLLEGE

                                     BYLAWS

                                       OF

                           O/E LEARNING SYSTEMS, INC.

                             a Michigan corporation



                                  ARTICLE ONE
                         DEFINITIONS AND ABBREVIATIONS

         As used in this set of Bylaws, when capitalized:

         Section 1.1 "Corporation" means O/E Learning Systems, Inc., a Michigan corporation.

         Section 1.2 "Act" means the Michigan Business Corporation Act (Act No. 284 of the Public Acts of 1972), as amended from time to time.

         Section 1.3 "Articles" means the articles of incorporation of the Corporation as amended from time to time.

         Section 1.4 "Bylaws" means the bylaws of the Corporation, as amended from time to time.

         Section 1.5 "Board" means the board of directors of the Corporation as the same may be constituted from time to time.



                                  ARTICLE TWO
                               CORPORATE OFFICES

         Section 2.1 Principal Office. The principal office of the Corporation shall be located in the State of Michigan. The Board may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the State of Michigan as the business of the Corporation may require.


                                 ARTICLE THREE
                                  SHAREHOLDERS

         Section 3.1 Place of Shareholder's Meetings. Meetings of the shareholders of the Corporation may be held within or without the State of Michigan, provided that no meeting shall be held at any place other than 710 North Woodward, Bloomfield Hills, or the registered office of the Corporation in Michigan, except pursuant to a resolution adopted by the Board.

         Section 3.2 Annual Meeting of Shareholders. The annual meeting of shareholders shall be held on the third Tuesday in the month of December in each year, commencing in the year 1984 at the hour of 9:00 o'clock in the forenoon for election of directors and for such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Michigan, then such meeting shall be held on the next succeeding day that is not a legal holiday. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient.

         Section 3.3 Special Meetings of Shareholders. A special meeting of the shareholders may be called at any time by the Chairman, President, a Vice-President, or by a majority of the Board, or by shareholders of record of not less than 10% of all the shares entitled to vote at the meeting. The method by which such meeting shall be called is as follows: Upon receipt of a specification in writing setting forth the date and purpose of such proposed special meeting, signed by the Chairman, President, or by a Vice-President, or by a majority of the Board or by the required number of shareholders as above provided, the Secretary of this Corporation shall give the written notice requisite to such meeting.

         Section 3.4  Notice of Meetings of Shareholders; Waiver.

                 (1) Except as otherwise provided in the Act, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

                 (2) When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under subsection (1).

                 (3) Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (See Section 8.1)

         Section 3.5 Action by Shareholders Without a Meeting. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

         Section 3.6   Vote of Shareholders.

                 (1) Each outstanding share is entitled to 1 vote on each matter submitted to a vote, unless otherwise provided in the Articles. A vote may be cast either orally or in writing, unless otherwise provided in the Bylaws. (See Section 3.7)

                 (2) When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles or the Act. Except as otherwise provided by the Articles, directors shall be elected by a plurality of the votes cast at an election. There shall be no cumulative voting for election of directors.

         Section 3.7 Voting by Proxy. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative. No such proxy need be recognized by the Corporation until it is filed with the Secretary of the Corporation, either before or at the time of the meeting. A proxy is not valid after the expiration of 3 years from its date unless otherwise provided in the proxy.

         Section 3.8 Order of Business at Shareholders Meeting . The presiding officer of the meeting of shareholders shall, in the exercise of his discretion, establish the order of business at such meeting of the shareholders and at any delayed or adjourned meeting of the shareholders, whether a regular, special, or annual meeting. Such presiding officer has the power to determine whether a vote shall be cast orally or in writing.



                                  ARTICLE FOUR
                               BOARD OF DIRECTORS

         Section 4.1 General Powers. The business and affairs of the Corporation shall be managed by its Board, except as otherwise provided in the Act or in the Articles. A director need not be a shareholder of the Corporation.

AMENDED

         Section 4.3 Removal of Directors. A director or the entire Board may be removed at any time, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

         Section 4.4 Vacancies. A vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A directorship to be filled because of an increase in the number of directors or to fill a vacancy may be filled by the Board for a term of office continuing only until the next election of directors by the shareholders.

         Section 4.5 Place of Meetings. Except as provided in Section 4.8, the meetings of the Board may be held at such place, whether in the State of Michigan or elsewhere, as the Board may from time to time determine.

         Section 4.6 Organization Meeting of Board. At the place of holding the annual meeting of shareholders, and immediately following the same, the Board as constituted upon final adjournment of such annual meeting of shareholders shall convene for the purpose of organization, electing officers, and transacting any other business properly brought before it, provided, that the organization meeting in any year may be held at a different time and place than herein provided by consent of a majority of the directors of such new Board. No notice of any kind to either old or new members of the Board shall be necessary for an organization meeting held on the same day as the annual shareholders' meeting. Any organization meeting not held on the same day as the annual shareholders' meeting shall be a special meeting of the Board.

         Section 4.7 Regular Meetings of the Board. Regular meetings of the Board shall be held at such times and places as the Chairman may from time to time determine. No notice of regular meetings of the Board shall be required.

         Section 4.8 Special Meetings of Board. Special meetings of the Board may be called by the Chairman, President, or a Vice-President, or Secretary, or by a majority of the members of the Board, at any time by means of written notice of the time, place and purposes thereof to each director in the manner provided in Section 4.9, signed by the Chairman, President, a Vice President, Secretary, or a majority of the members of the Board, as the case may be. However, action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided. The person or persons authorized to call special meetings of the Board may fix any place within the State of Michigan, as the place for holding any special meeting of the Board called by him or them.

         Section 4.9 Notice to Board of Special Meeting. Written notice of a special Board meeting, stating the time and place thereof, shall be personally delivered, or given by letter, telegram, cable or radiogram, mailed or delivered for transmission not later than during the third day immediately preceding the day for such meeting, to each director at such address as appears on the books of the Corporation; provided, however, that such a special Board meeting may be held on shorter notice, at the call of only the Chairman, President or a Vice-President, when the Chairman, President or a Vice-President in his discretion shall deem such shorter notice to be in the best interests of the Corporation.

         Section 4.10 Waiver of Notice. Attendance of a director at a meeting, constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. (See Section 8.1)

         Section 4.11 Communication Devices. A member of the Board, or of a committee designated by the Chairman, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

         Section 4.12 Quorum and Vote of Board and Committees. A majority of the members of the Board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by the Act, the Articles or the Bylaws. Amendment of the Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.

         Section 4.13 Action by the Board Without a Meeting. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         Section 4.14 Establishment of Committees by the Chairman. The Chairman may designate 1 or more committees, each committee to consist of 1 or more of the directors of the Corporation. The Chairman may designate 1 or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

         Section 4.15 Powers of Committees of the Board. A committee designated pursuant to Section 4.14 may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to:
         (a)     Amend the Articles.

         (b)     Adopt an agreement of merger or consolidation.

         (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

         (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

         (e)     Amend the Bylaws.

         (f)     Fill vacancies in the Board.

         (g) Fix compensation of the directors for serving on the Board or on a committee.

Such a committee does not have power or authority to declare a dividend or to authorize the issuance of stock. (See subsection 5.1(1))

         Section 4.16 Compensation. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers, and also authorize payment or reimbursement of the respective director's expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director or officer from serving the Corporation in any other capacity, and receiving compensation therefor.

         Section 4.17 Further Powers. In addition to the powers and authority by these Bylaws expressly conferred upon it, the Board may further exercise all powers of the Corporation, and do all lawful acts and things, as are not by law or by the Articles or by these Bylaws prohibited, or directed or required to be exercised or done by the shareholders.


                                  ARTICLE FIVE
                                    OFFICERS

         Section 5.1  Officers.

                 (1) The officers of the Corporation shall consist of a Chairman, President, Secretary, Vice President Finance - Treasurer, and, if desired, 1 or more Vice Presidents, and such other officers as may be determined by the Board. The officers shall be elected or appointed by the Board, however, the Chairman may authorize a committee to elect or appoint officers.

            (2) Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than 1 capacity if the instrument is required by law or the Articles or Bylaws to be executed, acknowledged or verified by 2 or more officers.

            (3) An officer elected or appointed as herein provided shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal.

            (4) An officer, as between himself and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as is provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

            (5)  None of the officers need be a director.

         Section 5.2 Removal of Officers. An officer elected or appointed by the Board or a committee of the Board may be removed by the Board, at any time, with or without cause.

         Section 5.3 Vacancies. If the office of any officer becomes vacant for any reason, the Board shall have the power to fill such vacancy.

         Section 5.4 Chairman. The Chairman shall be selected from the membership of the Board. He shall be chief executive officer of the Corporation and shall preside at the meetings of the Board and at all meetings of the shareholders; but notwithstanding the fact that he is the presiding officer, he shall have the full right to participate and vote on all actions of the Board and shareholders. In addition, he shall have the same general powers as are granted to the chief executive officer of a corporation. He shall be ex officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation.

         Section 5.5. President. The President shall be the chief operating officer of the Corporation. He shall, in the absence of the Chairman, preside at all meetings of the shareholders and directors; he shall have general and active operating management of the business of the Corporation, and shall see that all orders of the Chairman and orders and resolutions of the Board are carried into effect.

         Section 5.6 Vice-Presidents. One or more Vice-Presidents may be selected by the Board. The respective Vice-Presidents shall have such powers and perform such duties as may from time to time be assigned to each of them by the Board, or as the Chairman or President may delegate to each of them respectively.

         Section 5.7 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the shareholders and of the Board, and shall preserve in books of the Corporation true minutes of the proceedings of all such meetings. He shall keep in his custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required. He shall give, or cause to be given, all notices required to be given by him by the Act, Bylaws or resolution. He shall, in general, perform all duties incident to the office of Secretary, and such other duties as may be assigned to him from time to time by the Board, or as the Chairman or President may delegate to him.

         The Assistant Secretaries, if any, in the order of their seniority as determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board shall assign to them from time to time, or as the Chairman or President may delegate to them.

         Section 5.8 Treasurer and Assistant Treasurer. The Vice President Finance-Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall cause to be deposited all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board. (See Section 7.4) He shall cause to be disbursed the funds of the Corporation as may be ordered by the Board, causing to be taken proper vouchers for such disbursements. (See Section 7.3) He shall render to the Chairman, President and the Board, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
If required by the Board, he shall deliver to the Chairman or President of the Corporation, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the Board, for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the Corporation. He shall, in general, perform all duties incident to the office of Treasurer, and such other duties as may be assigned to him from time to time by the Board, or as the Chairman or President may delegate to him.

         The Assistant Treasurers, if any, in order of their seniority as determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board shall assign to them from time to time, or as the Chairman or President may delegate to them.

         Section 5.9 Duties of Officers May be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers and duties, or any of them, of such officer, to any other officer, or to any director.


                                  ARTICLE SIX
                                 STOCK MATTERS

         Section 6.1 Transfer of Stock. Shares of capital stock of the Corporation shall be transferable only on the books of the Corporation. The shares are transferable in accordance with article 8 of the Michigan uniform commercial code, being act no. 174 of the public acts of 1962, as amended, being sections 440.8101 through 440.8406 of the Michigan Compiled Laws of 1948, except as otherwise provided in the Act.

         Section 6.2 Lost, Stolen, or Destroyed Certificates. Where the registered owner of a certificate of capital stock or other security of the Corporation claims that such certificate or other security has been lost, apparently destroyed, or wrongfully taken, the issuance of a new certificate or other security in place of the original certificate or other security shall be governed by the provisions of article 8 of the Michigan uniform commercial code, being act no. 174 of the public acts of 1962, as amended, being sections
440.8101 through 440.8406 of the Michigan Compiled Laws of 1948, except as otherwise provided in the Act. The Chairman, President or a Vice-President in the exercise of his sole discretion may waive the requirement of an indemnity bond as referred to in Section 8405 of the Michigan uniform commercial code.

         Section 6.3 Regulations. The Board shall have the power and authority to make all such rules and regulations as the Board shall deem expedient for the regulation of the issue, transfer and registration of certificates for shares of capital stock, or other securities, of this Corporation.


                                 ARTICLE SEVEN
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 7.1 Contracts. The Board, or a duly authorized committee thereof may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board or a duly authorized committee thereof. Such authority may be general or confined to specific instances.

         Section 7.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board or a duly authorized committee thereof. Such authority may be general or confined to specific instances.

         Section 7.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board, or a duly authorized committee thereof may select.


                                 ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

         Section 8.1 Notice: Waiver. When, under the Act or the Articles or Bylaws of the Corporation or by the terms of an agreement or instrument, the Corporation or the Board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.

         Section 8.2 Fiscal Year. The fiscal year of the Corporation shall end on October 31 in each year.

         Section 8.3 Seal. The Corporation's seal shall have inscribed thereon the name of the Corporation and the words "seal" or "corporate seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (See Section 5.6)

         Section 8.4 Voting of Shares Owned by Corporation. Any share or shares of stock in other corporations owned by this Corporation may be voted by the Chairman or President of this Corporation or by a proxy appointed by either of them, or in the absence of the Chairman, President or their proxy, by a Vice President or by proxy appointed by him, or in the absence of the aforementioned persons, by the Secretary or by proxy appointed by him. The Board may by resolution appoint some other person to vote such shares.

         Section 8.5 Dividends. The Board may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions permitted by law, and not in contravention of the Articles. (See Section 4.15)


                                  ARTICLE NINE
                                   AMENDMENTS

         Section 9.1 Bylaw Amendments, Etc. The shareholders or the Board may amend or repeal the Bylaws or adopt new Bylaws. (See Section 4.12)





                                          /s/ James J. Vlasic
                                          -----------------------------------
                                          James J. Vlasic,

                                                                 INCORPORATOR

         I, RICHARD K. AUSTIN, duly elected and qualified Secretary of O/E LEARNING, INC., a Michigan corporation, do hereby certify that at the annual meeting of the stockholders held on December 18, 1984, Section 4.2 of the By-Laws of this corporation was amended to read as follows:

         "Section 4.2: Number of Directors; Election and Term. The Board shall consist of five (5) members. At each meeting, the shareholders shall elect directors to hold office until the succeeding annual meeting of the shareholders. A director shall hold office for the term for which he is elected and until a successor is elected and qualified, or until his resignation or removal."





                                          /s/ Richard K. Austin
                                          ------------------------------------
                                          RICHARD K. AUSTIN


Dated:  As of December 18, 1984

         I, RICHARD R. VLASIC, duly elected and qualified Secretary of O/E LEARNING, INC., a Michigan corporation, do hereby certify that at the annual meeting of the stockholders held on December 16, 1985, Section 4.2 of the By-Laws of this corporation was amended to read as follows:

         "Section 4.2: Number of Directors; Election and Term. The Board shall consist of six (6) members. At each meeting, the shareholders shall elect directors to hold office until the succeeding annual meeting of the shareholders. A director shall hold office for the term for which he is elected and until a successor is elected and qualified, or until his resignation or removal."





                                          /s/ Richard R. Vlasic
                                          -----------------------------------
                                          RICHARD R. VLASIC



Dated: As of June 12, 1986

                       AMENDED SECTION 4.2 OF THE BYLAWS
                             OF O/E LEARNING, INC.
                              (as of May 1, 1994)



         Section 4.2 Number of Directors; Election and Term. The Board shall consist of eight (8) members. At each annual meeting, the shareholders shall elect directors to hold office until the succeeding annual meeting of the shareholders. A director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal.

END OF AMENDED SECTION 4.2

         I, JAMES A. NEWHARD, the duly elected and qualified Secretary of O/E LEARNING, INC., a Michigan corporation, do hereby certify that, at the annual meeting of shareholders held on December 14, 1995, Section 4.2 of the Bylaws of this Corporation was amended to read in its entirety as follows:

                 Section 4.2: Number of Directors; Election and Term. The Board shall consist of eight (8) members, or such number of Directors as may be elected from time to time by the shareholders. At each annual meeting the shareholders shall elect Directors to hold office until the succeeding annual meeting of the shareholders. A Director shall hold office for the term for which he/she is elected and until his/her successor is elected and qualified, or until his/her resignation or removal.



                                          /s/ James A. Newhard
                                          -------------------------------------
                                          James A. Newhard
                                          Secretary, O/E Learning, Inc.


Dated:   December 18, 1995

         I James A. Newhard, the duly elected and qualified Secretary of O/E Learning, Inc., a Michigan corporation (the "Corporation"), do hereby certify that, by consent of the majority shareholder as of September 25, 1996, Section
8.6 of the Bylaws of the Corporation was added to read in its entirety as follows:

                 "Section 8.6 Referral of Transactions for Approval by Parent Corporation. Proposed transactions which have been approved by the Board of Directors of the Corporation and which are outside the ordinary course of business (acquisitions, divestitures, bank relationships, etc.), and which involve, affect, obligate or encumber the assets of the Corporation in an amount in excess of the greater of ten (10%) percent of the then current net worth of the Corporation or $100,000, shall be submitted to the Board of Directors (or appropriate committee thereof) of O/E Automation, Inc., a Michigan corporation ("O/E Automation"), for prior consideration and approval. This provision shall become null and void in the event O/E Automation shall cease to be the owner of a majority of the outstanding shares and voting rights of the Corporation."



                                          /s/ James A. Newhard
                                          ----------------------------------
                                          James A. Newhard


Dated: October 10, 1996

                                   EXHIBIT 5

                         SELLER'S FINANCIAL STATEMENTS

                                  See attached

[COOPERS & LYBRAND LETTER]




Report of Independent Accountants


To the Board of Directors of
O/E Learning, Inc.:

We have audited the accompanying balance sheet of O/E Learning, Inc. as of October 31, 1994 and 1993, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of O/E Learning, Inc. as of October 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 4 to the financial statements, the company changed its method of accounting for income taxes in 1994.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary combining information contained on pages 11 and 12 is presented for purposes of additional analysis of the financial statements rather than to present the financial position and results of operations of the individual divisions. The combining information has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the financial statements taken as a whole. This information should be read in conjunction with the paragraph immediately preceding.


/s/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
January 20, 1995

O/E LEARNING, INC.
COMBINING BALANCE SHEET
for the year ended October 31, 1994



                                                -----------

                                                HAGERSTOWN
                                                 BUSINESS
                                                 COLLEGE
                     ASSETS                     -----------
Current assets:
  Cash                                          $   202,000
  Accounts receivable, net                          308,200
  Note receivable, affiliate                              -
  Inventory                                          22,700
  Other current assets                                  600
                                                -----------
    Total current assets                            533,500
                                                -----------
Property and equipment:
  Furniture and equipment, net                      239,600
  Land and buildings, net                         2,069,700
                                                -----------
    Net property and equipment                    2,309,300
                                                -----------
Intangible assets, net                              150,000
                                                -----------
                                                $ 2,992,800
                                                ===========

                     LIABILITIES

Current liabilities:                                      -
  Line of credit
  Accounts payable:
    Trade                                       $    34,600
    Affiliates
  Accrued expenses and other liabilities             81,200
  Deferred revenue                                  386,300
  Income taxes payable, Parent                            -
                                                -----------
    Total current liabilities                       502,100
                                                -----------
Deferred income taxes                                     -
Divisional equity                                 2,490,700
                                                -----------
                                                $ 2,992,800
                                                ===========



This information is supplemental to the basic financial statements and is presented solely for purposes of additional analysis.

O/E LEARNING, INC.
COMBINING STATEMENT OF INCOME
for the year ended October 31, 1994




                                                              -------------

                                                                HAGERSTOWN
                                                                 BUSINESS
                                                                 COLLEGE
                                                              -------------
Revenue:                                                      $   1,997,900
  Training                                                                -
  Interest income                                                         -
  Gain on disposal of assets                                         79,700
  Other                                                       -------------

       Total Revenue                                              2,077,600
                                                              -------------

Costs and expenses:
  Training                                                        1,090,500
  Depreciation                                                      176,000
  Amortization of intangible assets                                   8,000
  Selling, general and administrative                               513,100
  Interest                                                                -
                                                              -------------

       Total costs and expenses                                   1,787,600
                                                              -------------
       Income before income taxes and cumulative effect of
           change in accounting principle                           290,000

Income taxes                                                       (104,400)
                                                              -------------
       Income before cumulative effect of change in
           accounting principle                                     185,600

Cumulative effect of change in accounting principle                   9,700
                                                              -------------
       Net income                                             $     195,300
                                                              =============



This information is supplemental to the basic financial statements and is presented solely for purposes of additional analysis.

                       [PLANTE & MORAN, LLP LETTERHEAD]


To the Board of Directors
O/E Learning, Inc.

We have audited the financial statements of O/E Learning, Inc. for the year ended October 31, 1995. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining information in the accompanying schedules of pages 12 and 13 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             /s/ Plante & Moran, LLP

December 7, 1995

                              O/E LEARNING, INC.
                      COMBINING DIVISIONAL BALANCE SHEET
                               OCTOBER 31, 1995




                                                -----------

                                                HAGERSTOWN
                                                 BUSINESS
                                                 COLLEGE
                     ASSETS                     -----------
CURRENT ASSETS
  Cash                                          $   207,000
  Accounts receivable - Net                         302,500
  Note receivable, Affiliate                              -
  Inventory                                          23,800
  Other current assets                                    -
                                                -----------
    Total current assets                            533,300

PROPERTY AND EQUIPMENT
  Furniture and equipment - Net                     337,900
  Land and buildings - Net                        2,003,100
                                                -----------
    Net property and equipment                    2,341,000

INTANGIBLE ASSETS - Net                             142,000
                                                -----------
    Total assets                                $ 3,016,300
                                                ===========

                LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Accounts payable:
    Trade                                       $    31,900
    Affiliates                                            -
  Accrued expenses and other liabilities             86,200
  Deferred revenue                                  385,000
                                                -----------
    Total current liabilities                       503,100

DEFERRED INCOME TAXES                                     -

DIVISIONAL EQUITY                                 2,513,200
                                                -----------
    Total liabilities and equity                $ 3,016,300
                                                ===========

                              O/E LEARNING, INC.
                        COMBINING STATEMENT OF INCOME
                         YEAR ENDED OCTOBER 31, 1995



                                                              -------------

                                                                HAGERSTOWN
                                                                 BUSINESS
                                                                  COLLEGE
                                                              -------------
REVENUE
  Training                                                    $   2,329,900
  Interest income                                                         -
  Gain on disposal of assets                                              -
  Other                                                              36,700
                                                              -------------
     Total Revenue                                                2,366,600

EXPENSES
  Training                                                        1,012,400
  Depreciation                                                      176,100
  Amortization of intangible assets                                   8,000
  Selling, general and administrative                               669,000
  Interest                                                                -
                                                              -------------

     Total expenses                                               1,865,500
                                                              -------------
INCOME - Before income taxes
                                                                    501,100

INCOME TAXES                                                        173,100
                                                              -------------
NET INCOME                                                    $     328,000
                                                              =============

                                                             PLANTE & MORAN, LLP

O/E LEARNING, INC. H.B.C. ASSETS/LIABILITIES AS OF 10/31/96:



Assets:
  Accounts Receivable                                         $357,774.18
  Inventory                                                   $ 34,529.60
 Goodwill                                     $ 200,000.00
 Goodwill Amortization                        $ (65,999.34)
                                              ------------
  Net Goodwill                                                $134,000.36
Fixed Assets                                  $ 850,014.15
Accumulated Depreciation-F/A                  ($570,960.82)
  Net Fixed Assets                                            $279,053.33
Other Assets                                                  $      0.00
                                                              -----------
   Total Assets                                               $805,357.77
                                                              ===========

Liabilities:
  Accounts Payable                                            $ 11,819.81
  Customer Deposits                                           $  4,352.00
  Dorm Security Deposits                                      $  1,500.00
  Dorm Rent Deposits                                          $  9,850.00
  Student Credit Balances                                     $ 61,033.08
  Deferred Tuition Revenue                                    $382,420.65
  Deferred Fees Revenue                                       $ 20,230.00
                                                              -----------
   Total Liabilities                                          $491,205.54
                                                              ===========


This schedule does not include the outstanding liability related to personal property taxes that will be settled by O/E Learning, Inc.

                               O/E LEARNING, INC.
                          HAGERSTOWN BUSINESS COLLEGE
                               OPERATING RESULTS

                                                       MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH
                                                       ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                                                      11/30/95   12/31/95   01/31/96   02/28/96   03/31/96   04/30/96   05/31/96
                                                      --------   --------   --------   --------   --------   --------   --------
                                                         M$         M$         M$         M$         M$         M$         M$
                                                      --------   --------   --------   --------   --------   --------   --------
REVENUE
Tuition.............................................    187.4      187.9      150.5      151.1      154.4      142.7      127.5
Bookstore...........................................      0.4        2.4       80.9        2.1        1.4       17.1       54.5
Dormitory...........................................      4.9        5.0        6.0        6.0        3.3        3.5        3.0
Student Fees........................................     10.0       10.9       11.8       12.0        5.7        0.3        7.5
                                                        -----      -----      -----      -----      -----      -----      -----
TOTAL REVENUE.......................................    202.7      206.2      249.2      171.2      164.8      163.6      192.5
                                                        -----      -----      -----      -----      -----      -----      -----
COST OF TRAINING
Salaries-Instructor.................................     27.1       24.6       26.9       27.1       27.6       27.9       25.3
Salaries-Student Services...........................     11.5       11.6       10.0       11.9       11.7       11.1       11.5
Insurance-Benefit...................................      4.1        3.8        3.7        3.8        3.8        4.1        4.1
Payroll Taxes-Benefit...............................      3.4        3.1        3.9        4.0        4.4        4.0        3.4
Depreciation........................................     15.1       15.0       15.3       14.6       15.2       14.9       15.2
Property Taxes......................................      2.6        2.6        2.6        2.6        2.6        2.6        2.6
Repair/Maintenance..................................      0.7        1.7        2.7        6.9        2.1        3.4        1.2
Service on Equipment................................      0.6        0.4        0.8        0.4        0.0        0.7        0.7
Purchased Services..................................      2.3        0.8        1.3        2.4        3.5        0.3        1.5
Bookstore...........................................      0.3        1.8       47.4        2.4        0.3       10.8       40.7
Supplies/Printing...................................      2.0        2.3        3.6        3.6        2.5        6.8        7.6
Telephone...........................................      1.0        1.0        1.0        0.9        1.0        1.3        1.1
Dues................................................      0.1        0.3       10.3        0.2        0.5        0.9       (3.4)
Utilities...........................................      3.4        2.9        3.5        4.3        3.2        2.5        2.8
Advertising.........................................      0.3        2.4        0.9        0.5        5.6        2.6        0.1
Travel..............................................      0.0        0.6        0.1        0.0        0.1        0.4        0.0
Postage.............................................      1.6        0.2        2.0        1.4        0.2        0.2        1.3
Other...............................................      9.4        3.5       (9.0)       1.2        0.5        0.2        1.3
                                                        -----      -----      -----      -----      -----      -----      -----
TOTAL DIRECT COSTS..................................     85.5       78.6      127.0       88.2       84.8       94.7      117.0
                                                        -----      -----      -----      -----      -----      -----      -----
GROSS MARGIN........................................    117.2      127.6      122.2       83.0       80.0       68.9       75.5
                                                        -----      -----      -----      -----      -----      -----      -----
PERSONNEL EXPENSES
Salaries-Admissions.................................     10.9       10.7       12.9       12.8       11.4       15.1       14.3
Commissions.........................................      2.8        2.8        2.8        2.8        2.6        2.8        2.8
Salaries-Office.....................................      5.5        5.4        5.1        5.0        5.0        6.0        5.4
Payroll Taxes.......................................      1.3        1.8        1.8        1.8        1.6        1.9        1.8
Insurance/Benefits..................................      1.5        1.4        1.5        1.4        1.5        1.0        1.0
Autos...............................................      0.1        0.1        0.1        0.4        0.1        0.5        0.2
                                                        -----      -----      -----      -----      -----      -----      -----
TOTAL PERSONNEL EXPENSES............................     22.1       22.2       24.2       24.2       22.4       27.3       25.5
                                                        -----      -----      -----      -----      -----      -----      -----
INCOME..............................................     95.1      105.4       98.0       68.8       57.6       41.6       50.0
                                                        =====      =====      =====      =====      =====      =====      =====

                                                       MONTH      MONTH      MONTH      MONTH      MONTH      F.Y.E.
                                                       ENDED      ENDED      ENDED      ENDED      ENDED     10/31/96
                                                      06/30/96   07/31/96   08/31/96   09/30/96   10/31/96    TOTAL
                                                      --------   --------   --------   --------   --------   --------
                                                         M$         M$         M$         M$         M$         M$
                                                      --------   --------   --------   --------   --------   --------
REVENUE
Tuition.............................................    139.5      135.5      150.5      186.1      191.4    1,904.5
Bookstore...........................................      0.7        0.6        1.3      108.1        1.5      271.0
Dormitory...........................................      3.1        3.0        3.0        2.8        5.3       48.9
Student Fees........................................     11.2       11.6       18.0        7.4       10.1      116.5
                                                        -----      -----      -----      -----      -----    -------
TOTAL REVENUE.......................................    154.5      150.7      172.8      304.4      208.3    2,340.9
                                                        -----      -----      -----      -----      -----    -------
COST OF TRAINING
Salaries-Instructor.................................     23.8       23.5       23.6       29.2       28.3      314.9
Salaries-Student Services...........................     11.3        9.7       10.5       10.9       11.6      133.3
Insurance-Benefit...................................      4.1        4.1        4.4        3.7        3.9       47.6
Payroll Taxes-Benefit...............................      2.9        2.8        2.8        3.5        3.4       41.6
Depreciation........................................     16.4       16.8       16.6       16.7       16.5      188.3
Property Taxes......................................      2.6        2.6        2.6        2.6        2.6       31.2
Repair/Maintenance..................................      1.4        1.2        6.0        1.8        0.0       29.1
Service on Equipment................................      0.1        0.3        0.5        0.0        0.0        4.5
Purchased Services..................................      1.3        0.8        0.7        1.3        1.3       17.5
Bookstore...........................................      0.9        1.3        1.0       66.4        2.7      176.0
Supplies/Printing...................................      1.8        2.8        3.5        3.2        7.6       47.3
Telephone...........................................      1.2        1.0        1.3        1.2        1.2       13.2
Dues................................................      0.2        0.0        3.6        0.4        0.2       13.3
Utilities...........................................      2.4        3.2        4.2        2.8        4.8       40.0
Advertising.........................................      0.0        3.6        0.2        3.8        3.7       23.7
Travel..............................................      0.0        0.4        0.0        0.0        0.1        1.7
Postage.............................................      1.6        0.2        1.4        0.0        1.4       11.5
Other...............................................      0.4        0.5        0.0        0.3        1.5        9.8
                                                        -----      -----      -----      -----      -----    -------
TOTAL DIRECT COSTS..................................     72.4       74.8       82.9      147.8       90.8    1,144.5
                                                        -----      -----      -----      -----      -----    -------
GROSS MARGIN........................................     82.1       75.9       89.9      156.6      117.5    1,196.4
                                                        -----      -----      -----      -----      -----    -------
PERSONNEL EXPENSES
Salaries-Admissions.................................     13.6       12.8       12.9       12.9       13.4      153.7
Commissions.........................................      2.8        2.8        2.8        0.9        4.6       33.5
Salaries-Office.....................................      5.0        5.0        5.0        5.5        5.2       63.1
Payroll Taxes.......................................      1.6        1.5        1.5        1.4        3.6       21.6
Insurance/Benefits..................................      1.4        1.2        1.2        1.2        1.2       15.5
Autos...............................................      0.5        0.2        0.0        0.2        0.8        3.2
                                                        -----      -----      -----      -----      -----    -------
TOTAL PERSONNEL EXPENSES............................     24.9       23.5       23.4       22.1       28.8      290.6
                                                        -----      -----      -----      -----      -----    -------
INCOME..............................................     57.2       52.4       66.5      134.5       88.7      905.8
                                                        =====      =====      =====      =====      =====    =======

                                   EXHIBIT 6

                        SELLER'S UNAUDITED BALANCE SHEET
                        --------------------------------

                                  See attached

O/E LEARNING, INC. H.B.C. ASSETS/LIABILITIES AS OF 10/31/96:



Assets:
  Accounts Receivable                                         $150,690.38
  Inventory                                                   $ 34,596.31
 Goodwill                                     $ 200,000.00
 Goodwill Amortization                        $ (66,666.00)
                                              ------------
  Net Goodwill                                                $133,334.00
Fixed Assets                                  $ 858,164.76
Accumulated Depreciation-F/A                  ($581,245.04)
                                              ------------
  Net Fixed Assets                                            $276,919.72
Other Assets                                                  $      0.00
                                                              -----------
  Total Assets                                                $595,540.41
                                                              ===========

Liabilities:
  Accounts Payable                                            $ 10,015.43
  Customer Deposits                                           $  2,176.00
  Dorm Security Deposits                                      $  1,500.00
  Dorm Rent Deposits                                          $  4,925.00
  Student Credit Balances                                     $ 86,864.55
  Deferred Tuition Revenue                                    $188,935.20
  Deferred Fees Revenue                                       $ 10,115.00
                                                              -----------
   Total Liabilities                                          $304,531.18
                                                              ===========


This schedule does not include the outstanding liability related to personal property taxes that will be settled by O/E Learning, Inc.

                                  EXHIBIT 7

                      DESCRIPTION OF SCHOOL FACILITIES


The School Facilities are located on the north side of Crestwood Drive approximately 500 feet west of its intersection with Pennsylvania Avenue (U.S. Route 11) and just north of the City of Hagerstown corporate boundary in Washington County, Maryland. The Teaching Facility is a one-story 23,682 square foot facility located at 18614 Crestwood Drive, Hagerstown, Maryland. The Dormitory Facility is a two-story facility containing 13 dormitory units located at the same address. The legal description of the property is:

                 BEGINNING at a concrete monument recovered 269.75 feet along the 8th line of a deed from Agnita M. Stine unto Mack Trucks
          Reality Corporation, dated July 8, 1960 and recorded among the Land Records of Washington County, Maryland, in Liber 359, folio 232, and running thence with portions of the 8th and 7th lines reversed North 42 degrees 44 minutes 29 seconds East 269.75 feet to a concrete monument recovered, thence North 18 degrees, 04 minutes 14 seconds East 399.44 feet to an iron pipe and surveyor's cap set, thence South 77 degrees 55 minutes 31 seconds East 245.25 feet to an iron pipe and surveyor's cap set, thence South 22 degrees 53 minutes 49 seconds East 240.28 feet to an iron pipe and surveyor's cap set, thence South 69 degrees 49 minutes 57 seconds East 104.60 feet to an iron pipe and surveyor's cap set, thence South 03 degrees 44 minutes 17 seconds East 426.77 feet to a 3/8 inch rebar recovered on the north margin of Crestwood Drive, thence with Crestwood Drive South 89 degrees 50 minutes 33 seconds West 75.52 feet to an iron pipe and surveyor's cap set, thence leaving Crestwood Drive North 03 degrees 47 minutes 19 seconds West 130.26 feet to an iron pipe and surveyor's cap set, thence South 89 degrees 50 minutes 33 seconds West 431.75 feet to an iron pipe and surveyor's cap set, thence South 00 degrees 09 minutes 27 seconds East 130.00 feet to an iron pipe and surveyor's cap set on the North margin of Crestwood Drive, thence with Crestwood Drive by a line curving to the right having a radius of 202.11 feet and an arc length of 151.32 feet subtended by a chord bearing and distance of North 68 degrees 42 minutes 29 seconds West 147.81 feet to an iron pipe and surveyor's cap set, thence continuing with Crestwood Drive North 47 degrees 15 minutes 31 seconds West 153.93 feet to the place of beginning containing 7.281 acres of land.

                 BEING all the same lot or parcel as particularly described in that Deed from Agnita M. Schreiber to HBC Associates, a

          Maryland general partnership, dated March 11, 1985, and recorded among the Land Records of Washington County, Maryland, in Liber 780, folio 612.

                                  EXHIBIT 8


                             INVENTORY OF FF & E


                                 See attached

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 100 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Sterile Syringes (Boxes)                                1
Culturette Collection & Transport System                1
B-D Alcohol swabs (Boxes)                               1
Corkboard                                               2
Filing Cabinet                                          1
Tables                                                  3
Chairs                                                  5
Applicators Cannister                                   1
Tongue Depressors Cannister                             1
Gauze Cannister                                         1
Bandage Cannister                                       1
Metal Chart Holders                                     2
Marcaine HCl (Bottles)                                  1
Sodium Chloride (Bottles)                               1
Lidocaine (Bottles)                                     1
File Box                                                1
Forceps                                                 1
Metal Cart                                              1
Disposable Scalpels (Boxes)                             2
Prep Pads (Boxes)                                       1
Silver Nitrate Applicators                              2
Triangular Bandages (Boxes)                             1
Stretch Gauze Bandade (Boxes)                           1
8" Nonabsorbable Surgical Suture (Boxes)                2
Ammonia Inhalants (Boxes)                               1
Neosporin (Tubes)                                       1
Basin/CM                                                1
Isopropyl Alcohol (Bottles)                             1
Hydrogen Peroxide Solution (Bottles)                    1
Packing Strip (Bottles)                                 2
Small Size Sterile Pads (Boxes)                         1
Paper Tape Rolls                                        6
4X4 Post-Op Sponges (Boxes)                             1
4X4 Dressing Sponges (Boxes)                            1
Sterile Field (Boxes)                                   1
Stretch Vinyl Medical Gloves (Packages)                 1
Stethoscopes                                            22


Audio-visual Equipment                                  Number          Average Age             Owned/Leased
----------------------                                  ------          -----------             ------------
Inner Ear Diagram                                       1               3 years
Bactrim Diagrams                                        2
Heart Diagram                                           1


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 100 - PAGE 2

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Eye Chart                                               1
Health O Meter Scale                                    2
Thermometers (Cases)                                    2
Thermometer Sheaths (Packages)                          2
Nasal Speculum                                          1
Lister Bandage Scissors                                 2
Tissue Forceps                                          5
Curved Kelley                                           2
Tenaculums                                              2
Sharp Blunt Scissors                                    2
Adson Dressing Forceps                                  1
Utility or Sterilized Forceps                           1
Mosquito Hemostat                                       1
Thumb Forceps                                           1
Trocar/Cannula                                          1
Urethral Scissors                                       7
Splinter Forceps                                        1
Suture Removal Scissors                                 2
Tongue Depressor                                        1
Hemostatic Forceps                                      1
Transfer/Utility Forceps                                1
Blood Pressure Cuffs                                    21
Examining Table                                         1
Privacy Screen                                          1
Electrocardiograph Machine With Stand                   1
Metal Trays                                             2
Desk                                                    1
Stool                                                   2
Disposable Resting ECG Sensors (Boxes)                  2
ECG Graph Paper (Boxes)                                 8
Lectro-Pads (Boxes)                                     1
Standing Lights                                         2
Slides (Packages)                                       1
Paper Gowns (Packages)                                  1
Lab Coats                                               20
Ritter M7 Speed Clave                                   1
Latex Exam Gloves                                       7
File Holders                                            2
Bostitch Stapler                                        1
Distilled Water                                         6
Resusitube Airway                                       1


Audio-visual Equipment                                  Number          Average Age             Owned/Leased
----------------------                                  ------          -----------             ------------


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 100 - PAGE 3

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
1995 Physicians' Desk Reference                          1
1995 The Complete Drug Reference                         1
1994 The Complete Drug Reference                         1
1993 Physicians' Desk Reference                          1
Cervical Scrapers (Boxes)                                1
Surgical Gloves (Boxes)                                  1
Senior Tongue Blades (Boxes)                             2
Sterile Applicator Tips (Boxes)                          1
Sheer Bandage Strips (Boxes)                             1
Cotton Swabs (Boxes)                                     4
Glass Jars                                               4
Metal Emesis Basin                                       5
Large Exam Gloves (Boxes)                                1
Digital Sphygmomanometer                                 1
Dictionary                                               1
Sphygmomanometer                                         1
Gauze Jar                                                1
Cotton Jar                                               1
Cotton Balls (Bags)                                      1
Plastic Nasal Cannula                                    1
Digital Thermometer                                      1
Percussion Hammers                                       3
Tuning Fork                                              1
Ear Examining Case                                       1
Suture Removal Kit                                       9
Metal Tray                                               1
Probe Covers (Boxes)                                     1
Termoscan                                                1
Rectal Thermometer Tray                                  1
Sterile Gloves                                          27
Suture Sets                                              5
Measuring Cups                                          22
First Aid Kits                                           2
Mayo Stands                                              2
Large Biohazard Container                                1
Drapes (Packages)                                        1
Plastic Emesis Basin                                     2
Sheets                                                   2
Towels                                                  20
EKG Cuffs (Packages)                                     2


Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 100 - PAGE 4

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------

Tylenol (Bottles)                                       1
Mycitracin (Boxes)                                      1
Band-Aid Bandages (Boxes)                               3
Gauze (Boxes)                                           1
Rolaids (Bottles)                                       1
Mineral Oil (Bottle)                                    1
Pepto-Bismol (Bottle)                                   1
Ampicillin Suspension                                   1
Benylin Cough Syrup                                     1
Ceclor                                                  1
Elixicon Donnatal                                       1
Elixicon                                                1
Mylanta                                                 1
Naldecon Pediatric Drops                                1
Robitussin-DM                                           1
Somophyllin                                             1
Tussi-Organidin-DM                                      1
Stadol Nasal Spray                                      1
Thorazine                                               1
Celestone Soluspan Suspension                           1
Ntrolingual Spray                                       1
Isordial Titradose                                      1
Proencid                                                1
Premarin                                                1
Somophyllin-T                                           1
Penicillin V Potassium                                  1
Zithromax                                               1
Inderal                                                 1
Zyloprim                                                1
Nitro-Bid Ointment                                      1
Nitrostat Ointment 2%                                   1
Serax                                                   1
Niacin                                                  2
Nitro Dur                                               1
Adrenalin Chloride Solution                             1
Aspirin Analgesic                                       1
Aquasol A                                               1
Anacin-3 Maximum Strength                               1
Fioricet                                                1
Bacteriostatic Sodium Chloride                          1

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 100 - PAGE 5

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Aspirin Acetylasalicylic Acid                           1
Chlortrimeton                                           1
Choledyl                                                1
Dramimine                                               1
Gantrisin                                               1
Clinoril                                                1
Hygroton Chlorthalidone                                 1
Deltasone                                               1
Ecotrin                                                 1
Sorbitrate Sublingual                                   1
Sorbitrate Chewable                                     1
Sorbitrate Oral                                         1
Sorbitrate Sustained Action                             1
Erythromycin                                            1
Elavil                                                  1
Naprosyn                                                1
Feldene Piroxicam                                       1
Keflex                                                  1
Flagyl Metronidazole                                    1
Lopressor                                               1
Isordil                                                 1
Allorurinol                                             1
Klotrix (Potassium Chloride)                            1
Name/Room Paper Pads (Boxes)                            1
Clinistix Reagent Strips                                1

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 103 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------
PS2 Computers complete with Monitor/Keyboard            3

Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Microscope                                              7
Disposable Gloves (Boxes)                               1
Pediatric Scale                                         1
Filing Cabinets                                         3
Trash Cans                                              2
Biohazard Trash Cans                                    2
Lab Coats                                               34
Urine Collection Containers                             2
Butterfly Blood Collectors (Sets)                       16
Capillary Finger Sticks (Bags)                          1
Rubber Tourniquets (Spools)                             2
Hemoccults (Boxes)                                      2
Fixative for Slides (Cans)                              1
Midstream Catch Sets                                    2
Vaginal Speculum                                        2
Graduated Cylinders                                     43
Microscope Slides (Boxes)                               1
Wooden Sticks                                           7
Sputum Collection System                                1
Chalk (Boxes)                                           1
Sorbitrol Plus (Bottles)                                1
Specimen Bags                                           20
Stool System Kit                                        1
Blood Culture Test Kit                                  1
Inoculating Tubes (Packs)                               2
Safety Goggles                                          1
Micro Slides (Boxes)                                    25
Refractometry                                           1
Plastic Cups                                            19
Obstetrical Towlettes (Boxes)                           1
Thermometer Beaker                                      35
Reagent Strips - Blood (Bottles)                        2
Reagent Strips - Urine (Bottles)                        10
Reagent Tablets (Boxes)                                 2
Red Markers                                             3
Unopette Tests                                          15

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Full Body Skeleton                                      1
Human Model of Torso                                    1
Human Anatomy Chart                                     1
Atlas of Urine Sediment                                 1

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 103 - PAGE 2

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Kora Stain Bottles                                      2
Timer                                                   1
Bleeding Time Devices (Boxes)                           1/2
Amber Tubes with Serum Separator                        25
Syringes                                                2
Adhesive Bandages (Boxes)                               4
Wood Applicators (Boxes)                                1
Lancets (Boxes)                                         2
Alcohol Swabs (Boxes)                                   4
Disposable Pipettes (Boxes)                             2
Bandage Spots (Boxes)                                   5
Capillary Pipettes (Boxes)                              2
Micro Hematricrit Capillary Tubes (Containers)          6
Adhesive Dressing (Boxes)                               5
Cotton Balls (Bags)                                     1
Tube Sealant (Boxes)                                    1
Slide Holders (Boxes)                                   2
Hemocytometer                                           10
Bottle of Cyanmethemoglobin Reagent                     1
Resolve Microscope Immersion Oil                        1
Filter Paper (Boxes)                                    1
Lens Paper (Packages)                                   3
Container of volupette pipets                           3
1 fl. oz bottle of iodine                               2
Surgery Gloves                                          3
Tongue Blades                                           5,000
Cotton Tip Applicators                                  1,600
Cotton Swab Transporter                                 8
Throat Swabs (Boxes)                                    1
End Coder Tutorials                                     17
CPT Books                                               4
DRG Books                                               4
ICD 9 Books                                             3
Curvettes (Boxes)                                       5
Vacutainer Collection Tubes-Hemogard Closure            10
Vacutainer Collection Tubes-Sodium Heparin              2
Sterile Blood Collection Tubes                          2
Roll of Biohazardous Waste Bags                         1
Clorox (Gallons)                                        1 1/2
Hotpoint Refrigerator                                   1
Medifuge                                                1

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 103 - PAGE 3

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Glucose Kit                                             1               3 years
Spectophotometer - Model 340                            1               3 years
Rubberbands (Boxes)                                     1
Envelopes (Boxes)                                       1
Printer Ribbons                                         1
Letterhead Paper (Boxes)                                1
Biohazard Bags                                          12
Binders                                                 7
Payment Plan Contracts (Boxes)                          1
First Aid Kits                                          2
Phlebotomy Training Programs                            15
Alcohol Swabs (Cases)                                   2
Autoclaves                                              2
200 ml calibrated cylinders                             3
100 ml calibrated cylinders                             14
Glass Funnels                                           2
Cotton Container                                        1
Glass Alcohol Containers                                50
180 cc Urine Specimen Cylinder                          50
Small Biohazardous Vacutainer                           60
Surgical Gowns                                          5
Face Masks (Boxes)                                      5
Strep A Testing Kit                                     1
Slide X-ray Light                                       1
Centrifuge                                              2
Blood Microscope                                        1
Large Vacutainer                                        4
Artificial Injection Arms                               3
Diff-Quik Stain Sets                                    2
Gram Stain Set                                          1
100 Ct. Box of Blood Collection tubes
 with sodium citrate                                    4
100 Ct. Box of Blood Collection tubes
 with EDTA                                              7
Iodine Solution Bottles                                 2
Ammonia Inhalants (Boxes)                               1
Lab Film (Boxes)                                        1
Vacutainer Needles (Boxes)                              13

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Black Board                                             1               3 years


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 104 - PAGE 1
                                   ---        -

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------
Typewriters - IBM Wheelwriter Series II                 20              3 years
Lanier Transcription Units                              20              3 years


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Transcription Desks                                     21              3 years
Transcription Chairs                                    21              3 years
Table                                                   1               3 years
Desk                                                    1               3 years
Trash Container                                         1               3 years
Book Holders                                            17              3 years
Filing Cabinets                                         2               3 years
Books - Assorted Reference                              39              3 years
Book Ends                                               2               3 years
Tray                                                    1               3 years
Box Miscellaneous Office Supplies                       1               3 years


Audio-visual Equipment                                  Number          Average Age             Owned/Leased
----------------------                                  ------          -----------             ------------
Writable Board                                          1               3 years
IBM Instruction Pamphlets                               18
Lanier Voice Writer Instruction Pamphlets               20
Notebook - Student Transcription Key                    1
Plastic Box for Student Folders                         1
Transcription Tapes, Medical                            13
Audio Cases - Empty                                     22
Ruler                                                   1
Stapler                                                 2
Worksheets                                              1
Typewriter ribbons                                      22
Audio Tapes                                             35
Notebooks - Transcription Course                        4
Notebooks - Gregg Short                                 2
Zip Code Book                                           1
Earphones                                               6
Gregg Manual                                            1
Gregg Reference                                         1
Alcohol Swabs (Boxes)                                   1

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 105 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------
Keyboards                                               8               7 years
Computers                                               8               7 years
Monitors                                                8               7 years
X Scribe Adapters                                       2               7 years
Module Type E Adapter                                   1               7 years
Steno Adapter for Printer                               1               7 years
Mouse Pad                                               2               1 year
Mouse                                                   2               1 year
Printer Switch Boxes                                    2               7 years
Printer                                                 2               7 years
Typewriters                                             2               3 years

Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Math Tutorial Software
 Basic Math - Basic Math Text
 Advanced Math - Fundamentals Math Text
English Tutorial
 Grassroots - Basic English
 Skillbank - Grammar Skills
CAT system for Court Reporters

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 106 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owned/Leased
-----------------------------------------------         ------          -----------             ------------
PS2 Model 50 IBM Computers                              25              3 years
IBM Proprinter II--Dot Matrix Printers                  25              3 years
Computer Desks                                          25              3 years
Computer Chairs                                         25              3 years
Lateral Files                                            2              3 years


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Writable Board                                           1              3 years


Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 107 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------
PS2 Model 50 IBM Computers                              25              3 years
IBM Proprinter II - Dot Matrix Printers                 24              3 years
Computer Desks                                          25              3 years
Computer Chairs                                         25              3 years
Lateral Files                                           2               3 years
Epson FX Dot Matrix 286e Printer                        1               3 years



Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Writable Board                                          1               3 years



Audio-visual Equipment                                  Number          Average Age             Owned/Leased
----------------------                                  ------          -----------             ------------


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 108 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------
Gateway 2000 DX2-66 Computers                           25              6 months
IBM Proprinter II - Dot Matrix Printers                 21              3 years
Epson Action Laser 1500 Printer                         1               6 months
Computer Desks                                          25              3 years
Computer Chairs                                         25              3 years
IBM Computer Overhead PS2 Model 50                      1               3 years
Lateral Files                                           2               3 years
Storage Cabinet                                         1               3 years

Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Writable Board                                          1               3 years

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 109 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------
Computer Monitor                                         1              7 years
Keyboard                                                 1              7 years


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Judge's Bench                                            1              6 months
Chairs                                                   3              6 months
Tables                                                  15              3 years
Chairs                                                  45              3 years


Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Black Board                                              1              3 years
Projection Screen                                        1              7 years

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 110 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Podium                                                   1              3 years
Tables                                                  12              3 years
Chairs                                                  36              3 years
Desk                                                     1              3 years
Desk Chair                                               1              3 years


Audio-visual Equipment                                  Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------
Blackboard                                               1              3 years
Projection Screen                                        1              3 years

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 111 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Trashcan                                                1               3 years
Podium                                                  1               3 years
Desk                                                    1               3 years
Desk Chair                                              1               3 years
Tables                                                  15              3 years
Chairs                                                  45              3 years

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Chalkboard                                              1               3 years
Projection Screen                                       1               3 years

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 112 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Podium                                                  1               3 years
Trashcan                                                1               3 years
Desk                                                    1               3 years
Desk Chair                                              1               3 years
Tables                                                  15              3 years
Chairs                                                  45              3 years



Audio-visual Equipment                                  Number          Average Age             Owned/Leased
----------------------                                  ------          -----------             ------------
Black Board                                             1               3 years


                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 114 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Desks                                                   4               3 years
Chairs                                                  16              3 years
Podium                                                  1               3 years

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Chalk Board                                             1               3 years

                            INVENTORY OF EQUIPMENT

Include equipment used directly in the educational activities of the institution; do not include administrative equipment.

                              ROOM 116 - PAGE 1

Name of Institution  Hagerstown Business College             ID Code
                     ---------------------------------------         ----------

City, State  Hagerstown, Maryland
             ------------------------------------------------------------------


Business Machines (e.g. computers, typewriters)         Number          Average Age             Owner/Leased
-----------------------------------------------         ------          -----------             ------------


Other Instructional Equipment                           Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------
Bulletin Board                                          1
Conference Table                                        1
Conference Chairs                                       17
Trash Container                                         1
Student Chairs                                          14
Steno Pad Paper (Boxes)                                 3

Audio-visual Equipment                                  Number          Average Age             Owned/Leased
-----------------------------                           ------          -----------             ------------


                                  EXHIBIT 9


                               LIST OF PERMITS


1. Authorization to conduct business in Maryland (Seller will bring into good standing at or prior to the Closing)

2.    Maryland sales tax license

3.    Vendor's license


4.    Those accrediations and approvals described on Exhibit 11

________________________________________________________________________________

FIRE SAFETY INSPECTION
________________________________________________________________________________

NAME  HAGERSTOWN BUSINESS COLLEGE
ADDRESS  18618 CRESTWOOD DR
   HAGERSTOWN, MD           ZIP   21742
OCCUPANCY     BUSINESS            27,000
TELEPHONE   739 2670   BARBARA KEESECKER

              MARYLAND STATE   MARYLAND STATE FIRE MARSHALL [LOGO]
             FIRE MARSHALL'S
                      OFFICE

               DEPARTMENT OF
           PUBLIC SAFETY AND
       CORRECTIONAL SERVICES

A fire safety inspection of the above referenced location was conducted by C.M. Cronauer on 2/2/96. As a result, the following violations of the State Fire Prevention Code are noted for your immediate attention and compliance within _________ days:

1. MEANS OF EGRESS
   ( ) A. Keep all exit doors unlocked and unobstructed.
   ( ) B. Keep all corridors/stairways clear and unobstructed.
   ( ) C. Repair exit doors, locks, and hardware for easy operation.
   ( ) D. Install/Repair normal exit illumination in the following areas:

          ______________________________________________________________________
   ( ) E. Install/Repair emergency lighting in the following areas:

          ______________________________________________________________________
   ( ) F. Install/Repair illuminated exit signs in the following areas:

          ______________________________________________________________________

2. FIRE PROTECTION FEATURES
   ( ) A. Install/Repair fire/smoke doors in the following areas:

          ______________________________________________________________________
   ( ) B. Install/Repair self-closing devices on doors in the following areas:

          ______________________________________________________________________
   ( ) C. Remove unauthorized hold-open devices on doors in the following areas:

          ______________________________________________________________________
   ( ) D. Provide flame spread certification for interior finish in the following areas:______________________________________________________

3. FIRE PROTECTION EQUIPMENT
   ( ) A. Install/Repair manual fire alarm system in the following areas:

          ______________________________________________________________________
   ( ) B. Install/Repair smoke detectors in the following areas:

          ______________________________________________________________________
   ( ) C. Install automatic sprinkler protection in the following areas:

          ______________________________________________________________________
   (X) D. Provide quarterly testing and maintenance for the automatic sprinkler system.

   ( ) E. Replace/Repair automatic sprinkler system equipment as follows:

          ______________________________________________________________________
   ( ) F. Install/Repair hood extinguishing system in the following area:

          ______________________________________________________________________
   ( ) G. Provide semi-annual testing and maintenance for hood extinguishing system.
   ( ) H. Install portable fire extinguishers in the following areas:

          ______________________________________________________________________
   ( ) I. Provide annual testing and maintenance for portable fire extinguishers in the following areas:_________________________________
   (X) J. Maintain adequate clearance and access to all fire protection equipment.
   ( ) K. Maintain a minimum of 18" below sprinkler heads.

4. BUILDING SERVICE EQUIPMENT
   ( ) A. Provide cover plates for open electrical receptacles and junction boxes in the following areas:_________________________________________
   ( ) B. Repair loose electrical fixtures, wiring, and switches in the following areas:______________________________________________________
   ( ) C. Discontinue the use of extension cords and multiple type electrical plugs and replace with permanent wiring in the following areas:

          ______________________________________________________________________
   ( ) D. Replace/Repair defective vents or chimneys from heating appliances in the following areas:__________________________________________________
   ( ) E. Enclose heating appliances with approved construction/materials in the following areas:__________________________________________________
   ( ) F. Provide adequate combustion air for all heating appliances in accordance with manufacturer's recommendations.
   (X) G. Maintain at least a 30 in. clearance between all electrical service equipment and storage.

5. SPECIAL HAZARDS
   ( ) A. Store all flammable and combustible liquids and gases in approved containers.
   ( ) B. Provide adequate ventilation for areas used for the storage or handling of flammable or combustible liquids or gases.
   ( ) C. Install approved electrical equipment for areas used for the storage or handling of flammable or combustible liquids or gases.
   ( ) D. Store all pressurized cylinders in the upright position with proper supports, and with protective valve covers in place.

6. GENERAL
   ( ) A. Remove combustible waste and debris from the following areas:

          ______________________________________________________________________
   (X) B. Improve general housekeeping in the following areas:

                       mechanical room
          ______________________________________________________________________
   ( ) C. Post "No Smoking" signs in the following areas:

          ______________________________________________________________________
   ( ) D. Complete and record fire drills at least:

          ______________________________________________________________________
   ( ) E. Maintain a clearance of at least 2 ft. between the ceiling and storage.
   ( ) F. Provide appropriate posting of required fire safety information.

Remarks  Lecture 45 people; class rm 24 people; ok
       -------------------------------------------------------------------------
         G: Remove storage from mechanical room
       -------------------------------------------------------------------------
         * Do not hang anything on automatic sprinkler heads.
       -------------------------------------------------------------------------

( ) See attached supplemental report for additional comments.

Received by    Barbara Keesecker       /s/ Barbara Keesecker
            -----------------------    ---------------------
                     Print                     Sign
                                                                 Reply To:
Inspector         CM Cronauer          /s/ CM Cronauer             791 4758
            -----------------------    ---------------------
                     Print                     Sign

Appeals to these requirements may be addressed to the Supervisor of the Regional Office of the State Fire Marshall listed hereon. All appeal processes will be conducted and administered in accordance with the provisions as outlined in Article 38A of the Annotated Code of Maryland.

________________________________________________________________________________

FIRE SAFETY INSPECTION
________________________________________________________________________________

NAME  HAGERSTOWN BUSINESS COLLEGE
ADDRESS  18618 CRESTWOOD DR
   HAGERSTOWN, MD           ZIP   21742
OCCUPANCY   DORMITORY   502 CODE
TELEPHONE   739 2670

              MARYLAND STATE   MARYLAND STATE FIRE MARSHALL [LOGO]
             FIRE MARSHALL'S
                      OFFICE

               DEPARTMENT OF
           PUBLIC SAFETY AND
       CORRECTIONAL SERVICES

A fire safety inspection of the above referenced location was conducted by CM Cronauer on 2/2/96. As a result, the following violations of the State Fire Prevention Code are noted for your immediate attention and compliance within 30 days:

1. MEANS OF EGRESS
   ( ) A. Keep all exit doors unlocked and unobstructed.
   ( ) B. Keep all corridors/stairways clear and unobstructed.
   ( ) C. Repair exit doors, locks, and hardware for easy operation.
   ( ) D. Install/Repair normal exit illumination in the following areas:

          ______________________________________________________________________
   ( ) E. Install/Repair emergency lighting in the following areas:

          ______________________________________________________________________
   ( ) F. Install/Repair illuminated exit signs in the following areas:

          ______________________________________________________________________

2. FIRE PROTECTION FEATURES
   ( ) A. Install/Repair fire/smoke doors in the following areas:

          ______________________________________________________________________
   ( ) B. Install/Repair self-closing devices on doors in the following areas:

          ______________________________________________________________________
   ( ) C. Remove unauthorized hold-open devices on doors in the following areas:

          ______________________________________________________________________
   ( ) D. Provide flame spread certification for interior finish in the following areas:______________________________________________________

3. FIRE PROTECTION EQUIPMENT
   ( ) A. Install/Repair manual fire alarm system in the following areas:

          ______________________________________________________________________
   ( ) B. Install/Repair smoke detectors in the following areas:

          ______________________________________________________________________
   ( ) C. Install automatic sprinkler protection in the following areas:

          ______________________________________________________________________
OK ( ) D. Provide quarterly testing and maintenance for the automatic sprinkler system:_______________________________________________________________

   ( ) E. Replace/Repair automatic sprinkler system equipment as follows:

          ______________________________________________________________________
   ( ) F. Install/Repair hood extinguishing system in the following area:

          ______________________________________________________________________
   ( ) G. Provide semi-annual testing and maintenance for hood extinguishing system.
   ( ) H. Install portable fire extinguishers in the following areas:

          ______________________________________________________________________
   ( ) I. Provide annual testing and maintenance for portable fire extinguishers in the following areas:_________________________________
   (X) J. Maintain adequate clearance and access to all fire protection equipment.
   ( ) K. Maintain a minimum of 18" below sprinkler heads.

4. BUILDING SERVICE EQUIPMENT
   ( ) A. Provide cover plates for open electrical receptacles and junction boxes in the following areas:_________________________________________
   (X) B. Repair loose electrical fixtures, wiring, and switches in the following areas:______________________________________________________
   ( ) C. Discontinue the use of extension cords and multiple type electrical plugs and replace with permanent wiring in the following areas:

          ______________________________________________________________________
   ( ) D. Replace/Repair defective vents or chimneys from heating appliances in the following areas:__________________________________________________
   ( ) E. Enclose heating appliances with approved construction/materials in the following areas:__________________________________________________
   ( ) F. Provide adequate combustion air for all heating appliances in accordance with manufacturer's recommendations.
   (X) G. Maintain at least a 30 in. clearance between all electrical service equipment and storage.

5. SPECIAL HAZARDS
   ( ) A. Store all flammable and combustible liquids and gases in approved containers.
   ( ) B. Provide adequate ventilation for areas used for the storage or handling of flammable or combustible liquids or gases.
   ( ) C. Install approved electrical equipment for areas used for the storage or handling of flammable or combustible liquids or gases.
   ( ) D. Store all pressurized cylinders in the upright position with proper supports, and with protective valve covers in place.

6. GENERAL
   ( ) A. Remove combustible waste and debris from the following areas:

          ______________________________________________________________________
   (X) B. Improve general housekeeping in the following areas:

                       mechanical room
          ______________________________________________________________________
   ( ) C. Post "No Smoking" signs in the following areas:

          ______________________________________________________________________
   ( ) D. Complete and record fire drills at least:

          ______________________________________________________________________
   ( ) E. Maintain a clearance of at least 2 ft. between the ceiling and storage.
   ( ) F. Provide appropriate posting of required fire safety information.

Remarks  DORM STORAGE/PRINT ROOM/AND MECHANICAL ROOM: REMOVE EXCESSIVE
       -------------------------------------------------------------------------
         STORAGE.  30" CLEARANCE REQUIRED IN FRONT OF ELECTRICAL PANEL.
       -------------------------------------------------------------------------

( ) See attached supplemental report for additional comments.

Received by    BARBARA KEESECKER       /s/ Barbara Keesecker
            -----------------------    ---------------------
                     Print                     Sign
                                                                 Reply To:
Inspector         CM CRONAUER          /s/ CM Cronauer             7914758
            -----------------------    ---------------------
                     Print                     Sign

Appeals to these requirements may be addressed to the Supervisor of the Regional Office of the State Fire Marshall listed hereon. All appeal processes will be conducted and administered in accordance with the provisions as outlined in Article 38A of the Annotated Code of Maryland.

--------------------------------------------------------------------------------------------------------------
         FIRE-X
  SALES & SERVICE CORP.              ANSUL Commercial & Industrial Fire Protection              [LOGO]
--------------------------------------------------------------------------------------------------------------
17227 Virginia Avenue - Hagerstown, Maryland 21740-7606 - (301) 582-0016 - (301) 582-0183 Fax  FID# 52-1590945

SOLD TO      CUSTOMER # 2577                              SHIPPED TO
                                PLEASE PAY FROM THIS
                                INVOICE: NO STATEMENT
     HAGERSTOWN BUSINESS COLLEGE    WILL BE SENT
     18618 CRESTWOOD DRIVE
     HAGERSTOWN, MD 21740
                                                         (301) 739-2670
                                                         --------------
                                                          TELEPHONE NO.

---------------------------------------------------------------------------------------------
  DATE       DATE SHIPPED    SHIPPED VIA    YOUR ORDER NO.  INVOICE NO.     F.O.B.     TERMS
---------------------------------------------------------------------------------------------
10-12-95       9-29-95       PM                             28243           2 MD       net 30
---------------------------------------------------------------------------------------------
QUANTITY                          DESCRIPTION                               PRICE      AMOUNT
---------------------------------------------------------------------------------------------
              A complete inspection and maintenance procedure was
              performed on your fire extinguishers at the above location in accordance with NFPA 10, chapter 4.  This included proper dating, tagging, sealing & weighing of the units as well as other applicable procedures as stated in NFPA 10.  An
              inspection/service report was issued detailing the status of
              your facility's compliance with NFPA 10.                      SERVICE    $73.50
                                                                            PARTS       15.75
                                                           HAZ/MAT HANDLING FEE          2.68
                                                                            TX EXEMPT
                                                                            TOTAL      $91.93


             TERMS: Net 30 days from date of invoice: 1 1/2% INTEREST per month charged thereafter.


                                 EXHIBIT 10

         LIST OF LEASES, FINANCING AGREEMENTS, AND OTHER ENCUMBRANCES
                    RELATING TO REAL AND PERSONAL PROPERTY


1. Michigan National Bank Line of Credit (which will be released at or prior to Closing with respect to the School Related Assets)

2.     Those leases and agreements, if any, described on Exhibit 15

                                 EXHIBIT 11

                            LIST OF ACCREDITATION


1.       Certification by United States Department of Education

2. Accredited by the Accrediting Council for Independent Colleges and Schools (ACICS)

3.       Approved by the Maryland Higher Education Commission

4. Registered in Pennsylvania by the Pennsylvania State Board of Private Licensed Schools

5.       Court Reporting Program approved by the National Court Reporters'
         Association

6. Health Information Technology Program accredited by the Commission on Accreditation of Allied Health Education Programs (CAAHEP) in cooperation with the Council on Accreditation of the American Health Information Management Association (AHIMA)

7. Phlebotemy Program approved by the National Accrediting Agency for Clinical Laboratory Sciences

[SEAL]              UNITED STATES DEPARTMENT OF EDUCATION
                      OFFICE OF POSTSECONDARY EDUCATION
                    INSTITUTIONAL PARTICIPATION DIVISION
                          WASHINGTON, DC 20202-5323





Mr. Jim Gifford                                OPE ID No. 00794600
President
Hagerstown Business Colg
18618 Crestwood Dr
Hagerstown, MD 21742

Dear Mr. Gifford:

The Institutional Participation Division (IPD) is pleased to inform you that, based upon the information included in your Application for Institutional Participation (ED Form E40-34P), the Secretary of Education (Secretary) has determined that Hagerstown Business Colg (Institution) satisfies the definition of an eligible institution under the Higher Education Act of 1965, as amended
(HEA). The Institution will be listed in the next edition of the DIRECTORY OF POSTSECONDARY INSTITUTIONS published by the U.S. Department of Education (Department).

ENCLOSURES

Enclosed, please find a copy of the ELIGIBILITY AND CERTIFICATION APPROVAL REPORT (ECAR) and the PROGRAM PARTICIPATION AGREEMENT (PPA) that has been signed on behalf of the Secretary. In the PPA are listed the Federal student financial assistance programs (Title IV, HEA programs) for which IPD has certified the Institution.

Together, the PPA and the ECAR constitute IPD's determination that the Institution has qualified to participate in programs under the Higher Education Act of 1965, as amended (HEA) and the Federal student financial assistance programs (Title IV, HEA programs).

The Institution must retain the ECAR and the PPA together.

OPE ID NUMBER

The OPE ID Number 00794600 is a unique identifier for the Institution. The OPE ID Number will also be the Institution's identification number for the Title IV, HEA programs. Please use the OPE ID Number in all communications with the Department.

Hagerstown Business Colg
00794600                                                                  Page 2
--------------------------------------------------------------------------------


ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

The ECAR contains a list of the HEA programs other than Title IV, HEA programs, for which the Institution is eligible to apply. This list DOES NOT MEAN that the Institution will automatically be eligible to participate in or receive funds under any HEA competitive grant program. Information concerning applications for, and the individual requirements of, the competitive grant program can be obtained from:

         Deputy Assistant Secretary
         Office of Higher Education Programs
         U.S. Department of Education
         600 Independence Avenue, S.W.
         Washington, DC 20202-5131.

The ECAR also contains a Vocational Programs Section that lists the Non-Degree Programs that IPD has determined are eligible programs for participation in the Title IV, HEA programs. Please Note: (a) Vocational Programs that do not meet the requirements of 34 CFR Parts 600 and 668 have not been approved and do not appear in the ECAR; and (b) in order to comply with the requirements of 34 CFR 668(l), some Vocational Programs may have been approved for fewer credit hours than requested in the Institution's application.

PROGRAM PARTICIPATION AGREEMENT

As explained in the PPA, Title IV HEA programs administered by participating educational institutions are subject to applicable laws, regulations, and guidelines.

Listed below are the appropriate telephone numbers for further information on the HEA programs for which the Institution is approved:

     -  Federal Pell Grant Program                   (202) 708-7509

     -  Federal Family Education Loan Program        (202) 708-9222

     -  Federal Direct Student Loan Program          (202) 708-9951

     -  Federal Campus-Based Programs(1)             (202) 708-9807





____________________

   (1) The Federal Campus-Based Programs are (a) the Federal Supplemental Educational Opportunity Grant Program, (b) the Federal Work-Study Program, and
(c) the Federal Perkins Loan Program.

Hagerstown Business Colg
00794600                                                                  Page 3
--------------------------------------------------------------------------------


Not more than one year before beginning to participate in any Title IV, HEA program for which the Institution has not previously participated, the Institution must participate in Precertification Training(2).

Participating educational institutions will be reviewed at least once every four years to determine whether the institutions remain administratively capable and financially responsible to administer Title IV programs and funds.

REPORTING AND REAPPLICATION REQUIREMENTS

The institution must report promptly to the Department certain changes and actions that affect the institution's participation approval, as specified in 34 CFR 600 and 668, including, but not limited to:

     -  Change of name and/or address;
     -  Change in the way the institution measures educational program length;
     -  Change in the level of course offerings;
     - Additions and/or closures of non-main campus locations that offer at least 50% of an educational program;
     -  Change of primary accrediting agency;
     - Change of the State agency that confers legal authority on the institution to offer programs of postsecondary education;
     - Change in ownership, whether or not that ownership change results in a change in control of the institution;
     - Change in exercise of a person's substantial control over the institution, e.g., a change in the chief executive officer or members of the board of trustees or board of directors; or
     - New contract or significant modification of existing contract with a third party servicer.

If the institution fails to report any such changes within ten days after the change occurs, the ability of the institution to administer the Title IV student financial assistance programs properly will be called into question.
As a consequence, we will consider whether it is necessary to monitor the institution's receipt of Federal funds more closely. Failure to report changes within the time frame required may also result in an adverse action being taken against the institution in accordance with 34 CFR 668, Subpart G.






_____________________
   (2) For information concerning Precertification Training, contact Team 3 at the telephone number listed later in this Letter.

Hagerstown Business Colg
00794600                                                                  Page 4
--------------------------------------------------------------------------------


AUTOMATIC TERMINATION OF APPROVAL

This Approval for Institutional Participation automatically terminates on the happening of any of the following events:

     -   07/31/1999;
     - The date the institution loses the legal authority to offer programs of postsecondary education in the State in which it is located;
     - The date the institution loses accreditation from its designated primary accrediting agency;
     - The date the institution ceases to offer all approved postsecondary instruction;
     -   The date the institution merges with another institution;
     - The date the institution undergoes a change in ownership resulting in a change of control;
     -   The date the institution files for bankruptcy; or
     - The date the institution otherwise ceases to meet the definition of an eligible Proprietary institution of higher education

Please send all information or documentation required by this letter to:

         if by mail:
     U.S. Department of Education
     Institutional Participation Division, Team 3
     600 Independence Avenue, S.W.
     Washington, DC 20202-5323

         if by overnight mail/courier delivery:
     U.S. Department of Education
     Institutional Participation Division, Team 3
     7th & D Streets, S.W., GSA Building, Room 3522
     Washington, DC 20407

Please contact the IPD Team 3 if you have any questions concerning information included in this Notice. Telephone numbers for Team 3 are:

         (202) 205-3772 (202) 205-3778 (202) 205-3887 (202) 205-3888


                                                 Respectfully yours,


                                                 /s/ Robert E. Jamroz, Ph.D.
                                                 ---------------------------
                                                 Robert E. Jamroz, Ph.D.
                                                 Acting Director

Hagerstown Business Colg
00794600                                                                  Page 5
--------------------------------------------------------------------------------


Enclosures:
   Program Participation Agreement
   Eligibility and Certification Approval Report


[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                                                                                PAGE A - 1
----------------------------------------------------------------------------------------------------------------------------------
                        NAME OF INSTITUTION:    HAGERSTOWN BUSINESS COLG
                                    ADDRESS:    18618 CRESTWOOD DR
                                                HAGERSTOWN, MD  21742


            CONGRESSIONAL DISTRICT:     06                              ACTION DATE:    05/22/95
                 DEPARTMENT REGION:     03                                   ACTION:    Reapprove Elig/Cert
                                                                             REASON:    Meets Statutory Requirement

------------------------------------------------------------------------------------------------------------------------------------

  OPE ID  :  007946 00                                                                         FEDERAL PELL GRANT ID  :  00794600
  EIN ID  :  382530076                                                              FEDERAL FAMILY EDUCATION LOAN ID  :  00794600
IPEDS ID  :                                                                           FEDERAL DIRECT STUDENT LOAN ID  :
  CRS ID  :  1 382530076 A3                                                                  FEDERAL WORK - STUDY ID  :  00175000
  PIN ID  :  8279                                                FEDERAL SUPPLEMENTAL EDUCATION OPPORTUNITY GRANT ID  :  00175000


------------------------------------------------------------------------------------------------------------------------------------



[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                                                                                PAGE A - 2
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg                                                          ELIGIBLE : Y
          OPE ID : 007946  00                                                           INITIAL APPROVAL DATE : 05/23/84

                                                                     WAIVER(S):         **** End of Waivers ***

                  ACADEMIC CALENDAR : Trimester Hours
HIGHEST EDUCATIONAL PROGRAM OFFERED : Associate's Degree

------------------------------------------------------------------------------------------------------------------------------------

THE INSTITUTION IS ELIGIBLE TO APPLY FOR PARTICIPATION IN THE FOLLOWING PROGRAMS AUTHORIZED UNDER THE HIGHER EDUCATION ACT OF 1965,
AS AMENDED:

       TITLE I : N         TITLE IV : Y         TITLE VII : N          TITLE X : N        TITLE XIII : N
      TITLE II : N          TITLE V : N        TITLE VIII : N         TITLE XI : N         TITLE XIV : N
     TITLE III : N         TITLE VI : N          TITLE IX : N        TITLE XII : N          TITLE XV : N

------------------------------------------------------------------------------------------------------------------------------------

                                          TITLE IV STUDENT FINANCIAL ASSISTANCE PROGRAMS

                                                                      PROGRAM PARTICIPATION AGREEMENT
                   CERTIFIED : Certified                                   EFFECTIVE DATE : 08/02/1995
         LOAN DEFERMENT ONLY : N                                          EXPIRATION DATE : 07/31/1999
        PROGRAM            CERTIFIED          APPROVAL DATE     PROGRAM             CERTIFIED        APPROVAL DATE
        -------            ---------          -------------     -------             ---------        -------------
        FWS Com Serv            Y               05/04/93        FWS Priv Sec Empl       Y               05/22/95
        FWS Job Loc Dev         Y               05/04/93        FFEL Staff              Y               11/23/88
        FFEL Staff Unsub        Y               05/22/95        FFEL PLUS               Y               05/22/95
        FFEL SLS                N                               FPerkins                Y               11/23/88
        FSEOG                   Y               05/04/93        FPell                   Y               11/23/88
        FDSLP Staff             Y               05/22/95        FDSLP Staff Unsub       Y               05/22/95
        FDSLP PLUS              Y               05/22/95


------------------------------------------------------------------------------------------------------------------------------------

[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                     ACCREDITATION SECTION                                           PAGE B - 1
----------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg
          OPE ID : 007946  00

                                                           ACCREDITATION

                                                                                                                 FIRST
        ACCREDITING AGENCY                     SCOPE           TYPE            ACCREDITATION STATUS            CONFERRED
-------------------------------------          -----           ----            --------------------            ---------
Accrediting Commission of Independent           INS             PRI             Full Accreditation              01/01/68
Colleges and Schools

                                              **** End of Accreditation Section ****


------------------------------------------------------------------------------------------------------------------------------------

[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                    STATE AUTHORIZATION SECTION                                       PAGE C - 1
----------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg
          OPE ID   007946  00

                                                        STATE AUTHORIZATION


       STATE AGENCY                                  EFFECTIVE DATE                                AUTHORIZATION TYPE
------------------------------                       --------------                             ------------------------------------
MD Higher Education Commission                          04/26/95                                Institutional Authorization

                                           **** End of State Authorization Section ****


------------------------------------------------------------------------------------------------------------------------------------


[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                       OFFICIALS SECTION                                              PAGE D - 1
----------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg
          OPE ID : 007946  00

                                                             OFFICIALS

       NAME AND ADDRESS                           TITLE                     PHONE              FAX                 INTERNET
------------------------------------    ---------------------------    ---------------    ---------------    ----------------------
Gifford, Jim                            President                      (301) 739-2670     (301) 791-7661
POB 2861
Hagerstown, MD  21741

McCarthy, Timothy                       President                      (301) 739-2670     (301) 791-7661
3290 W Big Beaver
Troy, MI  48084

Gilgore, Robert G                       Financial Aid                  (301) 739-2670     (301) 791-7661
                                        Administrator

Doonan, Thomas A                        Director / General
3290 W Big Beaver                       Partner
Troy, MI  48084

Vlasic, Richard R                       Director / General
                                        Partner

Vlasic, Michael A                       Director / General
                                        Partner

Toma, H D                               Vice President
10430 Elizabeth Lake Rd
White Lake Township, MI 48386

                                                **** End of Officials Section ****


------------------------------------------------------------------------------------------------------------------------------------





[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                      ADDITIONAL LOCATIONS SECTION                                   PAGE E - 1
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg
          OPE ID : 007946  00

                                                       ADDITIONAL LOCATIONS

     OPE ID                    NAME AND ADDRESS                   LOCATION TYPE         APPROVED        INITIAL APPROVAL DATE
-----------------    -------------------------------------    ---------------------     --------        ---------------------

                                                     **** End of Section ****


------------------------------------------------------------------------------------------------------------------------------------

[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                  VOCATIONAL PROGRAMS SECTION                                         PAGE F - 1
----------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg
          OPE ID : 007946  00

                                                        VOCATIONAL PROGRAMS

  CIP                     CIP NAME                  APPROVED   FIRST OFFERED   CREDIT HOURS   CLOCK HOURS   DURATION IN WEEKS
-------         ------------------------------      --------   -------------   ------------   -----------   -----------------
51.0899         Health and Medical Assistants,          Y                          24                              45
                Other
51.1099         Health and Medical Laboratory           Y                          26                              45
                Technol./Technicians, Other
52.0302         Accounting Technician                   Y                          50                              45
52.0403         Legal Administrative                    Y                          47                              45
                Assistant/Secretary
52.0404         Medical Administrative                  Y                          51                              60
                Assistant/Secretary
52.0406         Receptionist                            Y                          51                              60
52.0407         Information Processing/Data             Y                          26                              30
                Entry Technician
52.0499         Administrative and Secretarial          Y                          50                              60
                Services, Other

                                                     **** End of Section ****



------------------------------------------------------------------------------------------------------------------------------------


[SEAL]
                                               INSTITUTIONAL PARTICIPATION DIVISION

                                           ELIGIBILITY AND CERTIFICATION APPROVAL REPORT

DATE: 09/13/1995                                      OWNERSHIP SECTION                                          PAGE G - 1
----------------------------------------------------------------------------------------------------------------------------------
INSTITUTION NAME : Hagerstown Business Colg
          OPE ID : 007946  00

                                                             OWNERSHIP


 EIN/SSN                  NAME                             OWNER TYPE               PERCENT OWNED       START DATE      END DATE
---------       -------------------------       -------------------------------     -------------       ----------      --------
382530076       O/E Learning INC.               Corporation - Privately Held            100%            04/25/95
                3290 West Big Beaver
                Suite 128
                Troy, MI  48084

                                                     **** End of Section ****



------------------------------------------------------------------------------------------------------------------------------------

[LOGO] ACICS     [LETTERHEAD] ACCREDITING COUNCIL FOR
                              INDEPENDENT COLLEGES AND SCHOOLS


August 21, 1996
ID Code: M00115



Mr. James E. Gifford
President
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742

Dear Mr. Gifford:

The Council acted at its recent meeting to give your institution a new grant of accreditation as a junior college through December 31, 2002.

The institution should be aware of the correct interpretation of Section 3-3-302 of the Accreditation Criteria (copy enclosed) related to the percentage of faculty with advanced degrees or professional certification who are teaching courses at the institution. Faculty teaching courses that do not require a baccalaureate degree for the basis of hiring are not included in the numerator or the denominator when calculating the percentage of courses being taught by faculty possessing advanced degrees or professional certification.

The Council is pleased to have this continued relationship with your institution. Please contact Jill DeAtley at (202) 336-6774 if you have any questions.

Sincerely,

/s/ Stephen D. Parker
---------------------

Stephen D. Parker
Executive Director

cam
Enclosure

                             ACCREDITING COUNCIL
                                     FOR
                      INDEPENDENT COLLEGES AND SCHOOLS



                                [LOGO] ACICS


                         Hagerstown Business College
                            Hagerstown, Maryland

                             is accredited as a

                               Junior College

               This accreditation, with all the rights, honors,
                     and privileges, is granted through

                              December 31, 2002


                in testimony of institutional compliance with
                        the criteria of the Council.




                             /s/ Stephen D. Parker
                 ----------------------------------------------
                               EXECUTIVE DIRECTOR

            [LETTERHEAD] THE MARYLAND HIGHER EDUCATION COMMISSION

[LOGO]

                                 June 20, 1996

Mr. Jim Gifford
President
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742

Dear Mr. Gifford:

         The Maryland Higher Education Commission (the "Commission") has reviewed the program changes by Hagerstown Business College. This review entailed an analysis of the changes in accord with the Commission's Policies and Procedures for Academic Program Proposals and the Minimum Requirements for Degree-Granting Institutions.

         The proposed program changes to the Legal Secretary, Medical Assistant, Medical Transcriptionist, Medical Receptionist, and Health Information Coding certificate programs do not require action by the Commission and can be implemented as proposed. Further, the proposed changes to the Professional Secretary, Computer Applications, Court Reporting, Medical Secretary/Assistant, Medical Receptionist/Transcriptionist, Health Information Technology, and Legal Assistant Associate of Applied Science degree programs likewise do not require Commission action. Therefore, the following proposed name changes are acceptable.

FORMER PROGRAM NAME                        NEW PROGRAM NAME

Business Administration - Marketing        Business Administration
Clerk Typist/Receptionist                  Typist/Receptionist
Business Administration - Management       Business Administration
Computerized Office Accounting             Computerized Accounting
Data Entry Clerk                           Data Entry
Bookkeeper                                 Computerized Accounting


         This action does not include the proposal to use the term "Accounting" to describe the program Business Administration-Accounting. The Minimum Requirements for Degree-Granting Institutions (COMAR 13B.02.02.11(A)) states:

         IF AN INSTITUTION ALREADY APPROVED BY THE STATE OR CHARTERED BY THE GENERAL ASSEMBLY WISHES TO OFFER AN INSTRUCTIONAL PROGRAM NOT SPECIFIED IN THE INSTITUTION'S CERTIFICATE OF APPROVAL, OR NOT AUTHORIZED BY ITS CHARTER, OR BY AN APPROVAL OR RECOMMENDATION OF THE COMMISSION, THE INSTITUTION SHALL SUBMIT A PROSPECTUS AND A REQUEST FOR APPROVAL OR RECOMMENDATION THROUGH ITS GOVERNING BOARD TO THE COMMISSION IN ACCORDANCE WITH INSTRUCTIONS PROVIDED BY THE SECRETARY.

Mr. Jim Gifford
June 20, 1996
page 2


         The Policies and Procedures for Academic Program Proposals defines a "new program" to include a "substantial modification" of an existing program. Because the disciplines of Business Administration and Accounting are different, your desire to rename the program constitutes the introduction of a new program and must be submitted for approval to the Commission.

         If you have any questions or concerns on this matter, please call me at 410-974-2971.

                                        Sincerely,

                                        /s/ David A. Sumler
                                        --------------------------------------
                                        David A. Sumler, Ph.D.
                                        Director of Collegiate Affairs

DS:LM

            [LETTERHEAD] THE MARYLAND HIGHER EDUCATION COMMISSION

[LOGO]


                                 August 9, 1996


Mr. Jim Gifford
President
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742

Dear Mr. Gifford:

         The Maryland Higher Education Commission (the "Commission") has reviewed the program change proposal by Hagerstown Business College. This review entailed an analysis of the changes in accord with the Commission's Policies and Procedures for Academic Program Proposals and the Minimum Requirements for Degree-Granting Institutions.

         The proposed program change to Accounting does not require action by the Commission and can be implemented as proposed. Therefore, the following proposed name change is acceptable.

FORMER PROGRAM NAME                             NEW PROGRAM NAME

Business Administration - Accounting            Accounting

         If you have any questions or concerns on this matter, please call me at 410-974-2971.

                                        Sincerely,

                                        /s/ David A. Sumler
                                        -------------------------------------
                                        David A. Sumler, Ph.D.
                                        Director of Collegiate Affairs

DS:LM

              [LETTERHEAD] MARYLAND HIGHER EDUCATION COMMISSION



                                  May 14, 1992




Ms. Cheryl M. Hyslop
Dean
Hagerstown Business College
12031 Hopewell Road
Hagerstown, Maryland 21740

Dear Ms. Hyslop:

         Hagerstown Business College maintains full and unconditional approval from the Maryland Higher Education Commission to operate in the State of Maryland and to offer programs in accounting technologies, secretarial technologies, and medical and legal assistance leading to the lower division certificate and the associate's degree.

                                        Cordially

                                        /s/ Shaila R. Aery
                                        ------------------------------
                                        Shaila R. Aery
                                        Secretary

SRA:JAS:ds

                    MARYLAND HIGHER EDUCATION COMMISSION

                             hereby states that

                         HAGERSTOWN BUSINESS COLLEGE

            maintains full and unconditional approval to operate
              in the State of Maryland and to offer programs in

                           accounting technologies
                          secretarial technologies
                             medical assistance
                              legal assistance

                 leading to the lower division certificate and
                               associate's degree

                          Commonwealth of Pennsylvania
                            DEPARTMENT OF EDUCATION
                               333 Market Street
                           Harrisburg, PA 17126-0333

                                 June 20, 1995

MR JAMES GIFFORD
CHIEF EXECUTIVE OFFICER
HAGERSTOWN BUSINESS COLLEGE
18618 CRESTWOOD DRIVE
HAGERSTOWN MD 21742


Dear MR GIFFORD :

         Your school has been registered as an out-of-state school authorized to solicit students in the Commonwealth of Pennsylvania under the provisions of Act 174 of 1986 for the period from 07-01-1995 to 07-01-1997 or until this registration is suspended or revoked for cause.

         This registration authorizes licensed representatives of your school to enroll students within the Commonwealth of Pennsylvania for the program(s) on the enclosed listing.

         As you know, representatives of your school who enroll students within the Commonwealth must be licensed by the State Board of Private Licensed Schools. If you have submitted admissions representatives' applications they are being processed and will be forwarded under separate cover.

         This registration applies only to the program titles, lengths and tuition charges shown above. Please notify the State Board of Private Licensed Schools of any proposed changes relative to these programs or for new programs; change of address; change of director or a change of ownership.

                                        Sincerely,


                                        /s/ James G. Hobbs
                                        ------------------
                                        JAMES G HOBBS
                                        COORDINATING SECRETARY
                                        STATE BOARD OF PRIVATE LICENSED SCHOOLS



Enclosure

                          COMMONWEALTH OF PENNSYLVANIA
                            Department of Education

                               hereby states that

                          HAGERSTOWN BUSINESS COLLEGE

                 has been registered as an out-of-state school
                     authorized to solicit students in the
                          Commonwealth of Pennsylvania
                    under the provisions of Act 174 of 1986




                          July 1, 1995 to July 1, 1997

                                        COMMONWEALTH OF PENNSYLVANIA
                                        Department of Education
                                        October 25, 1996


SUBJECT:         School Program Profile (PDE-3808)

TO:              School Administrators
                 Licensed/Registered Private Schools

                 /s/ Pat Dowswell
                 ------------------------------------
FROM:            Pat Dowswell
                 Division of Private Licensed Schools



                          Enclosed is your current School Program Profile.
                 Please review the profile carefully and return any changes using current procedures.

                          If you have any questions concerning this matter,
                 please contact me at (717) 783-8228.

PDE-3808                      SCHOOL PROGRAM PROFILE                  PAGE   162
4-00-00-940-9-0000            HAGERSTOWN BUSINESS COLLEGE             10/24/96
PDS840                        18618 CRESTWOOD DRIVE                   HOBBS

CALENDAR SYSTEM:  TRIMESTER   HAGERSTOWN MD  21742
                              301-739-2670

CIP CODE             PROGRAM NAME            TYPE            PROGRAM        DISC'D                  PROG-NEW           TUITION
                                             AWARD           LENGTH         YEAR       TUITION      TUITION            EFF-DATE
11.9999 000       COMPUTERIZED               AAS        1365 CLOCK HOURS                8960
                  APPLICATIONS                            70 CREDIT HOURS

22.0103 000       LEGAL ASSISTANT            AAS        1215 CLOCK HOURS                8960
                                                          70 CREDIT HOURS

51.0707 000       HEALTH INFORMATION         D           570 CLOCK HOURS                3840
                  CODING                                  30 CREDIT HOURS

51.0707 001       HEALTH INFORMATION         AAS        1290 CLOCK HOURS                8960
                  TECHNOLOGY                              70 CREDIT HOURS

51.0708 000       MEDICAL                    D          1095 CLOCK HOURS                6528
                  TRANSCRIPTIONIST                        51 CREDIT HOURS

51.0801 000       MEDICAL ASSISTANT          D          1095 CLOCK HOURS                6528
                                                          51 CREDIT HOURS

51.9999 000       PHLEBOTOMIST               D           660 CLOCK HOURS                4096
                                                          32 CREDIT HOURS

52.0201 000       ACCOUNTING                 AAS        1290 CLOCK HOURS                8960
                                                          70 CREDIT HOURS

52.0201 001       BUS ADMIN/                 AA         1470 CLOCK HOURS    1996        8960
                  MANAGEMENT                              70 CREDIT HOURS

52.0201 002       BUSINESS ADMINISTRATION    AAS        1230 CLOCK HOURS                8960
                                                          70 CREDIT HOURS

52.0302 000       COMPUTERIZED ACCOUNTING    D           750 CLOCK HOURS                5248
                                                          41 CREDIT HOURS

52.0302 001       BOOKKEEPER                 D           705 CLOCK HOURS    1996        6400
                                                          50 CREDIT HOURS

52.0401 000       PROFESSIONAL SECRETARY     AAS        1365 CLOCK HOURS                8960
                                                          70 CREDIT HOURS

52.0403 000       LEGAL SECRETARY            D           825 CLOCK HOURS                6016
                                                          47 CREDIT HOURS

52.0404 000       MEDICAL SECRETARY/         AAS        1320 CLOCK HOURS                8832
                  ASSISTANT                               69 CREDIT HOURS

52.0405 000       COURT REPORTER             AAS        1470 CLOCK HOURS                8960
                                                          70 CREDIT HOURS

52.0406 000       MEDICAL RECEPTIONIST/      AAS        1335 CLOCK HOURS                8832
                  TRANSCRIPTIONIST                        69 CREDIT HOURS

52.0406 001       MEDICAL RECEPTIONIST       D          1050 CLOCK HOURS                6528
                                                          51 CREDIT HOURS

PDE-3808                     SCHOOL PROGRAM PROFILE                     PAGE 163
4-00-00-940-9-0000           HAGERSTOWN BUSINESS COLLEGE                10/24/96
PDS840                       18618 CRESTWOOD DRIVE                      HOBBS


CALENDR SYSTEM:  TRIMESTER   HAGERSTOWN  MD  21742
                             301-739-2670

                                         TYPE     PROGRAM              DISC'D                 PROG-NEW     TUITION
CIP CODE       PROGRAM NAME              AWARD    LENGTH               YEAR       TUITION     TUITION      EFF-DATE
52.0407 000    DATA ENTRY                D        645 CLOCK HOURS                 4096
                                                   32 CREDIT HOURS

52.0408 000    TYPIST/RECEPTIONIST       D        975 CLOCK HOURS                 6400
                                                   50 CREDIT HOURS

                               NCRA [LETTERHEAD]



June 5, 1995



Mr. James Gifford
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742

Dear Mr. Gifford:

The Board on Approved Student Education has recently concluded its June meeting where action was taken to confer a new grant of approval to your court reporter education program. Approval is normally issued for four (4) years; however, each program is subject to reexamination at any time if a question is raised as to its compliance with the General Requirements and Minimum Standards.
Enclosed is a copy of the motion passed at the meeting concerning your institution.

Your program will continue to be listed as an approved one in the Journal of Court Reporting as well as in promotional mailings distributed to potential students who request the information.

Congratulations, and BASE appreciates your support of its approval program. Please do not hesitate to contact me for further information or assistance if needed.

Sincerely,

/s/ D. Kay Frazier
---------------------
D. Kay Frazier, Chair
Board on Approved Student Education

DKF/dmg

Enclosure

HAGERSTOWN BUSINESS COLLEGE
Hagerstown, Maryland



WHEREAS, The Board on Approved Student Education has considered information, documents, and reports of the above-named institution's court reporter education program, and finds that it generally complies with the General Requirements and Minimum Standards of the Board on Approved Student Education,

THEREFORE
RESOLVED,            that the above-named institution's court reporter education program be approved.

                      NATIONAL COURT REPORTERS ASSOCIATION

                                  [NCRA LOGO]



                          HAGERSTOWN BUSINESS COLLEGE
                            COURT REPORTING PROGRAM

                            Has Been Approved by the
                      Board on Approved Student Education

                          APPROVED UNTIL DECEMBER 1996



  The on-site court reporter education program of this institution has met the
         General Requirements and Minimum Standards established by the
                   Board on Approved Student Education of the
                     National Court Reporters Association.



                                                   /s/ Brian E. Cartier
                                                   --------------------
                                                    Executive Director

[AHIMA LETTERHEAD]


April 11, 1994

Patricia Brown, BS, RRA
Hagerstown Business College
Health Information Technician Program
18618 Crestwood Drive
Hagerstown, MD  21742

Dear Ms. Brown:

The Council on Accreditation has completed its review of the Progress Report you submitted in September 1993 and has determined that all deficiency areas cited in your last on-site visit report (Essentials II.C.3, III.E and Essential III.F.3) have now been met. The Council congratulates you on your efforts to bring your program into compliance with all of the Essentials criteria.

Because you were awarded the maximum five years of initial accreditation in October, 1992, this progress report review does not change the timeframe for your next on-site accreditation visit. Therefore, the next accreditation on-site visit will occur in the 1997-98 academic year.



Sincerely,

/s/ Shirley Eichenwald

Shirley Eichenwald, MBA, RRA
Director, Education and Accreditation


cc: Casimer Kriechbaum, Jr., MA, Dean, Hagerstown Business College Cheryl Hyslop, MA, President, Hagerstown Business College
       L.M. Detmer, MHA, Secretary, CAAHEP

                         CERTIFICATE OF ACCREDITATION

             Committee on Allied Health Education and Accreditation


                            in cooperation with the

 Council on Education of the American Health Information Management Association



                        presents this certificate to the
                       Medical Record Technology Program
                          Hagerstown Business College
                              Hagerstown, Maryland

                               on October 9, 1992

                  for being in substantial compliance with the

            Essentials of an Accredited Educational Program for the
                           Medical Record Technician

                           next evaluation 1997-1998




/s/ Rhonda Karp                    [SEAL]          /s/ Marion Pruchard
-----------------                                  ----------------------------
CAHEA Chairperson                                  Review Committee Chairperson

[LOGO]

March 14, 1994



Kateri Frazier, MT (ASCP) BB
Program Director
Phlebotomy Program
Hagerstown Business College
1050 Crestwood Drive
Hagerstown, MD 21740-2797


Dear Ms. Frazier:

At the March 11-13, 1994 NAACLS Review Board meeting, the board approved the attached action regarding your Phlebotomy Program. A certificate of approval is enclosed.

Program approval is based on your program's activity from March 11, 1993 to the present as evidenced by a progress report that was due November 1, 1993. In order to assist your program in future administrative and financial planning, we will notify you of the renewal of approval process on April 1, 1996. This will allow you to submit the renewal documentation for your program by August 1, 1996, well in advance of the ending of your program's approval on April 30, 1997.

As a measure of quality assurance, we ask that you help us by completing the enclosed Post Evaluation Process form. We consider your feedback critical to the future improvement of our peer review process.

Please accept our congratulations on receiving NAACLS' approval for your program.

Sincerely,

/s/ Cynthia Wells

Cynthia Wells, EdD, CLS(NCA), MT(ASCP)
Chairman, NAACLS Review Board

Enclosures    -  Certificate of Approval
              -  Post Evaluation Process Form
              -  Invoice

cc:    Cheryl Hyslop, Director
       Betty Warrenfeltz, Medical Division Director

CW/dpa

                                [NAACLS LOGO]

                       THE NATIONAL ACCREDITING AGENCY
                       FOR CLINICAL LABORATORY SCIENCES

                                 presents this
                      Certificate of Continued Approval
                                      to
                         HAGERSTOWN BUSINESS COLLEGE
                             HAGERSTOWN, MARYLAND
    In recognition of the Phlebotomy Program, which is consistent with the
              Standards established by the NAACLS Review Board.
                     FROM APRIL 1, 1994 TO MARCH 31, 1997.

/s/ Cynthia L. Wells                             /s/
----------------------------                    -------------------------------
  Review Board Chairman                                 Executive Director

                     THE NATIONAL PHLEBOTOMY ASSOCIATION
                               WASHINGTON, D.C.
                                presents this
                                 CERTIFICATE


                                      to

                         Hagerstown Business College
             FOR N.P.A. ACCREDITATION PHLEBOTOMY TRAINING PROGRAM

                         REGISTRATION NUMBER:  C-0007
                                             -----------------

                       SPECIALIZATION:    Phlebotomy Course
                                      ------------------------

/s/ Sharon N. Jones                                      /s/
---------------------------------   [LOGO]     ---------------------------------
     EXECUTIVE DIRECTOR                            EDUCATIONAL PROGRAM PLANNER

January 1 - December 31, 1995
---------------------------------
          DATE



[SEAL]

                                    [SEAL]

                    MARYLAND BOARD OF NURSING [LETTERHEAD]

                               December 8, 1995


Dr. Jim Gifford,
President,
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742

Dear Dr. Gifford:

        At its November meeting, the Board of Nursing met with you and Dr. Kriechbaum to discuss the proposal to implement a License Practical Nursing Program at Hagerstown Business College. The Board reviewed the resume of both applicants for the position of Nursing Administrator and agrees that both persons meet the qualification stated in the regulations.

        The Board voted to authorized Hagerstown Business College to implement a license practical nursing program in January 1996, with the understanding that the nursing courses will not begin before May, 1996. The curriculum is to be reviewed by the faculty and approved by the Board before the nursing courses begin in May 1996.

        Its the Board's understanding that the curriculum is based on five modules of 9 weeks and that the modules provide a total of 36 credit hours. Students will be able to complete the program in one calendar year.

        Please remember the Board's professional staff is available as you implement and prepare the program.


                                                Sincerely,


                                        /s/ Judith W. Ryan
                                        ---------------------------------
                                        Judith W. Ryan, Ph.D., RN, CRNP-A
                                        President
                                        Maryland Board of Nursing

JWR/was

                                  EXHIBIT 12

                   POLICY MANUALS AND OTHER SCHOOL MATERIAL

1. Financial Aid Handbook and related material published by U.S. Department of Education

2.      Recruitment Training Manual

3.      Hagerstown Business College Course Catalog

4.      Instructional manuals on "CLASS" computer software system

                                  EXHIBIT 13

                   COHORT DEFAULT RATE EVALUATION MATERIAL


                Cohort Year                 Cohort Default Rate
                -----------                 -------------------

                   1991                         10.5%

                   1992                          4.6%

                   1993                         10.6%

                   1994                          8.4%

[LOGO]

                    UNITED STATES DEPARTMENT OF EDUCATION
                            WASHINGTON, D.C. 20202
                                   MAY 1996

PRESIDENT
---------                                       OPE ID:                 007946
HAGERSTOWN BUSINESS COLG                        Borrowers in Default:       12
18618 CRESTWOOD DR                              Borrowers in Repayment:    143
HAGERSTOWN, MD 21742                            FY 1994 PRE-PUBLICATION
                                                COHORT DEFAULT RATE:       8.4%


Dear President:

I am pleased to announce that, based upon data currently available on the National Student Loan Data System (NSLDS), the U.S. Department of Education (Department) has calculated a fiscal year (FY) 1994 pre-publication cohort default rate for your school. Your school's FY 1994 pre-publication cohort default rate is set forth above.

The cohort default rate identified in this letter is called a pre-publication rate because, pursuant to the Department's regulations, your school has the opportunity to review and correct errors in the data that form the basis for this rate before an official cohort default rate is disclosed to the public. See, 34 C.F.R. 668.17(h). The information that was used to calculate your school's pre-publication cohort default rate was provided to NSLDS by the guaranty agencies. Therefore, if your school chooses to challenge its data, any challenge must be sent to the guaranty agency that reported the data to NSLDS. Your school has 30 calendar days from the receipt of the pre-publication data to submit challenges to the applicable guaranty agencies.

Because your school's pre-publication cohort default rate is less than 20.0%, the Department has not enclosed a copy of the data used to calculate your school's pre-publication cohort default rate. If your school wishes to review its data, it must request that data within ten (10) working days of its receipt of this letter. An order form is enclosed at the end of the enclosed informational booklet.

Please note that there are no official consequences associated with your school's FY 1994 pre-publication cohort default rate and the pre-publication cohort default rate will not be voluntarily released to the public by either the Department or the guaranty agencies. When the Department calculates your school's official FY 1994 cohort default rate later this year, it will be released to the public and your school may be subject to applicable consequences.

If you have any questions regarding your school's FY 1994 pre-publication cohort default rate, the underlying data, or the challenge process, please review the enclosed informational booklet or contact the Default Management Hotline at 202-708-9396.


                                        Very truly yours,

                                        /s/ James D. Gette

                                        James D. Gette, Acting Chief
                                        Default Management Section


Enclosure

                                 EXHIBITS 14

                               TRADEMARKS ETC.

The Hagerstown Business College name and logo are attached. Neither the name Hagertown Business College nor the HBC logo has been registered as a trademark on the State or Federal level.

[Hagerstown Business College LOGO]                      18618 Crestwood Drive
                                                   Hagerstown, Maryland 21742

                                                                 301-739-2670
                                                                 800-HBC-2670
                                                           FAX   301-791-7661

                                  EXHIBIT 15

                          LIST OF MATERIAL CONTRACTS

1.      Program Participation Agreement with the U.S. Department of Education

2. Contract for Perkins Loans - 3rd party that administers general disbursement

3.      Agreement with Williams & Fudge for collections

4. Agreement with Greencastle-Antrim School District to teach high school juniors and seniors in certain business education programs

5.      Pitney Bowes Postal Meter Lease: Annual maintenance and rental

6.      Maintenance Agreement on Xerox Copy Machine

7.      Telephone System: contract with Wiltel Telegration

8.      Alarm System servicing: contract with Glessner

9.      Fire Security System servicing: contract with Dynamark

10.     Vending Agreement to provide vending services

11.     Maintenance Agreement for electronic card catalog system in library

12. Clearinghouse service for subscription for periodicals for library with Ebisco

13.     Waste Removal agreement

14.     Medical Waste Management Removal contract

15.     Lawn Maintenance Agreement

16.     Agreement with Heating and Cooling service (on per call basis)

17.     Medisoft subscription agreement

18.     Westlaw subscription agreement

19.     Employment agreement described on Exhibit 16

DEPARTMENT OF EDUCATION
OFFICE OF POSTSECONDARY EDUCATION
STUDENT FINANCIAL ASSISTANCE PROGRAMS
INSTITUTIONAL PARTICIPATION DIVISION  [LOGO]

                       PROGRAM PARTICIPATION AGREEMENT


          Effective Date of Approval:   The date on which this Agreement is
                                        signed on behalf of the Secretary of
                                        Education
          Approval Expiration Date:     07/31/1999


Name of Institution:          HAGERSTOWN BUSINESS COLG

Address of Institution:       18618 CRESTWOOD DR
                              HAGERSTOWN, MD  21742

     Office of Postsecondary Education Identification Number:     00794600
   U.S. Department of Education Central Registry Service Number:  1382530076A3


            THE EXECUTION OF THIS AGREEMENT BY THE INSTITUTION AND
            THE SECRETARY IS A PREREQUISITE TO THE INSTITUTION'S INITIAL OR CONTINUED PARTICIPATION IN ANY TITLE IV, HEA PROGRAM.


The postsecondary educational institution (Institution) listed above, referred to hereafter as the "Institution," and the United States Secretary of Education, referred to hereafter as the "Secretary," agree that the Institution may participate in those student financial assistance programs authorized by Title IV of the Higher Education Act of 1965, as amended, (Title IV, HEA Programs) indicated under this Agreement and further agrees that such participation is subject to the terms and conditions set forth in this Agreement. As used in this Agreement, the term "Department" refers to the U.S. Department of Education


                              SCOPE OF COVERAGE


This Agreement applies to all locations of the Institution as stated on the most current ELIGIBILITY AND CERTIFICATION APPROVAL REPORT issued by the Department. This Agreement covers the Institution's eligibility to participate in each of the following listed Title IV, HEA programs, and incorporates by reference the regulations cited.

   - FEDERAL PELL GRANT PROGRAM, 20 U.S.C. 1070a et seq; 34 CFR Part 690.

   - FEDERAL FAMILY EDUCATION LOAN PROGRAM, 20 U.S.C. 1071 et seq; 34 CFR Part 682.

   - FEDERAL PERKINS LAON PROGRAM, 20 U.S.C. 1087aa et seq; 34 CFR Part 674.

   - FEDERAL SUPPLEMENTAL EDUCATIONAL OPPORTUNITY GRANT PROGRAM, 20 U.S.C. 1070b et seq; 34 CFR Part 676.

   - FEDERAL WORK-STUDY PROGRAM, 42 U.S.C. 2751 et seq; 34 CFR Part 675.

                         GENERAL TERMS AND CONDITIONS


1. The Institution understands and agrees that it is subject to and will comply with the program statutes and implementing regulations for institutional eligibility as set forth in 34 CFR Part 600 and for each Title IV, HEA Program in which it participates, as well as the general provisions set forth in Part F and Part G of Title IV of the HEA, and the Student Assistance General Provisions regulations set forth in 34 CFR Part
    668. THE RECITATION OF ANY PORTION OF THE STATUTE OR REGULATIONS IN THIS AGREEMENT DOES NOT LIMIT THE INSTITUTION'S OBLIGATION TO COMPLY WITH OTHER APPLICABLE STATUTES AND REGULATIONS.

2. a. The Institution certifies that on the date it signs this Agreement, it has a drug abuse prevention program in operation that it has determined is accessible to any officer, employee, or student at the Institution.
    b. The Institution certifies that on the date it signs this agreement, it is in compliance with the disclosure requirements of Section 485(f) of the HEA (Campus Security Policy and Crime Statistics).

3.  The Institution agrees to comply with --
    a. Title VI of the Civil Rights Act of 1964, as amended, and the implementing regulations, 34 CFR Parts 100 and 101 (barring discrimination on the basis of race, color or national origin);
    b. Title IX of the Education Amendments of 1972 and the implementing regulations, 34 CFR Part 106 (barring discrimination on the basis of sex);
    c. The Family Rights and Privacy Act of 1974 and the implementing regulations, 34 CFR Part 99;
    d. Section 504 of the Rehabilitation Act of 1973 and the implementing regulations, 34 CFR Part 104 (barring discrimination on the basis of physical handicap); and
    e. The Age Discrimination Act of 1975 and the implementing regulations, 34 CFR Part 110.

4. The Institution acknowledges that 34 CFR Parts 602 and 667 require accrediting agencies, and State Postsecondary Review Entities (SPREs), and the Secretary to share information about institutions. The Institution agrees that the Secretary, any accrediting agency recognized by the Secretary, or SPRE may share or report information to one another about the Institution without limitation.

5. The Institution acknowledges that the HEA prohibits the Secretary from recognizing the accreditation of any institution of higher education unless that institution agrees to submit any dispute involving the final denial, withdrawal, or termination of accreditation to initial arbitration prior to any other legal action.

                           SELECTED PROVISIONS FROM
               GENERAL PROVISIONS REGULATIONS, 34 CFR PART 668

By entering into this Program Participation Agreement, the Institution agrees that:
        (1) It will comply with all statutory provisions of or applicable to Title IV of the HEA, all applicable regulatory provisions prescribed under that statutory authority, and all applicable special arrangements, agreements, and limitations entered into under the authority of statutes applicable to Title IV of the HEA, including the requirement that the institution will use funds it receives under any Title IV, HEA program and any interest or other earnings thereon, solely for the purposes specified in and in accordance with that program;
        (2) As a fiduciary responsible for administering Federal funds, if the institution is permitted to request funds under a Title IV, HEA program advance payment method, the institution will time its requests for funds under the program to meet the institution's immediate Title IV, HEA program needs;
        (3) It will not request from or charge any student a fee for processing or handling any application, form, or data required to determine a student's eligibility for, and amount of, Title IV, HEA program assistance;
        (4) It will establish and maintain such administrative and fiscal procedures and records as may be necessary to ensure proper and efficient administration of funds received from the Secretary or from students under the Title IV, HEA programs, together with assurances that the institutions will provide, upon request and in a timely manner, information relating to the administrative capability and financial responsibility of the institution to--
        (i)  The Secretary;
        (ii)  The State postsecondary review entity designated under 34 CFR part 667 for the State or States in which the institution or any of the institution's branch campuses or other locations are located;

        (iii) A guaranty agency, as defined in 34 CFR part 682, that guarantees loans made under the Federal Stafford Loan, and Federal PLUS programs for attendance at the institution or any of the institution's branch campuses or other locations;
        (iv) The nationally recognized accrediting agency that accredits or preaccredits the institution or any of the institutions's branch campuses, other locations, or educational programs;
        (v) The State agency that legally authorizes the institution and any branch campus or other location of the institution to provide postsecondary education; and (vi) In the case of a public postsecondary vocational educational institution that is approved by a State agency recognized for the approval of public postsecondary vocational education, that State agency;
        (5) It will comply with the provisions of Section 668.15 relating to factors of financial responsibility;
        (6) It will comply with the provisions of Section 668.16 relating to standards of administrative capability;
        (7) It will submit reports to the Secretary and, in the case of an institution participating in the Federal Stafford Loan, Federal PLUS, or the Federal Perkins Loan Program, to holders of loans made to the institution's students under that program at such times and containing such information as the Secretary may reasonably require to carry out the purpose of the Title IV, HEA programs;
        (8) It will not provide any statement to any student or certification to any lender under the Federal Stafford Loan, or Federal PLUS, Program that qualifies the student for a loan or loans in excess of the amount that the student is eligible to borrow in accordance with sections 425(a), 428(a)(2), 428(b)(1)(A) and (B), and 428H of the HEA;
        (9) It will comply with the requirements of Subpart D of 34 CFR part 668 concerning institutional and financial assistance information for students and prospective students;
        (10) In the case of an institution that advertises job placement rates as a means of attracting students to enroll in the institution, it will make available to prospective students, at or before the time that those students apply for enrollment--
        (i) The most recent available data concerning employment statistics, graduation statistics, and any other information necessary to substantiate the truthfulness of the advertisements; and
        (ii) Relevant State licensing requirements of the State in which the institution is located for any job for which an educational program offered by the institution is designed to prepare those prospective students; (11) In the case of an institution participating in the Federal Stafford Loan, or Federal PLUS Program, the institution will inform all eligible borrowers, as defined in 34 CFR part 682, enrolled in the institution about the availability and eligibility of those borrowers for State grant assistance from the State in which the institution is located, and will inform borrowers from another State of the source for further information concerning State grant assistance from that State;
        (12) It will provide the certifications described in paragraph (c) of this section;
        (13) In the case of an institution whose students receive financial assistance pursuant to section 484(d) of the HEA, the institution will make available to those students a program proven successful in assisting students in obtaining the recognized equivalent of a high school diploma;
        (14) It will not deny any form of Federal financial aid to any eligible student solely on the grounds that the student is participating in a program of study abroad approved for credit by the institution;
        (15) In the case of an institution seeking to participate for the first time in the Federal Stafford Loan and Federal PLUS programs, the institution has included a default management plan as part of its application under Section 668.12 for participation in those programs and will use the plan for at least two years from the date of that application. The Secretary considers the requirements of this paragraph to be satisfied by a default management plan developed in accordance with the default reduction measures described in Appendix D to 34 CFR part 668;
        (16) In the case of an institution that changes ownership that results in change of control, or that changes its status as a main campus, branch campus, or an additional location, the institution will, to participate in the Federal Stafford Loan and Federal PLUS programs, develop a default management plan for approval by the Secretary and implement the plan for at least two years after the change in control or status. The Secretary considers the requirements of this paragraph to be satisfied by a default management plan developed in accordance with the default reduction measures described in Appendix D to 34 CFR part 668;
        (17)  The Secretary, guaranty agencies and lenders as defined in 34 CFR part 682, nationally recognized accrediting agencies, the Secretary of Veterans Affairs, State postsecondary review entities designated under 34 CFR part 667, State agencies recognized under 34 CFR part 603 for the approval of public post secondary vocational education, and State agencies that legally authorize institutions and branch campuses or other locations of institutions to provide postsecondary education, have the authority to share with each other any information pertaining to the institution's eligibility for or participation in the Title IV, HEA programs or any information on fraud and abuse;
        (18)  It will not knowingly--
        (i) Employ in a capacity that involves the administration of the Title IV, HEA programs or the receipt of funds under those programs, an individual who has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use, or expenditure of Federal, State, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving Federal, State, or local government funds;
        (ii) Contract with an institution or third-party servicer that has been terminated under section 432 of the HEA for a reason involving the acquisition, use, or expenditure of Federal, State, or local government funds, or that has been administratively or judicially determined to have committed fraud or any other material violation of law involving Federal, State, or local government funds; or
        (iii) Contract with or employ any individual, agency, or organization that has been, or whose officers or employees have been--
        (A) Convicted of, or pled nolo contendere or guilty to, a crime involving the acquisition, use, or expenditure of Federal, State or local government funds; or
        (B) Administratively or judicially determined to have committed fraud or any other material violation of law involving Federal, State, or local government funds;
        (19) It will complete, in a timely manner and to the satisfaction of the Secretary, surveys conducted as a part of the Integrated Postsecondary Education Data System (IPEDS) or any other Federal collection effort, as designated by the Secretary, regarding data on postsecondary institutions;
        (20) In the case of an institution that offers athletically related student aid, it will comply with the provisions of paragraph (d) of this section;
        (21) It will not impose any penalty, including, but not limited to, the assessment of late fees, the denial of access to classes, libraries, or other institutional facilities, or the requirement that the student borrow additional funds for which interest or other charges are assessed, on any student because of the student's inability to meet his or her financial obligations to the institution as a result of the delayed disbursement of the proceeds of a Title IV, HEA program loan due to compliance with statutory and regulatory requirements of or applicable to the Title IV, HEA programs, or delays attributable to the institution;
        (22) It will not provide, nor contact with any entity that provides, any commission, bonus, or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any persons or entities engaged in any student recruiting or admission activities or in making decisions regarding the awarding of student financial assistance, except that this requirement shall not apply to the recruitment of foreign students residing in foreign countries who are not eligible to receive Federal student assistance. This provision does not apply to the giving of token gifts to students or alumni for referring students for admission to the institution as long as: the gift is not in the form of money, check, or money order; no more than one such gift is given to any student or alumnus; and the gift has a value of not more than $25;
        (23) It will meet the requirements established pursuant to part H of Title IV of the HEA by the Secretary, State postsecondary review entities designated under 34 CFR part 667, and nationally recognized accrediting agencies;
        (24)  It will comply with the refund provisions established in 668.22;
        (25) It is liable for all improperly administered funds received or refunded under the Title IV, HEA programs, including any funds administered by a third-party servicer; and
        (26) If the stated objectives of an educational program of the institution are to prepare a student for gainful employment in a recognized occupation, the institution will--
        (i) Demonstrate a reasonable relationship between the length of the program and entry level requirements for the recognized occupation for which the program prepares the student. The Secretary considers the relationship to be reasonable if the number of clock hours provided in the program does not exceed by more than 50 percent the minimum number of clock hours required for training in the recognized occupation for which the program prepares the student, as established by the State in which the program is offered, if the State has established such a requirement, or as established by any Federal agency; and
        (ii) Establish the need for the training for the student to obtain employment in the recognized occupation for which the program prepares the student.
        (c) In order to participate in any Title IV, HEA program (other than the SSIG and NEISP programs), the institution must certify that it--

    (1) Has in operation a drug abuse prevention program that the institution has determined to be accessible to any officer, employee, or student at the institution; and
    (2)(i)  Has established a campus security policy in accordance with section 485(f) of the HEA; and
    (ii) Has complied with the disclosure requirements of Section 668.47 as required by section 485(f) of the HEA.
    (d) In order to participate in any Title IV, HEA program (other than the SSIG and NEISP programs), an institution that offers athletically related student aid must--
    (l) Cause an annual compilation, independently audited not less often than every 3 years, to be prepared within 6 months after the end of the institution's fiscal year, of--
    (i) The revenues derived by the institution from the institution's intercollegiate athletics activities, according to the following categories:
    (A)  Total revenues.
    (B)  Revenues from football.
    (C)  Revenues from men's basketball.
    (D)  Revenues from women's basketball.
    (E)  Revenues from all other men's sports combined.
    (F)  Revenues from all other women's sports combined;
    (ii) Expenses made by the institution for the institution's intercollegiate athletics activities, according to the following categories:
    (A)  Total expenses.
    (B)  Expenses attributable to football.
    (C)  Expenses attributable to men's basketball.
    (D)  Expenses attributable to women's basketball.
    (E)  Expenses attributable to all other men's sports combined.
    (F)  Expenses attributable to all other women's sports combined; and
    (iii) The total revenues and operating expenses of the institution; and
    (2) Make the compilation and, where allowable by State law, the results of the audits required by paragraph (d)(1) of this section available for inspection by the Secretary and the public.
    (e)  For the purposes of paragraph (d) of this section--
    (l) Revenues from intercollegiate athletics activities allocable to a sport shall include without limitation gate receipts, broadcast revenues and other conference distributions, appearance guarantees and options, concessions, and advertising;
    (2) Revenues such as student activities fees, alumni contributions, and investment interest income that are not allocable to a sport shall be included in the calculation of total revenues only;
    (3) Expenses for intercollegiate athletics activities allocable to a sport shall include without limitation grants-in-aid, salaries, travel, equipment, and supplies; and
    (4) Expenses such as general and administrative overhead that are not allocable to a sport shall be included in the calculation of total expenses only.
    (f)(1) A program participation agreement becomes effective on the date that the Secretary signs the agreement.
    (2) A new program participation agreement supersedes any prior program participation agreement between the Secretary and the institution.
    (g)(l)(i) With respect to an institution that has been certified other than under a provisional certification--
    (A) Except as provided in paragraphs (h) and (i) of this section, the Secretary terminates a program participation agreement through the proceedings in subpart G of this part.
    (B)  An institution may terminate a program participation agreement.
    (C) If the Secretary of the institution terminates a program participation agreement under paragraph (g) of this section, the Secretary establishes the termination date.
    (2) With respect to an institution that has been provisionally certified, the Secretary revokes a provisional certification through the proceedings in Section 668.13(f).
(h) An institution's program participation agreement automatically expires on the date that--
    (1) The institution changes ownership that results in a change in control as determined by the Secretary under 34 CFR part 600; or
    (2)  The institution's participation ends under the provisions of
Section 668.26(a)(1), (2), (4), or (7).
    (i) An institution's program participation agreement no longer applies to or covers a location of the institution as of the date on which that location ceases to be part of the participating institutions.

                              IN WITNESS WHEREOF


the parties hereto have caused this Agreement to be executed by their duly authorized representatives


Signature of Institution's
Chief Executive Officer       /s/ Jim Gifford           Date:  8/1/95
                              -----------------------         -------------
Print Name and Title:          Jim Gifford, President
                              -----------------------


For the Secretary:            /s/ Robert E. Terry       Date:   Aug-2 1995
U.S. Department of Education  -----------------------         --------------

                                  AMENDMENT
                        (Institutional - Campus Based)

        This Amendment is made this 1st day of July, 1994, by and between the designated Institution below ("Customer") and EduServ Technologies, Inc. ("EduServ").

        WHEREAS, Customer and EduServ entered into a Servicing Agreement as amended ("Agreement") whereunder EduServ agreed to perform certain services with respect to Student Loans made or to be made under Title IV of the Higher Education Act of 1965, as amended (the "Act").

        WHEREAS, on April 29, 1994, the Department of Education promulgated Interim Final Regulations (the "Regulations") which require, among other things, that contracts between third party servicers and Institutions (as defined under the Act) include certain mandated provisions.

        WHEREAS, the parties desire to amend the Agreement to comply with the requirements of the Regulations while maintaining the rights which the parties had and have under the Agreement vis-a-vis one another.

        NOW, THEREFORE, the Agreement is amended by adding the following provisions:

1. So long as the same is required under Title IV of the Higher Education Act or the regulations promulgated and in force thereunder (the "Act"), EduServ will comply with the applicable provisions of (i) the Act; (ii) all statutory provisions; and (iii) any special arrangements, agreements, limitations, suspensions and terminations entered into under the authority of the Act ("Other Agreements") of which EduServ has actual written knowledge, to the extent of the services contracted by EduServ to be performed for Customer hereunder.

2. Customer hereby consents to and authorizes EduServ to refer to the Office of the Inspector General of the Department of Education for investigation any information indicating there is reasonable cause to believe that Customer might have engaged in fraud or other criminal misconduct in connection with Customer's administration of any Title IV, HEA program or an applicant for Title IV, HEA program assistance might have engaged in fraud or other criminal misconduct in connection with his or her application. Customer agrees to defend, indemnify and hold harmless EduServ from any action taken by EduServ in good faith under this provision.

3. So long as the same is required by the Act and is legally enforceable, EduServ agrees to be jointly and severally liable with Customer to the United States Secretary of Education for any violation by EduServ of any statutory provision of or applicable to Title IV of the Act, any regulations thereunder or any Other Agreement of which EduServ has actual written notice as of the date of such violation. Notwithstanding anything herein or in the Agreement to the contrary, Customer agrees that it shall pay within the time frame demanded by the Department of Education any monies for which the Department of Education may hold EduServ and Customer jointly and severally liable. In the event Customer fails to make such payment and EduServ is required to make such payment as a result of the joint and several liability provisions of this amendment or the Regulations, Customer shall indemnify and hold harmless EduServ from all costs, expenses (including reasonable attorney's fees) and payments made by EduServ incurred as a result of Customer's failure to make payment to the Department of Education as provided herein, including interest at the rate of eighteen (18%) percent per annum on any such amounts paid by EduServ to the Department of Education from the date paid.

4. Customer represents and warrants that it has not entered into, nor is it subject to, any Other Agreements. In the event Customer becomes subject to any Other Agreements, Customer shall immediately notify EduServ and provide EduServ with a copy of such Other Agreements. In the event EduServ is required to take on additional liabilities, obligations or perform additional services as a result of such Other Agreements, EduServ may immediately terminate the Agreement and/or offer to amend the Agreement to take into account the economics of such liabilities, obligations or services.

        Except as otherwise amended herein, the terms and conditions of the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first above written.

EDUSERV TECHNOLOGIES, INC.              Hagerstown Business College
                                        Customer
                                        Print Institution Name

By: /s/ William F. Leahy, Jr.           By: /s/ R.G. Gilgore

Name: WILLIAM F. LEAHY JR.              Name: R. G. Gilgore

Title: Executive V.P. Marketing         Title: Director of
                                               Student Financial Assistance

                                                        [WACHOVIA LETTERHEAD]









May 10, 1983




Mr. Richard Hajek
President
Hagerstown Business College
P. O. Box 722
Hagerstown, Maryland 21740

Dear Mr. Hajek:

Enclosed you will find your copy of Schedule A covering the servicing of Hagerstown Business College's NDSL program. Your institution's program will be serviced under WSI's Option I program, meaning that WSI will be performing all past due contacts for delinquent borrowers.

The responsibility for further collection activities still rests with Hagerstown Business College should an account age to 120 or more days past due. You can still continue to place accounts with outside collection agencies through WSI's DAP system as you are presently doing.

Wachovia Services values its relationship with Hagerstown Business College very highly. If you are interested in other service options or should you have any questions on WSI's servicing capabilities, please feel free to contact me at the number given below.


Sincerely yours,

/s/ Kevin A. Laborde

Kevin A. Laborde
Marketing Representative
919/748-5608

KAL/bk

Enclosure

                                                WACHOVIA SERVICES, INC.


SCHEDULE A - N.D.S.L. SERVICING - OPTION 1


        This Schedule attached to the Servicing Agreement for Hagerstown Business College (the Customer), dated April 28, 1983, is considered an integral part of the agreement between Wachovia Services, Inc. (the Company) and the Customer.

        The Company agrees to provide a data processing service to specifically perform the reporting, billing, and servicing functions outlined in this Schedule for N.D.S.L. accounts.

        All governmental reporting on statistics, loan funds, refunds, accounting reports, and similar required data will remain the function of the Customer with supporting data being furnished by the Company, as available.

THE COMPANY AGREES TO:

1.1 Provide the Customer with the necessary forms and materials for transferring loans and submitting loan account adjustments.

1.2 Provide the Customer with weekly, monthly, quarterly, and annual reports to include monetary and non-monetary account data.

1.3.    Provide the following services:

        a. Send each Borrower, entitled to a nine or six month grace period, a disclosure statement, an introductory letter, information relative to loan provisions, and repayment instructions ninety (90) days after separation.

        b. Send each Borrower, entitled to a nine month grace period, an audit statement, a grace expiration notice, and a list of informative statements one hundred eighty (180) days after separation.

        c.      Send each borrower a billing statement to be received thirty
                (30) days before the due date of the first payment. This statement, and subsequent bills (and coupon books issued annually) are mailed to be received at least ten (10) days before each due date.

        d. Send each repayment borrower forms for deferment, postponement, and cancellation.

        e.      Send each Borrower notices at 15 and 45 days past due.

        f. Send each Borrower an electronic communication at sixty (60) days past due.

                                                        WACHOVIA SERVICES, INC.

        g. Send each Borrower a Demand Letter at seventy-five (75) days past due.

        h.      Make a collection telephone call to each borrower at ninety
                (90) days past due. The Company will make three separate attempts to contact each borrower.

        i.      Perform skip-tracing activities as available through the I.R.S.

THE CUSTOMER AGREES TO:

2.1. Adopt and use the Company's forms and procedures for the preparation and transmittal of loan account information to the Company.

2.2. Transfer data on new loan accounts to the Company immediately after initial advances are made.

2.3. Ensure that each Borrower, on ceasing to be a full-time student, is fully informed as to the relationship between the Customer and the Company, and the importance of maintaining contact with both.

2.4 Establish and maintain an account at a bank mutually agreed upon into which payments received by the Company will be deposited.

2.5 Authorize the Company, as agent of the Customer, to review and make tentative approval or disapproval of cancellations or deferments. However, the final cancellation and deferment decisions are the responsibility of the Customer.

2.6 Maintain trained staff as a contact for the Company. In the event the Company is required to provide additional training to the Customer's staff, the Customer agrees to pay all travel expenses related to such training visits.

HAGERSTOWN BUSINESS COLLEGE                    WACHOVIA SERVICES, INC.
Customer



/s/ Richard J. Hajek                           /s/ Leslie D. Sari
_____________________________                  _________________________
Name    Richard J. Hajek                       Name   Leslie D. Sari


Financial Aid Officer                          General Manager
_____________________________                  _________________________
Title                                          Title

May 3, 1983                                    May 9, 1983
_____________________________                  _________________________
Date                                           Date


/601A

TO:     Hagerstown Business College

THIS CONTRACT, made and entered into as of this 1st day of September, 1990, by and between WILLIAMS & FUDGE, INC., hereafter called Collector and the above stated College hereafter called College.

        WITNESSETH:

                WHEREAS, College has unpaid accounts which it desires collected and Collector is qualified to collect such unpaid accounts and desires to handle such accounts as referred for collection by College.

        IT IS MUTUALLY AGREED AS FOLLOWS:

        1) Collector agrees to accept for collection, upon terms, conditions, and provisions herein set forth, unpaid accounts as College refers for collection.

        2) Collector shall promptly undertake, through proper and lawful means the collection of all accounts referred by the College without regard to intimidation, or harassment of debtor in the collection of accounts or violate any guidelines established by the Federal Trade Commission.

        3) In the event a claim, complaint, or legal process is filed alleging threats, intimidation, harassment, deception, or any other improper act or practice in violation of any federal or state consumer oriented act, and the College, its agents, officers, or employees is alleged to be actually or contingently liable, the collector agrees to defend such claim, complaint, or legal process and to hold the College, its agents, officers, or employees, harmless therefore as well as for any judgment recovered. Said provision shall not apply in the event the College's own acts amount to a violation of the above stated Federal or State consumer oriented acts.

        4) Collector shall remit in full to the College the gross total of all funds collected for the College by the tenth (10) day of each month during the term of this agreement.

        Collector will provide separate payments as well as separate monthly accounting statements of all payments received and credited during said period. College agrees to remit collection fees to Collector upon receipt of payments and monthly statement as described above.

        5) The collection fee shall be thirty-three and one-third (33 1/3) percent of the total amount collected. Said fee will be sole consideration paid Collector. College shall not be liable for any cost or expense incurred by Collector in the collection of accounts.

        6) Collector shall have no authority to file suit on any account referred by College. Written authority must be received by Collector from College prior to filing suit on any accounts. Collector shall make every effort to collect accounts prior to making suit recommendations. The collection fee for all accounts approved for litigation shall be fifty (50) percent.

        7) Collector agrees to suspend action either temporarily or permanently on any accounts referred for collection upon notification by College.

        8) College agrees to have had performed appropriate written demands informing the debtor of the consequences of his failure to make payments prior to turning accounts over to the Collector.

        9) Collector agrees to implement thorough collection procedures in the attempt to achieve a maximum recovery on debts. Such procedures are to include a reasonable number of telephone calls along with a reasonable number of mail efforts. Skip tracing procedures will be used wherever necessary. Legal action will be taken when all other efforts fail providing written authority is given by the College. Reasonable asset location will be performed by Collector to satisfy judgements.

        10) This contract may be terminated for any reason by either party upon submission of thirty (30) day written notice thereof. Termination by College for the cause, default, or negligence on the part of the Collector shall be excused from the thirty (30) day notice.

        IN WITNESS WHEREOF, the parties have executed this contract in duplicate on the date written.

By: (Unreadable)       (L.S.)              By: /s/ Cheryl M. Hyslop (L.S.)
   --------------------                       ----------------------
Title: Vice President                      Title:  Director
      -----------------                           ------------------
Date: 8-6-90                               Date:  8-13-90
      -----------------                           ------------------

                            WILLIAMS & FUDGE, INC.

                                 [Letterhead]






                              CONTRACT ADDENDUM



This addendum as described below is to be incorporated into the existing contract between Hagerstown Business College and Williams & Fudge, Inc., as required by the United States Department of Education.

1. Pursuant to Federal Regulations pertaining to the Higher Education Act of 1965 Title IV, as amended; specifically those statutory provisions as set forth in Section 668.25 (Contracts between an institution and third-party servicer), Williams & Fudge, Inc., agrees to comply with all current and future applicable requirements.

2. Williams & Fudge, Inc., further agrees to continue compliance with all current and future provisions of The Fair Debt Collection Practice Act, Consumer Credit Protection Act, National Defense Education Act of 1958, Title II, and the Public Health Service Act Titles VII, and VIII.


Williams & Fudge, Inc.                   Acknowledgement of receipt

                                         By:
---------------------------                  ----------------------
Gary L. Williams, President
                                         Title:  Director of Fiscal Operations
Date:  December 1, 1994                         ------------------------------
                                         Date:     5/30/96
                                                ------------------------------

                            Williams & Fudge, Inc.


                                 [Letterhead]




                             TELEPHONE EXTENTIONS

Extention #          Professional Name              Familiar Name              Collector #
-----------          -----------------              -------------              ------------

117                   Ashworth, T.                   Teri                           38
111                   Becknell, C.                   Crystal                        28
108                   Brantley, Susan                Susan
109                   Burleson, J.                   Jeff                           24
119                   Cline, E.T.                    Betsy                          17
130                   Crawford, T.M.                 Tracy                          06
122                   Drost, Barbara                 Barbara                        02
128                   Gravley, Leigh Anne            Leigh Anne
107                   Griffin, G.L.                  Gina                           46
105                   Hensel, T.H.                   Hope                           34
135                   Hoopingarner, M.               Marsha                         40
134                   Horne, S.                      Shirley                        41
116                   Jones, T.F.                    Terry                          14
115                   Langley, E.M.                  Marrelle                       15
120                   Lee, Bronda J.                 B.J.
126                   McDowell, S.                   Sandy                          31
112                   Parham, C.                     Cindy                          29
104                   Perrin, Robert                 Bob
114                   Ramsey, T.                     Theresa                        20
106                   Smith, J.                      Jerry                          11
131                   Tillman, Lisa                  Lisa
118                   Totherow, N.                   Nancy                          30
123                   Wallinford, Esther             Esther
136                   Wade, J.                       Jerome                         43
110                   Ward, S.                       Sherry                         18
125                   Warnick, D.                    Deanna                         39
103                   Wells, E.C.                    Ember                          03
113                   White, M.A.                    Marianna                      05
132                   Williams, Gary                 Gary
137                   Williams, D.C.                 David                          04

*** Please do not give out account representatives first name to borrowers ***

GREENCASTLE
  ANTRIM
    SCHOOL DISTRICT
          E.O.E.

                                                        June 17, 1996

Dr. Jim Gifford
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21740

Dear Jim:

       We have finally completed the journey through the forest of negotiations and regulations and have arrived at a point where I can say that our project is a go. Thank you for your patience.

       As a part of our settlement with PSEA we have agreed to limit the program to 35 students. That number is a reasonable maximum for us at this time. I believe the current number enrolled is 22.

       Attached is a copy of the yearly terms and conditions, a signed copy of the restructured agreement and a copy of the student contract. Should you see any problems, call. Please return, at your convenience, a copy of the agreement carrying your signature.

       Jack and Theresa continue to work through the details. I have asked Jack to coordinate the Act 34 clearances. We are going to need copies for our files. These are critical as we continue to be monitored by PSEA and others.

       Again thank you for helping us through this fascinating process.

                                          Sincerely,

                                          /s/ P. Duff Rearick

                                          P. Duff Rearick
                                          Superintendent


cc:  Jack Appleby

PDR/tmh

                         EDUCATIONAL AGREEMENT BETWEEN
                       GREENCASTLE-ANTRIM SCHOOL DISTRICT
                                      AND
                          HAGERSTOWN BUSINESS COLLEGE



Whereas it is the desire of the above-named parties to provide expanded educational opportunities to the youth of Greencastle-Antrim School District, and

Whereas it is the intent of Greencastle-Antrim School District to release secondary school students for the purpose of completing secondary business and secretarial courses or extended studies, and

Whereas it is the intent of Hagerstown Business College to provide educational opportunities to those students released by Greencastle-Antrim School District, and

Whereas it is the intent of the above-named parties to reduce overlap and duplication of instruction in the educational programs of study that are similar in content.

Be it herewith resolved that the following agreement is entered into:

       1. Instructional faculty within the two educational systems will meet to determine whether similarities in educational experiences provided to students of the two systems appear to result in an overlapping or duplication of instruction when a student completes or wishes to complete a secondary business or secretarial educational program of study. Where overlapping or duplication of instruction appears to be evident, an attempt will be made on the part of both systems to the granting of credit for learning experiences at Hagerstown Business College. The method of granting credit will be specified in individual letters of agreement which will become a part of this agreement.

       2. Greencastle-Antrim School District will provide for currently enrolled secondary students a program of early release designed to allow selected students to leave secondary educational facilities for the purpose of completing secondary business and secretarial courses or pursuing advanced student at Hagerstown Business College in an approved program of study. The early release program will provide for part-time as well as full-time release for those students desiring to participate in the program.

       3. Hagerstown Business College will provide for those secondary students approved for early release a procedure whereby they may enroll in career programs at the college for the purpose of completing secondary business and secretarial courses or pursuing advanced study.

                     The following policies shall govern the above agreement:

A.                   Identification Process for Selecting Students

                     1. Greencastle-Antrim School District will establish criteria by which students will be selected to participate in the early program of study. The selection criteria will become a part of this agreement.

              2. Hagerstown Business College will establish prerequisites for entrance into program areas if it appears prerequisites are desirable.

                     a. Specifics of any prerequisites established will be included within letters of agreement as they are developed.
                     b. An absence of specifications for articulation between programs will not exclude credit for courses of study at Hagerstown Business College where such specifications have not been formalized. Requests for admissions into programs not articulated will be processed individually and given all possible consideration.

              3. Minimum levels of competency must be determined by either cognitive or psychomotor demonstrations of proficiency. The manner of satisfying the level of proficiency will be specified in the letters of agreement.

       B.     Financial Considerations:

              1. The Greencastle-Antrim School District shall be responsible for all tuition and fees for students selected by the District to participate in the Hagerstown Business College program. Fees and charges for educational programming shall be based upon current College charges and shall be mutually agreed to by the District and College.

              2. The College will bill the District directly for all agreed upon tuition and charges.

              3. Reimbursement of tuition and fees requested for students who may elect to withdraw from this agreement will be based upon existing policies and regulations in effect at Hagerstown Business College.

       Transportation:

              Student transportation shall be the responsibility of the Greencastle-Antrim School District.

       D.     Student Dismissals or Withdrawals

              1. Secondary students who may be academically or disciplinarily dismissed from Hagerstown Business College, or students who may elect to withdraw from the college prior to completing the academic year will be returned to the Greencastle-Antrim School District for placement within an existing program in the secondary school system.


              2. Students who have not completed high school, but who enter Hagerstown Business College under this agreement will fall under the same rules and regulations established for all students enrolled at Hagerstown Business College for collegiate level education.

       E.     Identification of Program Areas for Articulation

              1. Articulation efforts will be made in all career program areas where there appears to be similarity or overlap in instructional content. Maximum efforts will be made in the area of business and secretarial education.

              2. As new programs are offered at either level of education, articulation efforts will be explored and implemented where feasible.

       F.     Faculty Sharing

              Where faculty members at the secondary or postsecondary levels possess exceptional skills or knowledge in their respective program areas, and where presentations at the complementary level would be beneficial to the respective program, faculty members will be encouraged to share their expertise between the levels of education. All faculty sharing activities will be coordinated through the appropriate administrative channels prior to taking place. A formal request will be made from the educational level requesting a specific faculty member to share skills or knowledge.

       G.     Occupational Information Articulation

              Greencastle-Antrim School District will cooperate toward developing, disseminating, and presenting occupational information to students within the public school system concerning the process of choosing a career. Such information will include, as a minimum, an orientation on career programs at the secondary and postsecondary levels, and the articulation agreements that have been made.

This agreement will become effective upon approval by Greencastle-Antrim School District and Hagerstown Business College. Upon implementation, this agreement will continue on an annual basis until one of the parties notifies in writing the other party to end the agreement. Such petition to end this agreement must be submitted one year in advance of the intent to terminate.



/s/ P. Duff Rearick
---------------------------------------          ------------------------------
Superintendent                                   President
Greencastle-Antrim School District               Hagerstown Business College

                        TERMS AND CONDITIONS BETWEEN THE
                       GREENCASTLE-ANTRIM SCHOOL DISTRICT
                                    AND THE
                           HAGERSTOWN BUSINESS COLLEGE
                          FOR THE SCHOOL YEAR 1996-97

       The following are the terms and conditions agreed to by the Greencastle-Antrim School District and the Hagerstown Business College for the school year 1996-97. These terms and conditions serve as attachment to the Educational Agreement between the two education agencies.

A.     Financial Considerations:

              The Hagerstown Business College shall bill the Greencastle-Antrim School District according to the following rate.

              Tuition fee: $1,330 per semester per student

B.     Planned Courses:

              The Hagerstown Business College shall provide the
       Greencastle-Antrim School District with planned course descriptions for the listed courses.

          Business Education                 Data Processing
          Trimester 1                        Trimester 1
          1. Beginning Keyboarding           1. Introduction to Business
          2. Principles of Accounting        2. Introduction to Data Processing
          3. Business Law                    3. English Essentials
          4. Speedwriting                    4. Orientation to College
          5. Orientation to College          5. Beginning or Intermediate
                                                 Keyboarding

          Trimester 2                        Trimester 2
          1. Intermediate Keyboarding        1. Principles of Accounting I
          2. Office Management               2. Business Law
          3. Principles of Accounting 2      3. Data Information Processing
          4. Data Information Processing or 4. Work Information Processing I Word Information Processing 1 5. English Composition or Word Information Processing 2
          5. Professional Life

C.     Schedule:

              Students shall be in attendance at the Hagerstown Business College between the hours of 8:30 a.m. and 12:00 p.m. Daily attendance recording shall be the responsibility of the Greencastle-Antrim High School. The semester schedule shall follow the College's schedule.

D.     Supervision:

              The Greencastle-Antrim School District shall provide a program supervisor.

E.     Faculty Certification:

              The Hagerstown Business College shall provide a listing of faculty and their credentials on a yearly basis to the Greencastle-Antrim School District.

F.     Grading:

              Grade reporting shall be provided on a six week basis by the College. The District shall be responsible for providing appropriate forms.

                         GREENCASTLE-ANTRIM HIGH SCHOOL

                                Student Contract
                    Hagerstown Business College Articulation

       The following contract represents an expanded educational opportunity for a Greencastle-Antrim high school student who desires to complete training in secondary business and secretarial courses, or extended studies at the Hagerstown Business College. The student must accept all of the following terms of agreement to participate in the educational program.

1. The student must be willing to attend off campus classes at the Hagerstown Business College. These classes will occur during first semester of the school
year.  These classes will be scheduled between 8:30 a.m. and 12:30 p.m.   The
student will return to home school for an afternoon home school class period, periods 7 & 8.

2. The student will be expected to be in attendance each day for their assigned homeroom period. This permits the student to remain in contact with the daily events occurring at the home school.

3. Transportation will be provided for the student by the school district to and from the Hagerstown Business College campus. Individual student driving privileges may be approved on a selective basis due to a student's educational program with prior parental approval.

4. Students who enter Hagerstown Business College under this agreement will fall under the same rules and regulations established for all students enrolled at Hagerstown Business College for collegiate level education.

5. A student who may be academically or disciplinarily dismissed from the Hagerstown Business College, or who have elected to withdraw from the college prior to completing the semester will return to the Greencastle-Antrim High School and be placed within an existing program.

6. All student rules and procedures that are applicable for a student while in attendance in the Greencastle-Antrim High School apply to the students attending the Hagerstown Business College program. In addition, all rules and regulations that are applicable to students of the Hagerstown Business College apply to all the Greencastle-Antrim student participants.

7. Student participants will finish their Hagerstown Business College coursework before the ending date of the first semester at the high school due to a difference in program calendars. All student participants must do one or all of the following:

       a.  Complete an approved 30 hour community service project.
       b. Participate in a morning work release program or internship experience.
       c. Participate in an independent study program for enrichment or remediation.
       d. Develop with the program coordinator an alternative education plan unique to personal career goals.



Student Signature:                               Date
                  ------------------------            -----------------

Parent Signature:
                  ------------------------

                                 [PITNEY BOWES Letterhead]




HAGERSTOWN BUSINESS
COLLEGE
18618 CRESTWOOD DR
HAGERSTOWN MD 21742-2752

Dear Valued Customer:

Thank you for your continued use of Pitney Bowes for your mailing and shipping requirements. We hope that you have been totally satisfied with your equipment and you have our commitment to continue to do anything reasonable to insure your satisfaction.

Our surveys have continuously shown that customers with our "Comprehensive Maintenance Agreements" are more satisfied than those without.

We feel the reason for this is due to the extra added value you receive when you select this option. With an annual "Comprehensive Maintenance Agreement" you will receive:

        1)  Ability to budget your service costs
        2)  Unlimited service calls
        3)  All parts and labor are included (no hidden costs)
        4) Ability to schedule preventative check-ups prior to a large mailing, or whenever you deem necessary

If you would like to take advantage of our offer just sign the space provided and begin enjoying the benefits of our complete Comprehensive Maintenance Agreement today! Please detach the bottom portion of this letter and return it in the postage paid envelope provided, making sure the return address below can be seen through the window. If you have any questions, please call me at (800) 522-0020.

Sincerely,
/s/ Debra A. Lee
Service Support Representative

                                 [First Class Permit]

009
Company Name:    HAGERSTOWN BUSINESS

Account Number:  15244214886                    Date Mailed:    06/08/95

Authorized Signature:
                      ---------------------------------------------------------

Print name of Signer:
                      ---------------------------------------------------------
                                 (tax not included in the cost)

                           Model #              Serial #                Annual Cost $
                           E675                 0002740                        244.00
                           E683                 0003557                        166.00
                           5820                 0131826                        160.00

[PITNEY BOWES Letterhead]



                                                       March, 1995

Good News from POSTAGE BY PHONE(R)

Now you can get emergency advances 24 hours a day, 6 days a week through our automated system.





Dear POSTAGE BY PHONE(R) Customer:

On March 27, 1995 we introduced a new, emergency advance system. Now you can get postage advances, automatically, through the voice response unit.

This capability will allow you to get an advance 24 hours a day, Monday through Saturday. It will also reduce the time you need to spend on the phone, and there is no increase to the current administrative charges for this enhanced service. Of course, if you wish, you will always be able to talk to a Customer Service Agent. (Note: Customer Service Agents are available from 8:00 A.M. to 8:00 P.M. EST Monday through Friday, and from 8:00 A.M. to 3:00 P.M. EST on Saturday).

To qualify for automated advances, you must have reset your meter in the prior three months and you must have taken an advance through a Customer Service Agent previously. If you have any questions about your eligibility, please contact us at 1-800-243-7800 (please enter 0 at the prompt).

This system is easy to use, and the voice response unit will guide you through the steps. But before calling, you should be prepared to provide the following information:

  -     POSTAGE BY PHONE(R) Request Code
  -     POSTAGE BY PHONE(R) Account Number
  -     Meter Serial Number
  -     Meter Access Code
        (or postage unused and used for mechanical meters)
  -     Postage Reset Dollars
  -     Do you wish to do an advance?
  - The check number and dollar amount of the check you will send to cover the advance
  -     Date check was mailed
  -     Contact phone number

If any difficulties arise, your call will be automatically transferred to a Customer Service Agent.

We appreciate the opportunity to serve you, and hope that you will benefit from this new enhancement to the POSTAGE BY PHONE(R) System.

Sincerely

/s/ Sue Couture
Sue Couture
Vice President

XEROX

_____________________________________________________________________________


XEROX Corporation
8180 Greensboro Drive, Suite 600
McLean, Virginia  22102
(703) 902-2560

November 11, 1996


Mr. Jim Gifford, President
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, Maryland  21742

Re: Serial #6W6204545

Dear Mr. Gifford:

Thank you for your continued interest in the Xerox Corporation. Pursuant to my conversation with Barbara Keesecker on Thursday, November 7th, Xerox has agreed to the following:

        -Issue an additional credit in the amount of $400 ($80 x 5 months) -Continue to bill you at your current maintenance rate of $220/month and .0102/copy

I am concerned about the miscommunication from our local Sales Agent, Reliable Office Technologies Corporation since customer satisfaction is our number one priority. I have taken the necessary actions to ensure that this situation will not re-occur.

I am confident that we will continue to provide Hagerstown Business College with our highest level of service. If I can be of any further assistance, please contact me at (703) 902-2560.

Sincerely,
XEROX CORPORATION
United States Customer Operations

/s/ A. Lynn Edmonds

A. Lynn Edmonds
Vice President and General Manager
Maryland/Virginia Customer Business Unit


ALE/dl

                                        AGREEMENT MUST BE LEGIBLE (TYPED OR PRINTED NEATLY)
[DynaWatch Logo]                                                                                                    [DynaWatch Logo]
                                                           DYNAWATCH INC.
                                                           P.O. BOX 2068
                                                     HAGERSTOWN, MD 21742-2068                                       Company Code #
                                                       PHONE 1-800-826-2688                                               66692
                                                     LOCAL CUSTOMERS 733-8000                                           Account #
Date  1-7-91                                                                                                             A-1683

                      ALARM MONITORING SERVICE AGREEMENT

                                  SUBSCRIBER

Name Hagerstown Business College
     --------------------------------------------------------------------------
  (Dorm)

Address/Apt. # 18618 Crestwood Drive
             ------------------------------------------------------------------

City Hagerstown                         State  Md.              Zip    21742
     ----------------------------------       -----------------     -----------

-------------------------------------------------------------------------------
                  Cross Street/Township/Nearest intersection

Tel. No. (301) 739-2670
-------------------------------------------------------------------------------

                                   FRANCHISE

Name Glessner Protective Svs., Inc.
     --------------------------------------------------------------------------

Address 1216 Sherman Avenue
        -----------------------------------------------------------------------

City Hagerstown                         State  Md.              Zip    21740
     ----------------------------------       -----------------     -----------

Tel. No. (301) 797-1280
         ----------------------------------------------------------------------

-------------------------------------------------------------------------------

Communicator Make and Model #     1486 Wire Panel
                              -------------------------------------------------
[ ] Extended  [X] Standard Reporting (check one)
Using Subscriber Tel. Line #
                             --------------------------------------------------
Notify alarm co. Alarm Conditions   [ ] Yes  [X] No
PASS CODE [           ]
CODE UNDER STRESS [            ]

                       LOCAL AUTHORITIES TO BE NOTIFIED

Code No.        Name

Fire            Central                 Tel #   (   )   791-1211
---------------------------------------          ---    --------
Low                                     Tel #   (   )
---------------------------------------          ---    --------
Battery         Call Sub. List          Tel #   (   )
---------------------------------------          ---    --------
                                        Tel #   (   )
---------------------------------------          ---    --------

                     AUTHORIZED INDIVIDUALS TO BE NOTIFIED

        Name                    Tel. No.

1.      Sharon Sprecker         (   )   739-2004
        -----------------------  ---    --------
2.      Cheyrl Hyslop           (   )   824-6159
        -----------------------  ---    --------
3.                              (   )
        -----------------------  ---    --------
4.                              (   )
        -----------------------  ---    --------
5.                              (   )
        -----------------------  ---    --------
6.                              (   )
        -----------------------  ---    --------

[ ] Check here for monitoring of opening & closing activations.
[ ] Printouts to be sent weekly/monthly to subscriber/alarm company: circle appropriate response.


   Daily        Monday         Tuesday       Wednesday      Thursday      Friday        Saturday        Sunday          *Window
----------------------------------------------------------------------------------------------------------------------------------
Open Times
----------------------------------------------------------------------------------------------------------------------------------
Close Times
----------------------------------------------------------------------------------------------------------------------------------

*Opening and Closing Windows (time in which it is OK for an Opening or Closing signal to be received without DynaWatch taking action).
i.e. - The business opens 9-5 Mon.-Fri. However, the first employee usually arrives 15 min. early and will leave 10 or 15 min. after 5 p.m. You need to allow at least a 15 min. window for openings & closing. LIST ALL TIMES IN EASTERN STANDARD TIME.
      Early Opens or Opens during normal closed hours DynaWatch should:
                        (number in order or priority)

               Log Only     Call Premises for P/C     Call Al's
             --           --                        --
                       Dispatch Police     Call alarm co.
                     --                  --

               Other
                    -----------------------------------------------------

    Open not received     Disregard    Call Al's    Call Premises for P/C
                        --           --           --
                  Call alarm co.  other
               --                      ------------------------

       Closing signal not received during normal time DynaWatch should:
                        (number in order of priority)
   Disregard    Call Premises for P/C    Dispatch Police    Call Al's
 --           --                       --                 --
                  Call alarm co.  other
               --                       -----------------------

[ ] Standard Reporting Codes  [ ] 1 - Fire  [ ] 2 - Panic/Holdup
[ ] 3 - Burglary  [ ] 4 -              other
                          -----------        ---------------
[ ] Extended Reporting Codes: Check Codes That Apply

CODE/ZONE       DESCRIPTION/LOCATION              ACTION DYNAWATCH IS TO TAKE
---------       --------------------              ---------------------------
[ ] 3-1         (01) Fire-Dormitory Full Stations
                -------------------------------------------------------------
[ ] 3-2         (99) Low Battery
                -------------------------------------------------------------
[ ] 3-3
                -------------------------------------------------------------
[ ] 3-4
                -------------------------------------------------------------
[ ] 3-5
                -------------------------------------------------------------
[ ] 3-6
                -------------------------------------------------------------
[ ] 3-7
                -------------------------------------------------------------
[ ] 3-8
                -------------------------------------------------------------
[ ] 3-9
                -------------------------------------------------------------
[ ] C1-CF       Closings (see above)

[ ] B1-BF       Openings (see above)

[ ] D1-D9       Closings with zone shunted
                                          -----------------------------------
[ ] 1F          Key Pad Fire
                             ------------------------------------------------
[ ] 2F          Key Pad Holdup/Panic
                                     ----------------------------------------
[ ] 4F          Key Pad Emergency
                                  -------------------------------------------
[ ] 5F          Power Failure
                              -----------------------------------------------
[ ] 6F          Power Restore
                              -----------------------------------------------
[ ] 7F          Low Battery
                            -------------------------------------------------
[ ] Other
                -------------------------------------------------------------

           PLEASE NOTE THAT ANY CHANGES OR CORRECTIONS MUST BE MADE
                           IN WRITING TO DYNAWATCH.
              SUBJECT TO TERMS AND CONDITIONS OF THIS AGREEMENT
                      (INCLUDING THOSE ON REVERSE SIDE)

Additional Information
                       ------------------------------------------------------

-----------------------------------------------------------------------------

Subscriber and installer have reviewed and approved                             Signature of Franchise
the information set forth above.
                                                                                --------------------------------------------
-------------------------------------------------                                                      Title         Date
Signature of Subscriber     Title (if Applicable)                               Signature of Authorized Agent (if applicable)

                                                                                --------------------------------------------
                                                                                                       Title         Date
Approved: DynaWatch Inc.  By:                            Title:                                Date:
                             ----------------------------      -----------------------------        ------------------------

                                 WHITE & CANARY, DYNAWATCH-PANIC INSTALLER - GOLDENROD, SUBSCRIBER

KEEP ON TEST UNTIL WEDNESDAY              ANTIETAM MONITORING SYSTEM                    Installed
SEPT. 18, 1985                  A Division of Antietam Answering Service, Inc.          10 Sept. 1985
          (301) 733-9292                      914 Corbett Street                        Dana Proctor
                                            Hagerstown, MD  21740

INSTALLER CODE  OFFICE USE                                 DATE                                 A-608
        1  82 - ONLY                                    M M D D Y Y                             SUBSCRIBER CODE
                                                        9 - 10 - 85                             A-608


                      ALARM MONITORING SERVICE AGREEMENT

                                  SUBSCRIBER

Hagerstown Business College
-------------------------------------------------------------------------------
NAME                                    SPOUSE

18618 Crestwood Drive
-------------------------------------------------------------------------------
ADDRESS  STREET                         SUITE/APT. NO.

Hagerstown, Maryland                                            21742
-------------------------------------------------------------------------------
CITY                            COUNTY          STATE           ZIP CODE

(   )                                   (301)   739-2670
-------------------------------------------------------------------------------
HOME TEL. NO.                           BUSINESS TEL. NO.

                            SEE BELOW FOR SIGNATURE


                                   INSTALLER


Glessner Protective Services, Inc.
-------------------------------------------------------------------------------
COMPANY NAME

1216 Sherman Avenue
-------------------------------------------------------------------------------
ADDRESS  STREET                         SUITE NO.

Hagerstown, Maryland 21740
-------------------------------------------------------------------------------
CITY                            COUNTY          STATE           ZIP CODE

(301)  797-1280                         (   )
-------------------------------------------------------------------------------
BUSINESS TEL. NO.                       EMERGENCY TEL. NO.

/s/ AUDREY B. SANDERS
-------------------------------------------------------------------------------
SIGNATURE OF INSTALLER REPRESENTATIVE

TYPE OF
TRANSMITTER                 Tested           Conditions             Calls
            ---------------        ---------            -----------       -----
CHECK ONE       Private Home [ ]  Apartment [ ]  Office [ ]  Store [ ]
                Factory [ ]  Other [ ]  College
                                        ---------------------------------------

                        STREET DIRECTIONS TO PREMISES
              MUST BE WRITTEN OR PRINTED CLEARLY -- NO DIAGRAMS



                                  BE CAREFUL
                           TO ASCERTAIN AND VERIFY
                            THE EMERGENCY NUMBERS
                          SUBMITTED FOR NOTIFICATION
                                     ARE
                             CURRENT AND CORRECT.


ALL ALARMS EXCEPT HOLD-UP SIGNALS ARE FIRST VERIFIED WITH SUBSCRIBER, IF YOU DO NOT WANT VERIFICATION CHECK HERE [ ] DO NOT CALL SUBSCRIBER TO VERIFY ALARM.

NOTIFICATION INSTRUCTIONS: E.G. Fire, Burglary, Hold-up, Medical, Freezer, Heat,
                           Appliance, Flood, Equipment.


                         LOCAL AUTHORITY NOTIFICATION

                          LIST IN ORDER OF PRIORITY

Code
No.     CONDITION       LOCATION                                                     Area Code       TEL NO.              NAME
-----------------       -------------------------------------------                  ---------       --------        ---------------
1       Burg            Student Lounge Door                                          791-3820                        Sheriff's Dept.
-----------------       -------------------------------------------                  ---------       --------        ---------------
2       Burg            Beam Towards Elec. Room                                                                      Sheriff's Dept.
-----------------       -------------------------------------------                  ---------       --------        ---------------
3       Burg            Beam towards President's Office
-----------------       -------------------------------------------                  ---------       --------        ---------------
4       Burg            Beam towards Foyer Entrance
-----------------       -------------------------------------------                  ---------       --------        ---------------
5       Burg            Side Door towards Dorm.-Tamper Box
-----------------       -------------------------------------------                  ---------       --------        ---------------
6       Burg            Front Dble. Doors-Delay                                                                      Sheriff's Dept.
-----------------       -------------------------------------------                  ---------       --------        ---------------
7       Burg            Knox Box (Keys, for Outside)
-----------------       -------------------------------------------                  ---------       --------        ---------------
8       Temperature Monitoring - Call Subscriber List
-----------------       -------------------------------------------                  ---------       --------        ---------------

                                   INSTALLER
                    If Installer is to be called list here.

(   )
-------------------------------------------------------------------------------

                          SUBSCRIBER DESIGNATED CALL

                           LIST IN ORDER OF PRIORITY

Area Code               TEL. NO.                        NAME
---------               --------                        ----

(301)                   739-2004                Sharon Sprecker
-------------------------------------------------------------------------------
(301)                   824-6159                Cheryl Hyslop
-------------------------------------------------------------------------------
(   )
-------------------------------------------------------------------------------
(   )
-------------------------------------------------------------------------------
(   )
-------------------------------------------------------------------------------
(   )
-------------------------------------------------------------------------------

SUBJECT TO TERMS AND CONDITIONS OF THIS AGREEMENT (INCLUDING THOSE ON THE REVERSE SIDE) THE SUBSCRIBER AGREES TO SUBSCRIBE FOR THE ANTIETAM MONITORING SYSTEM

SUBSCRIBER MUST SIGN PAGES 1, 2 & 3

/s/ [unreadable]
--------------------------------------
Signature of Subscriber

ACCEPTED: Antietam Monitoring System

By: /s/ Hilda Jane Rhodes
    ----------------------------------

Date:  October 2, 1985
       -------------------------------

FOR OFFICE USE ONLY Typed by ......... Checked by ..........

WETZEL'S SNACKS N' MORE
8832 RABBIT ROAD NORTH
GREENCASTLE, PA 17225


This agreement is entered into between HAGERSTOWN BUSINESS COLLEGE and BONNIE
K. WETZEL, owner of the Drink Machine, the Snack Machine, and the Dollar Bill Changer.

It is mutually agreed that Wetzel's Snacks N' More will install these machines at no cost to Hagerstown Business College.

It is also agreed that the machines may be removed at the request of either party, with a thirty day notice, by the owner of the machines, or their representative.

It is also agreed that the machine owner will pay a ten percent net commission on all snacks in the snack machine and a twelve percent net commission on all drinks in the drink machine. This shall be done on a monthly basis.

For service or questions, call the above owner at 717-597-8945.

This equipment is to be installed at:
HAGERSTOWN BUSINESS COLLEGE
18618 Crestwood Drive
Hagerstown, MD 21740
301-739-2670



-------------------------------------    -----------    ----------
   (Authorized Location Signature)         (Title)        (Date)
      Acceptance of Machine(s)


-------------------------------------                   ----------
            (Machine Owner)                               (Date)
        Acceptance of Location

It is mutually agreed that HAGERSTOWN BUSINESS COLLEGE will purchase a Coffee Vending Machine. This machine shall be serviced by Bonnie K. Wetzel, owner of WETZEL'S SNACKS N' MORE. It is agreed that the owners of WETZEL'S SNACKS N' MORE shall take full responsibility for servicing this machine. Servicing shall include repairing the machine should it breakdown, however, HAGERSTOWN BUSINESS COLLEGE agrees to purchase the parts needed to repair the machine. WETZEL'S will assume the full cost of any labor needed to repair the machine. Servicing shall also include the day to day operations of the machine such as purchasing the supplies, filling it, cleaning it, etc. WETZEL'S SNACKS N' MORE agrees to pay HAGERSTOWN BUSINESS COLLEGE thirty percent net commission. This shall be paid monthly.

THE LIBRARY CORPORATION                                                  INVOICE
     P.O. BOX 557                                  INVOICE # 14995
WINCHESTER, VA 22604-0557                          Fed. Tax # 52-1043428
      800-624-0559                                 TER.  03  DATE OF INVOICE
   FAX  304-229-0295                                            10/31/95

    Carol Bailey
TO: Hagerstown Business College         SHIP TO:   Hagerstown Business College
    18618 Crestwood Drive                          18618 Crestwood Drive
    Hagerstown, MD                                 Hagerstown, MD

                          21742                                  21742
                                   (1.5% INTEREST PER MONTH AFTER 30 DAYS)

Caption>
===================================================================================================================================
ACCOUNT NO.                 DATE SHIPPED                     SHIPPED VIA                  TERMS.              YOUR ORDER NUMBER
  930167                       10/30/95                      FIRST CLASS                   NET                1022
QUANTITY                                                     DESCRIPTION                                   UNIT PRICE       AMOUNT
===================================================================================================================================
  1                         BIBLIOFILE
                             PAC SOFTWARE                                                                  500.00           500.00
                                  Includes user manual and software
                                  for your public access catalog.


  1                         PAC SUPPORT & BI-ANNUAL UPDATES  11/95 - 10/96                                 250.00           250.00
                                  Software support & enhancements, toll-
                                  free 800# service, plus bi-annual
                                  catalog updates.

                            SHIPPING & HANDLING                                                                              20.00




                                                                                                           -----------------------
                                                                                                           TOTAL (US)       770.00
                                                                                                           -----------------------

THE LIBRARY CORPORATION                                                  INVOICE
     P.O. BOX 557                                  INVOICE # 14994
WINCHESTER, VA 22604-0557                          Fed. Tax # 52-1043428
    800-624-0559                                   TER.  03  DATE OF INVOICE
 FAX  304-229-0295                                              10/31/95

    Carol Bailey
TO: Hagerstown Business College         SHIP TO:   Hagerstown Business College
    18618 Crestwood Drive                          18618 Crestwood Drive
    Hagerstown, MD                                 Hagerstown, MD


                          21742                                     21742-2797
                                        (1.5% INTEREST PER MONTH AFTER 30 DAYS)

Caption>
===================================================================================================================================
ACCOUNT NO.                 DATE SHIPPED                     SHIPPED VIA                  TERMS.              YOUR ORDER NUMBER
  930167                       10/30/95                      FIRST CLASS                   NET                1022
QUANTITY                                                     DESCRIPTION                                   UNIT PRICE       AMOUNT
===================================================================================================================================
  1                         BIBLIOFILE
                             PAC SETUP FEE                                                                 250.00           250.00


  1                         PAC SPECIAL PROGRAMMING 3746 RECORDS                                            37.46            37.46



                                                                                                           -----------------------
                                                                                                           TOTAL (US)       287.46
                                                                                                           -----------------------

                                                                                              PURCHASE ORDER
                                                                                                     1022

   [LOGO]  Hagerstown Business College
           18618 Crestwood Drive
           Hagerstown, Maryland 21742                                   THIS NUMBER MUST APPEAR ON ALL
           (301) 739-2670                                               CORRESPONDENCE.  INVOICES, SHIPPING
                                                                        PAPERS AND PACKAGES.

TO:                                             SHIP TO:
      The Library Corporation                           Hagerstown Business College Library
      Research Park                                     18618 Crestwood Drive
      Inwood WV 25428                                   Hagerstown, MD 21742-2797

Attention: Mary Light                           Attention: Carol Bailey, Library

DATE ORDERED    DATE WANTED     SHIP VIA        TERMS                   F.O.B.
  7/25/95

      PLEASE ENTER OUR ORDER FOR THE FOLLOWING - TO BE SHIPPED AS DIRECTED

QUANTITY                        DESCRIPTION                             UNIT PRICE              AMOUNT

                Confirming telephone conversation 7/25/95

                Conversion of Hagerstown Business College Library
                  database to public access catalog.

                Services and products approximately as follows:

                Set up fee                                                                      250
                Software per station (1)                                                        500
                Update biannually                                                               250
                Fee per record @ 1 cent (1c.) for approx. 7,000 records                          70

                                                                                                1057.46

                 CONDITIONS
Goods are subject to our inspection and approval.               BY   /s/ Jim Gifford
To avoid errors, note specifications carefully                     ----------------------------------
and if unable to complete orders as written notify                         PURCHASING AGENT
us promptly.

                                   10/31/95

                         Called Barbara Coffenberger
                            at Library Corporation

                         She quoted costs as follows:

                      All same except number of records
                                3,746 = $37.46
                          making total now 1,057.46

                            gave this info to Bart

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
  SERVICES LOGO]                                                            INC LOGO]                   PUBLISHERS 60 TO 90 DAYS
                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
SHREWSBURY NJ 07702 /908/ 542-8600 FAX /908/ 544-9777
                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------------------
            YOUR PURCHASE ORDER NO.                 ACCOUNT NO.              DATE              REF. CODE     INVOICE NO.  PAGE NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                   RB-S-64535-03           10-10-96                           7366194      1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 TERM        N       PRICE        N
                                                                             ORDER NUMBER     ----------     /   ---------------  E
TITLE NUMBER   QTY.            NAME OF PUBLICATION                    FREQ   TO PUBLISHER     START DATE     R   UNIT  EXTENSION  T
------------------------------------------------------------------------------------------------------------------------------------
040606006       1       AMERICAN FAMILY PHYSICIAN                       IR      3854929N        1 YR          R   92.00   92.00
                           ISSN#   0002-838X                                                    01/01/97
                          /COMES ALSO WITH/  FAMILY
                        PRACTICE MANAGEMENT
                          CLAIMS MUST BE MADE WITHIN
                        4 MOS US/6 MOS OTHERS/AFTER
                        THIS TIME ISSUES MAY BE
                        PURCHASED AT SINGLE ISSUE RATE
                          PUBL MONTHLY WITH 2 ISSUES
                        PUBL IN FEB, MAY, SEPT, & NOV
                             ON THE 1ST & 15TH
                                VOL 55 STARTS 01-97
                            PID#  0933548

043831007       1       AMERICAN JOURNAL OF NURSING                     MO      3855175N        1 YR          R   45.00   45.00
                           /LIBRARY VERSION/  /**/                                              01/01/97
                           ISSN#   0002-936X
                           VOL 97,  1997

161677000       1       BUSINESS WEEK /**/ /FOR US/                     WK      3856353N        1 YR          R   49.95   49.95
                           ISSN#   0007-7135                                                    01/01/97
                          WHEN CLAIMING ALLOW FOUR
                        TO SIX WEEKS FROM ENTRY DATE
                        FOR DELIVERY
                        PUBL EACH MONDAY EXCEPT FIRST
                        WEEK IN JAN

162641005       1       BYTE /SURFACE MAIL/                             IR      3868886N        1 YR          R   29.95   29.95
                           ISSN#   0360-5280                                                    12/01/96
                          PUBL MONTHLY WITH ONE
                        SPECIAL IBM ISSUE IN OCT
                           PID# 9100 002098903

204711006       1       CHRISTIANITY TODAY /**/                         IR      3857162N        1 YR          R   24.95   24.95
                           ISSN#   0009-5753                                                    01/01/97
                          PUBL 1 ISSUE A MONTH WITH
                        2 ISSUES IN APR OCT
                           VOL 41 STARTS 01-97

205449002       1       CHRONICLE OF HIGHER EDUCATION                   IR      3857188N        1 YR          R   75.00   75.00
                           /SURFACE MAIL/                                                       01/01/97
                           ISSN#   0009-5982
                           /INCLS/ ACADEME TODAY
                        CHRONICLE OF HIGHER EDUCATION
                        ALMANAC/& EVENTS & TRAVEL IN
                        ACADEME
                           CLAIMS MUST BE MADE WITHIN
                        3 MONTHS
                        PUBL WEEKLY EXC LAST WEEK OF
                        AUG & LAST 2 WEEKS OF DEC
                          COMBINATION

                                 CONTINUED ON NEXT PAGE


------------------------------------------------------------------------------------------------------------------------------------
PAY THIS INVOICE IN FULL.  THERE SHOULD         TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFER
BE NO PARTIAL PAYMENTS.  THIS INVOICE                                                                         CAN BE SENT TO:
IS SUBMITTED TO YOU BY EBSCO IN ITS             TERMS:  PAYMENT DUE ON                                        SOUTHTRUST BANK
CAPACITY AS YOUR AGENT.                                 RECEIPT OF INVOICE      [100%                         BIRMINGHAM, AL 35290
                                                EBSCO GUARANTEES PAYMENT       RECYCLED                       ABA: 062000080
EBS-40-1 EBSCO'S FEDERAL I.D. NO. 63-6014186    TO ALL PUBLISHERS.            PAPER LOGO]                     ACCT#: 70 001 057

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
  SERVICES LOGO]                                                            INC LOGO]                   PUBLISHERS 60 TO 90 DAYS
                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
SHREWSBURY NJ 07702 /908/ 542-8600 FAX /908/ 544-9777
                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------------------
            YOUR PURCHASE ORDER NO.                 ACCOUNT NO.              DATE              REF. CODE     INVOICE NO.  PAGE NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                   RB-S-64535-03           10-10-96                           7366194      2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  TERM        N       PRICE        N
                                                                              ORDER NUMBER     ----------     /   ---------------  E
TITLE NUMBER   QTY.            NAME OF PUBLICATION                     FREQ   TO PUBLISHER     START DATE     R   UNIT  EXTENSION  T
------------------------------------------------------------------------------------------------------------------------------------
205458011       1       CHRONICLE OF HIGHER EDUCATION                   AN
                           ALMANAC
                              ISSN #    1043-7967
                          /COMES ALSO WITH/ CHRONICLE
                        OF HIGHER EDUCATION
                        PUBL AS A SEP ISS OF CHRONICLE

231916008       1       CONGRESSIONAL DIGEST                            OR      3857485N        1 YR            R       4500    4500
                               ISSN # 0010-5899                                                 01/01/97
                         CLAIMS MUST BE MADE WITHIN
                        90 DAYS OF PUBLICATION DATE
                        5.00 PER ISSUE AFTER 90 DAYS
                          PUBL MONTHLY WITH JUN/JUL
                        AND AUG/SEP ISSUES COMBINED
                          CANCELLATIONS MADE AFTER
                        SUB HAS STARTED WILL BE
                        PRORATED & CHARGED A 5.00 FEE/
                        PUBLISHER ISSUES REFUNDS
                        1 TIME PER YEAR /NOV OR DEC/
                        & SENDS LIST OF CANCELLATIONS
                        W/CHECK FOR ALL REFUNDS
                                  VOL    76 STARTS 01-97

234883858       1       CONSUMER REPORTS /**/                           MO      3857551N        1 YR            R       2400    2400
                              ISSN # 0010-7174                                                  01/01/97
                           /INCLS/ CONSUMER REPORTS
                        BUYING GUIDE / SUBSCRIPTIONS
                        ACTIVE IN DECEMBER/
                        CONSUMER REPORT PUBL MO WITH
                        BUYING GUIDE PUBL DEC
                          COMBINATION
                                  VOL    62 STARTS 01-97

234901007       1       CONSUMER REPORTS BUYING                         AN
                           GUIDE
                          /COMES ALSO WITH/ CONSUMER
                        REPORTS  / FOR SUBSCRIPTIONS
                        ACTIVE DURING THE MONTH OF
                        DECEMBER/
                        CURRENT YEAR EDITION PUBL IN
                        DEC OF PRIOR YEAR
                          BOOK RETURNS MUST BE SENT TO
                        ST MARTINS PRESS/ %HADDON
                        CRAFTSMEN/ O"NEILL HIGHWAY
                        DUNMORE PA 18512

240886002       1       COSMOPOLITAN /**/                               MO      3869407N        1 YR            N       2497    2497
                              ISSN #   0010-9541                                                01/01/97
                          PUBL WILL EXTEND UP TO 3
                        TIMES IN A 12MO PERIOD. AFTER
                        THAT CUST MUST PAY FOR MISSED
                        ISSUES.
                                  VOL    222 STARTS 01-97

277335162       1       DISCOVER  /**/                                  MO      3858121N        1 YR            R       3495    3495
                              ISSN #    0274-7529                                               01/01/97
                                 CONTINUED ON NEXT PAGE




------------------------------------------------------------------------------------------------------------------------------------
PAY THIS NOTICE IN FULL.  THERE SHOULD          TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFERS
BE NO PARTIAL PAYMENTS.  THIS INVOICE                                                                         CAN BE SENT TO:
IS SUBMITTED TO YOU BY EBSCO IN ITS             TERMS:  PAYMENT DUE ON                                        SOUTHTRUST BANK
CAPACITY AS YOUR AGENT.                                 RECEIPT OF INVOICE      [100%                         BIRMINGHAM, AL 35290
                                                EBSCO GUARANTEES PAYMENT       RECYCLED                       ABA: 062000080
EBS-40-1 EBSCO'S FEDERAL I.D. NO. 63-6014186    TO ALL PUBLISHERS.            PAPER LOGO]                     ACCT#: 70 001 057

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
  SERVICES LOGO]                                                            INC LOGO]                   PUBLISHERS 60 TO 90 DAYS
                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
SHREWSBURY NJ 07702 /908/ 542-8600 FAX /908/ 544-9777
                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------------------
            YOUR PURCHASE ORDER NO.                 ACCOUNT NO.              DATE              REF. CODE     INVOICE NO.  PAGE NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                   RB-S-64535-03           10-10-96                           7366194      3
------------------------------------------------------------------------------------------------------------------------------------
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                                                                              ORDER NUMBER     ----------     /   ---------------  E
TITLE NUMBER   QTY.            NAME OF PUBLICATION                     FREQ   TO PUBLISHER     START DATE     R   UNIT  EXTENSION  T
------------------------------------------------------------------------------------------------------------------------------------
                        MISSING ISSUES REPLACED FREE
                        IF CLAIMED WITHIN 6 MO OF ISS
                        DATE/CLAIMS AFTER 6 MOS MUST
                        PAY SINGLE ISSUE RATE/NO SUBS
                        EXTENDED FOR OUT OF STOCK ISS
                                   VOL 18 STARTS 01-97

319857421       1                                                       SA

347436008       1       FORBES                                          BW      3870331N        1 YR            R       5700    5700
                          /**/                                                                  01/01/97
                             ISSN # 0015-6914
                         /INCLS/ FORBES ASAP/ FORBES
                        FYI/ FORBES MAGAZINE ANNUAL
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347441057       1       FORBES ANNUAL DIRECTORY                         AN
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347441107       1       FORBES ASAP                                     OR
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347445579       1       FORBES FYI                                      OR
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347449696      1       FORBES MAGAZINE /ANNUAL REPORT                   AN
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370483000       1       GLAMOUR /**/                                    MO      3870449N        1 YR    N       1500    1500
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
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[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
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HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
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428151351       1       INFORMATION PLEASE ALMANAC                      AN       3870904N        1 YR     R      10.95  10.95
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459056610       1       JAMA  :  JOURNAL OF THE AMERICAN                OR      3860469N        1 YR      R     160.00 160.00
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464435197       1       JOB OPPS  / JOB OPPORTUNITIES                   AN      STANDING ORDER
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465784007       1       JOURNAL OF ACCOUNTANCY                          MO      3860539N        1 YR      R      56.00  56.00
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466343407       1       JOURNAL OF AHIMA  / AMERICAN                    MO      3871187N        1 YR      R      72.00  72.00
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

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
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                                        INVOICE                                                         FROM DATE OF INVOICE TO
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1163E SHREWSBURY AVENUE /800/ 526-2337
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HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

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
                                /FORMERLY/ JOURNAL OF THE
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474087343       1                JOURNAL OF COLLEGE STUDENT              BM      3860768N        1 YR            R       4500   4500
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521199133       1               LEGAL ASSISTANT TODAY                   BM      3861621N        1 YR            R       5298    5298
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524849007       1               LIBRARY JOURNAL                         OR      3861671N        1 YR            R       9450    9450
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545542441       1               MANANGING OFFICE TECHNOLOGY              MO      3862006N        1 YR            R       4500   4500
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

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
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1163E SHREWSBURY AVENUE /800/ 526-2337
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HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

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628447005       1       NEW SCIENTIST - UK  ED                          WK      3862973N        1 YR            R    14000  14000
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630829000       1       NEW YORK TIMES BOOK REVIEW                      WK      3863048N            1 YR        R     5200   5200
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648097723       1       NURSING /FOR RENEWALS ONLY/                     MO      3863195N            1 YR        R       4200    4200
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650787005       1       OCCUPATIONAL OUTLOOK QUARTERLY                  QR      3872944N            1 YR        R       1950    1950
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                          CLAIMS MUST BE MADE WITHIN
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658633003       1       OMNI  /**/ /AVAILABLE ON                        MO
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

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
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                                        INVOICE                                                         FROM DATE OF INVOICE TO
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1163E SHREWSBURY AVENUE /800/ 526-2337
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BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
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683727002       1       PEOPLE WEEKLY /**/ /US ONLY/                    WK      3863795N        1 YR      R     93.08   93.08
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687523878       1       PETERSONS GUIDE TO FOUR-YEAR                    AN      STANDING ORDER
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                        ADDRESS PETERSONS ITP
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687523878       1       PETERSONS GUIDE TO FOUR-YEAR                    AN      STANDING ORDER
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                        ADDRESS PETERSONS ITP
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687524454       1       PETERSONS GUIDE TO TWO-YEAR                     AN      STANDING ORDER
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PAY THIS INVOICE IN FULL.  THERE SHOULD         TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFERS
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

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
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                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
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                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
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
                        AUG OF THE PRIOR YEAR
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                        BEFORE 90 DAYS BUT MUST BE
                        RETURNED W/N 1 YR OF INVOICE
                        UNLESS DAMAGED/PRODUCT RETURN
                        ADDRESS PETERSONS ITP
                        DISTRIBUTION CENTER 7625
                        EMPIRE DRIVE FLORENCE KY  41042

687524454       1       PETERSONS GUIDE TO TWO-YEAR                     AN      STANDING ORDER
                          COLLEGES /FOR US/
                                ISSN #  0894-9328
                         /SPLIT FROM/ PETERSONS
                        ANNUAL GUIDE TO UNDERGRADUATE
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                          /COMES ALSO WITH/ PETERSONS
                        COLLEGE GUIDANCE SET
                        CURRENT YR EDITION PUBL IN
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                        BEFORE 90 DAYS BUT MUST BE
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                        UNLESS DAMAGED/PRODUCT RETURN
                        ADDRESS PETERSONS ITP
                        DISTRIBUTION CENTER 7625
                        EMPIRE DRIVE FLORENCE KY  41042

694842006       1       PHYSICIANS DESK REFERENCE                       AN      3863940N        1 YR    R       76.20   76.20
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694842014       1       PHYSICIANS DESK REFERENCE                       SA      3863941N        1 YR    R       27.20   27.20
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                          PUBL MAY SEP
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694845017       1       PHYSICIANS DESK REFERENCE FOR                   AN      3863942N        1 YR    R       50.20   50.20
                          NONPRESCRIPTION DRUGS                                                 03/1/97
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712001007       1       PRACTICAL ACCOUNTANT                            MO      3864224N        1 YR    R       69.95   69.95
                                ISSN #  0032-6321                                               01/01/97
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PAY THIS INVOICE IN FULL.  THERE SHOULD         TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFERS
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EBS-40-1 EBSCO'S FEDERAL I.D. NO. 63-6014186    TO ALL PUBLISHERS.            PAPER LOGO]                     ACCT #: 70 001 057
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

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
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                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
SHREWSBURY NJ 07702 /908/ 542-8600 FAX /908/ 544-9777
                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------------------
            YOUR PURCHASE ORDER NO.                 ACCOUNT NO.              DATE              REF. CODE     INVOICE NO.  PAGE NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                   RB-S-64535-03           10-10-96                           7366194      9
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  TERM    N           PRICE        N
                                                                              ORDER NUMBER     ---------- /       ---------------  E
TITLE NUMBER   QTY.            NAME OF PUBLICATION                     FREQ   TO PUBLISHER     START DATE R       UNIT  EXTENSION  T
------------------------------------------------------------------------------------------------------------------------------------
                                        VOL    30 STARTS 01-97
                                        001714179 005623145

728771007       1       PROFESSIONAL MEDICAL ASSISTANT                  BM      3864394N        1 YR    R       30.00   30.00
                           /PMA/                                                                01/01/97
                                ISSN #  0033-0140
                          PUBL JAN MAR MAY JUL SEP NOV
                          NONCANCELLABLE
                                VOL   30 STARTS 01-97

735846008       1       PSYCHOLOGY TODAY /**/                           BM      3864462N        1 YR    R       21.00   21.00
                                ISSN # 0033-3107                                                01/01/97
                          CLAIMS MUST BE DATE RATHER
                        THAN ISSUE OR VOL NUMBER
                          PUBL JAN MAR MAY JUL SEP NOV
                          CANCELLATIONS ARE ACCEPTABLE
                        DURING THE FIRST 3 MONTHS OF
                        THE SUBSCRIPTION TERM ONLY
                                VOL  30 STARTS 01/97

759146004       1       REGAN REPORT ON MEDICAL LAW                     MO      3864768N        1 YR    R       52.00   52.00
                                ISSN # 0034-3188                                                01/01/97
                          NONCANCELLABLE
                                VOL 30 STARTS 01-97

785338633       1       RN : NATIONAL MAGAZINE FOR                      MO      3864893N        1 YR    R       35.00   35.00
                           NURSING /**/                                                         01/01/97
                                ISSN # 0033-7021
                           CLAIMS MUST BE MADE WITHIN
                        60 DAYS AND WILL BE CHARGED
                        $5.00 PER COPY
                                VOL. 60 STARTS 01-97

804607000       1       SCIENCE NEWS /DCU/                              WK      3865246N        1 YR    R       49.50   49.50
                           /SURFACE MAIL/                                                       01/01/97
                                ISSN # 0036-8423
                                                A9
                          02-96 CLAIMS MUST BE MADE
                        WITHIN 90 DAYS DOMESTIC/
                        180 DAYS FOREIGN
                        PUBL ON SATURDAYS
                                VOL 151 STARTS 01-97

805613007       1       SCIENCES /NY/                                   BM      3865279N        1 YR    R       21.00   21.00
                                ISSN # 0036-861X                                                01/01/97
                          PUBL JAN MAR MAY JUL SEP NOV
                          NONCANCELLABLE
                                VOL 37 STARTS 01-97

810322008       1       SECRETARY /SURFACE MAIL/                        IR      3865348N        1 YR    R       19.00   19.00
                                ISSN # 0037-0622                                                01/01/97
                          /ALSO COMES WITH/
                        PROFESSIONAL SECRETARIES
                        INTERNATIONAL MEMBERSHIP
                           PUBL JAN FEB MAR APR MAY JUN
                        AUG OCT NOV
                                   CONTINUED ON NEXT PAGE

PAY THIS INVOICE IN FULL.  THERE SHOULD         TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFERS
BE NO PARTIAL PAYMENTS.  THIS INVOICE                                                                         CAN BE SENT TO:
IS SUBMITTED TO YOU BY EBSCO IN ITS             TERMS:  PAYMENT DUE ON                                        SOUTHTRUST BANK
CAPACITY AS YOUR AGENT.                                 RECEIPT OF INVOICE      [100%                         BIRMINGHAM, AL 35290
                                                EBSCO GUARANTEES PAYMENT       RECYCLED                       ABA: 062000080
EBS-40-1 EBSCO'S FEDERAL I.D. NO. 63-6014186    TO ALL PUBLISHERS.            PAPER LOGO]                     ACCT #: 70 001 057

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
  SERVICES LOGO]                                                            INC LOGO]                   PUBLISHERS 60 TO 90 DAYS
                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
SHREWSBURY NJ 07702 /908/ 542-8600 FAX /908/ 544-9777
                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------------------
            YOUR PURCHASE ORDER NO.                 ACCOUNT NO.              DATE              REF. CODE     INVOICE NO.  PAGE NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                   RB-S-64535-03           10-10-96                           7366194      10
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  TERM    N           PRICE        N
                                                                              ORDER NUMBER     ---------- /       ---------------  E
TITLE NUMBER   QTY.            NAME OF PUBLICATION                     FREQ   TO PUBLISHER     START DATE R       UNIT  EXTENSION  T
------------------------------------------------------------------------------------------------------------------------------------
                                    VOL 57 STARTS 01-97
                           PID#  7471220

835767005       1       SOUTHERN LIVING                                 MO      3865712N        1 YR    R       28.00   28.00
                                ISSN# 0038-4305                                                 01/01/97
                                    VOL 32 STARTS 01-97

844927004       1       SPORTS ILLUSTRATED /C90M9//**/                  WK      3865876N        1 YR    N       80.46   80.46
                                ISSN# 0038-822X                                                 01/01/97
                        MOS/AFTER 3 MOS WILL BE CHRGED
                        AT SINGLE ISS RATE/NO SUBS
                        EXTENDED FOR OUT OF STOCK ISS
                           PUBL WEEKLY WITH SPECIAL
                        ISSUES IN FEB & SEP
                                   VOL 86 STARTS 01-97

851433763       1       STATISTICAL ABSTRACT OF THE                     AN                      1 YR            STANDING ORDER
                          UNITED STATES - PAPER ED                                              03/01/97
                                ISSN# 1063-1690

867213001       1       SURVEY OF CURRENT BUSINESS                      MO      3874334N        1 YR    R       59.00   59.00
                                ISSN# 0039-6222                                                 11/01/96
                           /INCORPS/ BUSINESS
                        CONDITIONS DIGEST/ GPO/
                           CLAIMS MUST BE MADE WITHIN
                        6 MONTHS
                           NONCANCELLABLE AFTER SIX
                        MONTHS OF ENTRY - PRO RATA
                        REFUND AFTER DEDUCTION OF
                        $8.00 CANCELLATION CHARGE
                        WITHIN SIX MONTHS OF ENTRY

918170549       1       USA TODAY /NY/ /FORMERLY/                       MO      3866762N        1 YR    R       225.00  225.00
                           INTELLECT                                                            01/01/97
                                ISSN # 0161-7389
                          USA TODAY MAGAZINE IS PUBL
                        JAN MAR MAY JUL SEP NOV/
                        NEWSLETTER IS PUBL FEB APR
                        JUN AUG OCT DEC
                           NONCANCELLABLE

919295014       1       US GOVERNMENT MANUAL - LIBRARY                  AN                      1 YR    R       STANDING ORDER
                           EDITION /MD/                                                         01/01/97
                        USUALLY PUBL ANNUALLY IN SEP
                           1)*1997 EDITION

920055001       1       US NEWS & WORLD REPORT -                        WK      3866824N        1 YR    R       44.75   44.75
                           REGULAR ED/**/ /HJGT/                                                01/01/97
                                ISSN # 0041-5537
                          CLAIMS MUST BE MADE WITHIN
                        6 MOS
                        PUBL ON MONDAYS
                                VOL 122 STARTS 01-97

942553009       1       WASHINGTON POST /DAILY & SUN/                   DS      3875027N        1 YR    R       150.22  150.22
                                  CONTINUED ON NEXT PAGE

PAY THIS INVOICE IN FULL.  THERE SHOULD         TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFERS
BE NO PARTIAL PAYMENTS.  THIS INVOICE                                                                         CAN BE SENT TO:
IS SUBMITTED TO YOU BY EBSCO IN ITS             TERMS:  PAYMENT DUE ON                                        SOUTHTRUST BANK
CAPACITY AS YOUR AGENT.                                 RECEIPT OF INVOICE      [100%                         BIRMINGHAM, AL 35290
                                                EBSCO GUARANTEES PAYMENT       RECYCLED                       ABA: 062000080
EBS-40-1 EBSCO'S FEDERAL I.D. NO. 63-6014186    TO ALL PUBLISHERS.            PAPER LOGO]                     ACCT #: 70 001 057

[EBSCO SUBSCRIPTION                                                     [EBSCO INDUSTRIES               PLEASE ALLOW DOMESTIC
  SERVICES LOGO]                                                            INC LOGO]                   PUBLISHERS 60 TO 90 DAYS
                                        INVOICE                                                         FROM DATE OF INVOICE TO
                                                                                                        BEGIN SERVICE.
1163E SHREWSBURY AVENUE /800/ 526-2337
SHREWSBURY NJ 07702 /908/ 542-8600 FAX /908/ 544-9777
                                                                                                                SUBSCRIBER
BILL TO:                                                              SEND MAGAZINES TO:                           CODE IS
                                                                                          30-20-10                      AA

HAGERSTOWN BUSINESS COLL/LIB                    HAGERSTOWN BUSINESS COLL/LIB
18618 CRESTWOOD DR                              18618 CRESTWOOD DR
HAGERSTOWN MD          21742                    HAGERSTOWN MD  21742

     WHEN MAKING REMITTANCE, AND WHEN INQUIRING ABOUT THIS INVOICE, PLEASE REFER TO BOTH THE INVOICE NUMBER AND ACCOUNT NUMBER
----------------------------------------------------------------------------------------------------------------------------------
            YOUR PURCHASE ORDER NO.                 ACCOUNT NO.              DATE              REF. CODE     INVOICE NO.  PAGE NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                   RB-S-64535-03           10-10-96                           7366194      11
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  TERM    N           PRICE        N
                                                                              ORDER NUMBER     ---------- /       ---------------  E
TITLE NUMBER   QTY.            NAME OF PUBLICATION                     FREQ   TO PUBLISHER     START DATE R       UNIT  EXTENSION  T
------------------------------------------------------------------------------------------------------------------------------------
                           /CARRIER/ /FOR WASHINGTON                                            11/01/96
                          DC & SURROUNDING AREAS IN
                          VIRGINIA W VIRGINIA & MD/
                                ISSN # 0190-8286
                          CLAIMS FOR MISSING ISSUES
                        MUST BE MADE WITHIN 30 DAYS
                        DOMESTIC & 45 DAYS FOREIGN
                        WITH A MAXIMUM CLAIMS OF NO
                        MORE THAN 3 ISS PER YEAR &
                        MUST CLAIM BY DATE NOT VOL
                           PID# 2942918

961618006       1       WOMEN IN BUSINESS                               BM      3867314BN       1 YR    R       16.00   16.00
                                ISSN # 0043-7441                                                01/01/97
                          PUBL JAN MAR MAY JUL SEP NOV
                                VOL 49 STARTS 01-97

963780507       1       WORKING WOMAN /SURFACE MAIL/                    MO      3867399N        1 YR    R       11.97   11.97
                                ISSN# 0145-5761                                                 09/01/97


964302004       1       WORLD ALMANAC & BOOK OF FACTS                   AN      3875887N        1 YR    R        9.95    9.95
                           /PAPER EDITION/                                                      11/01/96
                           /SURFACE MAIL/
                                ISSN # 0084-1383
                          ALL CLAIMS MUST INCLUDE
                        COPIES OF FRONT & BACK OF
                        CANCELLED CHECK & ORDER FORM
                          PUBL NOV
                        CURRENT YEAR EDITION PUBL IN
                        NOV OF PREVIOUS YEAR
                           NONCANCELLABLE
                        1 YEAR ONLY
                                1)*1997 EDITION


                        PLEASE SUPPLY YOUR TAX EXEMPT #:
                                                           --------------------------------------------------------------------

                                                                        INVOICE SUBTOTAL                              2579.24
                                                                        LESS DISCOUNT                                   51.58
                                                                        INV SUBTOTAL AFTER DS                         2527.66

                                                                        NET AMOUNT DUE                                2527.66






PAY THIS INVOICE IN FULL.  THERE SHOULD         TITLE NUMBERS IN BOLD PRINT REFLECT RECENTLY UPDATED PRICES.  US$ WIRE TRANSFERS
BE NO PARTIAL PAYMENTS.  THIS INVOICE                                                                         CAN BE SENT TO:
IS SUBMITTED TO YOU BY EBSCO IN ITS             TERMS:  PAYMENT DUE ON                                        SOUTHTRUST BANK
CAPACITY AS YOUR AGENT.                                 RECEIPT OF INVOICE      [100%                         BIRMINGHAM, AL 35290
                                                EBSCO GUARANTEES PAYMENT       RECYCLED                       ABA: 062000080
EBS-40-1 EBSCO'S FEDERAL I.D. NO. 63-6014186    TO ALL PUBLISHERS.            PAPER LOGO]                     ACCT #: 70 001 057

[BFI LOGO] WASTE
           SYSTEMS
BROWNING-FERRIS INDUSTRIES                                                                              REASON CODE _____
        ACCOUNT NO. ________________            LOCATION CODE __________________                        SALESPERSON _____
        _____ NEW ACCOUNT                       _____ REINSTATE CUSTOMER    _____ OTHER CHANGE          SALES
        _____ NEW SERVICE LOCATION              _____ CHANGE SERVICE LEVEL                                TERRITORY _____


                              BILLING INFORMATION

CUSTOMER (BUSINESS) NAME
                        --------------------------------------------------------
OR:
   -----------------------------------------------------------------------------
   LAST                           FIRST                  PREFIX         SUFFIX

STREET NUMBER:
              ------------------------------------------------------------------
STREET NAME:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
CITY:                                               STATE:
     ----------------------------------------------       ----------------------
ZIP:                              PHONE: (      ) -           -
    -----------------------------                  ----------   ----------------
                                    FAX: (      ) -           -
                                                   ----------   ----------------
CONTACT:
        ------------------------------------------------------------------------

NUMBER OF INVOICES REQUIRED: ___________

INV. PAGE BRK BY SERV LOC. (____)  (Y/N)


                         SERVICE LOCATION INFORMATION

CUSTOMER NAME
             -------------------------------------------------------------------
OR:                  Hagerstown Business College
   -----------------------------------------------------------------------------
  LAST                            FIRST                  PREFIX         SUFFIX

STREET NUMBER:       18618
              ------------------------------------------------------------------
STREET NAME:      Crestwood Dr.
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
CITY:          Hagerstown                           STATE:      MD
     ----------------------------------------------       ----------------------
ZIP:      21740                   PHONE: (      ) -           -
    -----------------------------                  ----------   ----------------
CONTACT:
        -----------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                        SERVICE DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   ZERO                         MIN      MONTHLY
                        CONT.   VOL                      ON     PICK UP/     EST   TCKT    EST.  DISP  MIN      HAUL     EQUIP.
LINE NO.  SYSTEM  QTY   SIZE    CODE    FREQ    COMP    CALL    HAUL RATE   HAULS  FLAG    MNTS  SITE  HAULS    RATE     CHARGES
-----------------------------------------------------------------------------------------------------------------------------------
N   1     01009    1      8              2                                                                               $ 298.33
  ---------------------------------------------------------------------------------------------------------------------------------
E   2
  ---------------------------------------------------------------------------------------------------------------------------------
W   3
-----------------------------------------------------------------------------------------------------------------------------------
O   4
  ---------------------------------------------------------------------------------------------------------------------------------
L   5
  ---------------------------------------------------------------------------------------------------------------------------------
D   6
-----------------------------------------------------------------------------------------------------------------------------------

     OTHER SERVICES:__________________________________________________________

     OTHER CHARGES:
     =========================================================================

CUSTOMER DEPOSIT:_____________________________________________________________

DEPOSIT RETURN DATE:__________________________________________________________

SPECIAL EVENT END DATE:_______________________________________________________

P.O. NUMBER:__________________________________________________________________

P.O. AMENDMENT NUMBER:________________________________________________________

JOB NUMBER:___________________________________________________________________

AFFILIATION:__________________________________________________________________

RECEIPTS REQUIRED?_____________ (Y/N)                      SYSTEM CP NO.

SPECIAL BILLING?_______________ (Y/N)

C.O.D.?________________________ (Y/N)

P.O. DURATION__________________

P.O. EFF. DATE:________________                 P.O. END DATE ________________

JOB EST. COMPL. DATE___________

SPECIAL INSTRUCTIONS:_________________________________________________________

==============================================================================
Date of Agreement:   9 / 7 / 95         Effective Service Date:   9 / 5 / 95
                   -------------                                --------------
The undersigned individual signing this Agreement on behalf of Customer acknowledges that he or she has read and understands the terms and conditions of this Agreement and that he or she has the authority to sign the Agreement on behalf of Customer.



TERMS:  NET 10 DAYS                                                     /s/ Hagerstown Business College
      BROWNING-FERRIS INDUSTRIES                                        ---------------------------------------------------
      WESTERN MARYLAND 417                                                           (CUSTOMER NAME)
      11710 GREENCASTLE PIKE
      HAGERSTOWN, MARYLAND  21740                         BY (SIGNATURE)     /s/
                                                                        ---------------------------------------------------
-------------------------------------------------         NAME (PLEASE TYPE OR PRINT):
(NAME OF OPERATING BROWNING-FERRIS                                                    -------------------------------------
   INDUSTRIES SUBSIDIARY)
                                                          TITLE (PLEASE TYPE OR PRINT):
BY/TITLE         /s/                                                                  -------------------------------------
        -----------------------------------------


                             TERMS AND CONDITIONS

                                   ARTICLE 1
                               SERVICES RENDERED
Customer grants to the undersigned (BFI) the exclusive right to collect and dispose of all Customer's Waste Materials (which include recylable materials) and agrees to make the payments as provided for herein and BFI agrees to furnish such services and equipment specified above, all in accordance with the terms of this Agreement.

                                  ARTICLE II
                                     TERM
THE INITIAL TERM (THE "INITIAL TERM") OF THIS AGREEMENT IS THREE YEARS FROM THE DATE BFI'S EQUIPMENT IS DELIVERED TO CUSTOMER'S LOCATION ("EFFECTIVE SERVICE DATE"). THIS AGREEMENT SHALL AUTOMATICALLY RENEW FOR SUCCESSIVE THREE YEAR TERMS (THE "RENEWAL TERM") THEREAFTER UNLESS EITHER PARTY SHALL GIVE WRITTEN NOTICE OF TERMINATION BY CERTIFIED MAIL TO THE OTHER AT LEAST SIXTY (60) DAYS PRIOR TO THE TERMINATION OF THE INITIAL TERM OR ANY RENEWAL TERM.

                                  ARTICLE III
                                WASTE MATERIALS
The Waste Material to be collected and disposed of by BFI pursuant to this agreement is all solid waste (including recycleable materials) generated by Customer (the "Waste Material"). Waste Material specifically excludes and Customer agrees not to deposit in BFI's equipment or place for collection by BFI any radioactive, volatile, corrosive, highly flammable, explosive, biomedical, infectious, biohazardous, toxic or hazardous material as defined by applicable federal, state, provincial or local laws or regulations ("Excluded Waste").

                                  ARTICLE IV
                                     TITLE
BFI shall acquire title to the Waste Material when it is loaded into BFI's truck. Title to and liability for any Excluded Waste shall remain with Customer and Customer expressly agrees to defend, indemnify and hold harmless BFI from and against any and all damages, penalties, fines and liabilities resulting from or arising out of the deposit of Excluded Waste in BFI's trucks, containers or other equipment.

      The Terms and Conditions continue on the reverse side of this page.

                                   ARTICLE V
                                    PAYMENTS

Customer agrees to pay BFI on a monthly basis for the services and/or equipment furnished by BFI in accordance with the charges and rates provided for herein. Payment shall be made by Customer to BFI within ten (10) days of the receipt of an invoice from BFI. BFI may impose and Customer agrees to pay a late fee for all past due payments, such late fee as determined by BFI in an amount not to exceed the maximum rate for same allowed by applicable law.

                                   ARTICLE VI
                                RATE ADJUSTMENTS

Because disposal and fuel costs constitute a significant portion of the cost of BFI's services provided hereunder, Customer agrees that BFI may increase the rates hereunder proportionately to adjust for any increase in such costs or any increases in transportation costs due to changes in location of the disposal facility. Customer agrees that BFI may also increase the rates from time to time to adjust for increases in the Consumer Price Index, and Customer agrees that BFI may also proportionately pass through to Customer increases in the average weight per container yard of the Customer's Waste Materials, increases in BFI's costs due to changes in local, state or federal rules, ordinances or regulations applicable to BFI's operations or the services provided hereunder, and increases in taxes, fees or other governmental charges assessed against or passed through to BFI (other than income or real property taxes). BFI may only increase rates for reasons other than those set forth above with the consent of the Customer. Such consent may be evidenced verbally, in writing or by the actions and practices of the parties.

                                  ARTICLE VII
                                SERVICE CHANGES

Changes to the type, size and amount of equipment, the type or frequency of service, and corresponding adjustments to the rates, may be made by agreement of the parties, evidenced either in writing or by the practices and actions of the parties, without affecting the validity of this Agreement and this Agreement shall be deemed amended accordingly. This Agreement shall continue in effect for the term provided herein and shall apply to changes of and new services address location of the Customer within the area in which BFI provides collection service.

                                  ARTICLE VIII
                          RESPONSIBILITY FOR EQUIPMENT

The equipment furnished hereunder by BFI shall remain the property of BFI; however Customer acknowledges that it has care, custody and control of the equipment while at the Customer's location and accepts responsibility for all loss or damage to the equipment (except for normal wear and tear or for loss or damage resulting from BFI's handling of the equipment) and for its contents. Customers agrees not to overload (by weight or volume), move or alter the equipment, and shall use the equipment only for its proper and intended purpose. Customer agrees to indemnify, defend and hold harmless BFI against all claims, damages, suits, penalties, fines and liabilities for injury or death to persons or loss or damage to property arising out of Customer's use, operation or possession of the equipment. Customer agrees to provide unobstructed access to the equipment on the scheduled collection day. If the equipment is inaccessible so that the regularly scheduled pick up cannot be made, BFI will promptly notify the Customer and afford the Customer a reasonable opportunity to provide the required access; however BFI reserves the right to charge an additional fee for any additional collection service required by Customer's failure to provide such access.

                                   ARTICLE IX
                               DAMAGE TO PAVEMENT

Customer recognizes the difficulty of ensuring that the Customer's pavement or driving surface is adequate to bear the weight of BFI's vehicles. Therefore, Customer agrees that Customer will be responsible for any damage to Customer's pavement, curbing or other driving surfaces resulting from the weight of BFI's vehicles providing service at the Customer location.

                                   ARTICLE X
                               LIQUIDATED DAMAGES

In the event Customer terminates this Agreement prior to its expiration other than as a result of a Default by BFI or BFI terminates this Agreement for Customer's Default (including nonpayment), Customer agrees to pay to BFI as liquidated damages a sum calculated as follows: (1) if the remaining term under this Agreement is six or more months, Customer shall pay its most recent monthly charges multiplied by six; or (2) if the remaining term under this Agreement is less than six months, Customer shall pay its most recent monthly charge multiplied by the number of months remaining in the term. Customer expressly acknowledges that in the event of an unauthorized termination of this Agreement, the anticipated loss to BFI in such event is estimated to be the amount set forth in the foregoing liquidated damages provision and such estimated value is reasonable and is not imposed as a penalty. In the event Customer fails to pay BFI all amounts which become due under this Agreement, or fails to perform its obligations hereunder, and BFI refers such matter to an attorney, Customer agrees to pay, in addition to the amount due, any and all costs incurred by BFI as a result of such action, including, to the extent permitted by law, reasonable attorneys' fees.


                                   ARTICLE XI
                      SUSPENSION AND TERMINATION FOR CAUSE

If, during the term of this Agreement, either party shall be in breach of or default in any provision of this Agreement ("Default"), the other party may suspend or terminate its performance hereunder until such delinquency or default has been corrected, provided, however, that no termination shall be effective unless and until the complaining party has given written notice of default to the other party and the other party has failed to cure such Default within at least ten (10) days thereafter. In the event any such Default remains uncured for a period of ten (10) days, the complaining party may terminate this Agreement by giving the other party written notice of such termination; such termination to become effective upon receipt of such notice.

                                  ARTICLE XII
                                   ASSIGNMENT

Neither party shall assign this Agreement without the prior written consent of the other party, except that BFI may assign this Agreement to any corporation or entity affiliated with BFI without Customer's consent.

                                  ARTICLE XIII
                   OPPORTUNITY TO PROVIDE ADDITIONAL SERVICES

BFI values the opportunity to meet all of Customer's nonhazardous waste collection and disposal needs. Customer will provide BFI the opportunity to meet those needs and to provide, on a competitive basis, any additional nonhazardous waste collection and disposal services during the term of this Agreement.

                                  ARTICLE XIV
                              EXCUSED PERFORMANCE

Neither party hereto shall be liable for its failure to perform or delay in performance hereunder due to contingencies beyond its reasonable control including, but not limited to, strikes, riots, compliance with laws or governmental orders, fires and acts of God and such failure shall not constitute a Default under this Agreement.

                                   ARTICLE XV
                                 BINDING EFFECT

This Agreement is a legally binding contract on the part of both B.F.I. and Customer and their respective heirs, successors and assigns, in accordance with the terms and conditions set out herein.

                                  ARTICLE XVI
                                ENTIRE AGREEMENT

This Agreement represents the entire understanding and agreement between the parties hereto and supersedes any and all prior agreements, whether written or oral that may exist between the parties regarding same.

                                  STATEMENT


                                                      Date 3-8 1996



TO  Hagerstown Business College

    Proposal for 1996 Mowing Season               TERMS



                               IN ACCOUNT WITH


                              WILLIAMS LAWN CARE
                              12584 ITNYRE ROAD
                             SMITHSBURG, MD 21783     Phone# 824-2787


Mowing & Trimming Grass,
Keepng Weeds out of flower beds
                    each time       $150.00


Bush trimming, mulching is
extra.

Mowing rough area when needed       $ 30.00



Lawn Mowing
Leaf Clean-up        [Picture]
Mulching

               WILLIAMS LAWN CARE

                                   Dean Williams
12534 Itnyre Road                  Walter Williams
Smithsburg, MD  21783              (301) 824-2787

                            [MEDISOFT LETTERHEAD]






September 20, 1995




To Whom it May Concern:




MediSoft Patient Accounting software is protected under the copyright laws of the United States of America. Its license agreement states that each licensed copy of the software is to be used on no more than one computer.


As an educational institution, MediSoft specifically grants your school a waiver of the license agreement limitation that prohibits installation of the software on more than one computer. YOU MAY INSTALL MEDISOFT PATIENT ACCOUNTING SOFTWARE ONTO ALL COMPUTERS IN YOUR FACILITY NEEDED TO SUPPORT YOUR USE OF THE SOFTWARE FOR EDUCATIONAL PURPOSES. You may not release copies of the software to your students for use on their personal computers or copy the software for any other purpose.


Should you have any questions on this matter, please contact me at (800)
333-4747.


Sincerely,


MEDISOFT


/s/ Jeff Ward
-------------------
Jeff Ward
Marketing Director

Schedule A to WESTLAW(R) Subscriber Agreement
Plan 3B Educational Institution Service                                   [LOGO]

Available only to paralegal, law
librarianship or graduate tax programs.

1.  AUTHORIZED USE
Subscriber may select one or more usage options entitling it to authorized use (as defined below) of certain WESTLAW databases and Features. "Authorized Use" shall mean use solely for educational purposes by Subscriber's faculty, administration and staff ("Personnel") and students. Any other use is strictly prohibited except as provided under paragraph 4 below. No access to DIALOG(R) or WESTLAW is permitted hereunder. Access to certain other Features and databases may be restricted by West. Subscriber may elect a different option by giving West at least 30 days prior written notice; provided, however, that no usage option may be adopted for less than a three month period.

2.  USAGE OPTIONS AND CHARGES
Subscriber may select any one or more of the following usage options:

    A. UNLIMITED USAGE OPTIONS. Subscriber shall pay the annual usage charge indicated for each Unlimited Usage Option password requested. Annual usage charges shall be billed in twelve equal monthly installments.

        NUMBER OF
        PASSWORDS                                             ANNUAL CHARGE
        REQUESTED                                             (PER PASSWORD)

            1   a.  Unrestricted:                               $1,260
          ----      Unlimited access at any time
          ----  b.  Off-peak:                                   $960
                    Unlimited access during off-peak hours
                    only (3:30 p.m. to 9:00 a.m. CST
                    Mon.-Fri. and all day Sat. and Sun.)

    B. HOURLY USAGE OPTIONS. Under the Hourly Usage Options, Subscriber shall pay a single annual subscription charge of $100 (regardless of the number of options selected) and the hourly usage charge indicated below. The annual subscription charge shall be waived for Subscribers selecting both an Unlimited Usage Option and an Hourly Usage Option. Subscriber may request a reasonable number of passwords.

        NUMBER OF
        PASSWORDS
        REQUESTED                                             HOURLY CHARGE

                a.  Unrestricted:                                  $15
          ----      Allows access and use at any time
          ----  b.  Off-peak:                                      $12
                    Allows access and use during off-peak
                    hours only (3:30 p.m. to 9:00 a.m. CST
                    Mon.-Fri. and all day Sat. and Sun.)

3.  OFFLINE TRANSMISSION
Subscriber may, as indicated below or at any time upon 30 days prior written notice to West, elect access to offline transmission. Subscriber shall pya offline transmission charges at the rate of $.02 per standard format line for all offline transmission. Offline transmission charges apply to printing and downloading to attached and stand-alone storage devices.

        Subscriber requests access to offline transmission

4.  NON-AUTHORIZED USE
Subscriber may also permit use of WESTLAW for non-educational purposes or use by persons other than Subscriber's students and Personnel ("Non-Authorized Use") by completing Schedule L to WESTLAW Subscriber Agreement. Charges for Non-Authorized Use shall be billed as set forth in Schedule L and shall be in addition to Subscriber's Schedule A Plan 3B Charges.

5.  GATEWAYS
Subscriber may elect to subscribe to one or more Gateway by completing Schedule H to WESTLAW Subscriber Agreement. Upon completing Schedule H, Subscriber shall be issued one password for use in accessing Gateways. Charges for Gateways selected by Subscriber shall be as set forth on Schedule H or in the Additional Terms applicable to the particular Gateway. Such charges shall be in addition to Subscriber's Schedule A Plan 3B Charges.

6.  TRAINING
    A. Instructors. A basic WESTLAW training session will be provided at no charge at WESTLAW Training Centers for Subscriber's Personnel who will use or instruct others in the use of WESTLAW and for Subscriber's students who will supervise or instruct other students in the use of WESTLAW.

    B. West Instruction Program. A West instruction program ("Instruction Program") is available at a charge of $1,500 to Subscribers selecting an Unlimited Usage Option. Each Instruction Program will be conducted on Subscriber's premises for up to seven consecutive days. Subscriber shall propose dates and the specific location of the Instruction Program to West in writing at least 45 days prior to the desired commencement date of each Instruction Program.

        i. Equipment and Use. During the Instruction Program, West shall install on Subscriber's premises up to five workstations (the "Equipment") and telecommunications lines for use as a WESTLAW training center ("Training Center"). Subscriber shall receive up to 10 hours of WESTLAW training, to be provided at the Training Center, and appropriate instructional materials. West shall issue one password for each workstation that shall permit unlimited access to end use of the same WESTLAW databases and Features available under Subscriber's Plan 3B Unlimited Usage Option. When not in use for training purposes, the Training Center shall be available for access to and use of WESTLAW by Subscriber's Personnel and students.


        ii. Software. WESTLAW software may be installed on the Equipment prior to delivery to Subscriber. In addition, certain third party software may also be installed on the Equipment. WESTLAW software and any such third party software (collectively "Software") will be provided to Subscriber subject to the terms of the applicable software licenses, copies of which will be included in the user documentation supplied with the Equipment. Subscriber agrees to be bound by and comply with all such licenses. NOTWITHSTANDING ANYTHING CONTAINED IN SUCH LICENSES, COPYING OF THE SOFTWARE IN WHOLE OR IN PART IS STRICTLY PROHIBITED.

iii. Equipment Warranty and Limitation of Liability. West shall maintain the Equipment in good working order or, at its option, replace the Equipment; provided, however, that Subscriber shall be responsible for all damage to or loss of the equipment caused by misuse, abuse, negligence or theft.

EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR IN APPLICABLE LICENSE AGREEMENTS, THE EQUIPMENT AND SOFTWARE ARE PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF PERFORMANCE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
SUBSCRIBER'S EXCLUSIVE REMEDY AND WEST'S AND WP'S ENTIRE LIABILITY HEREUNDER, IF ANY, FOR ANY CLAIM(S) MADE AGAINST THEM, INDIVIDUALLY OR JOINTLY. FOR DAMAGES, INCLUDING ANY CLAIM(S) FOR PROPERTY DAMAGE OR PERSONAL INJURY. REGARDLESS OF THE FORM OF ACTION, WHETHER BASED IN CONTRACT OR NEGLIGENCE, FOR WHICH WEST OR WP IS LEGALLY LIABLE SHALL BE LIMITED TO THE AMOUNT OF THE CHARGES PAID BY SUBSCRIBER FOR THE INSTRUCTION PROGRAM. In no event shall West or WP be liable to Subscriber for any claim(s) relating in any way to Subscriber's inability or failure to perform legal or other research or related work or to perform such legal or other research or work property or completely or for any lost profits or other consequential, exemplary, incidental, indirect or special damages relating in whole or in part to Subscriber's rights hereunder or use of, or stability to use, the Equipment or Software, even if West or WP has been advised of the possibility of such damages.

7. Responsibility for Certain Matters

Subscriber shall be responsible for all access to and use of WESTLAW (including both Authorized and Non-Authorized Use). Data, WESTLAW Features, Gateways and Software by Subscriber's Personnel and students or by means of Subscriber's equipment or passwords issued to Subscriber hereunder, whether or not Subscriber has knowledge of or authorizes such access and use. All such access and use shall be governed by the terms and conditions of the Subscriber Agreement between Subscriber and West.

8. Reservations of Rights

West reserves the right to modify the terms and conditions of this Agreement from time to time, including, but not limited to, the right to restrict access to certain WESTLAW databases, services and Features, to impose usage or other limitations, or to discontinue or substitute usage options.

Schedule B4 to WESTLAW(R) Subscriber Agreement
WESTLAW Software Order Form                                       [WESTLAW LOGO]

Personal Computer Software
(complete Section 1 on reverse side only if using a LAN)

   IBM(R) and compatibles for MS-DOS
   (stand-alone and LAN)

   IBM and compatibles for Microsoft Windows(TM) 3.1 or higher, with a 486 or higher processor and 8 MB or more RAM

   IBM and compatibles for Microsoft Windows(TM) 3.0 or higher, with a 386 processor

   Macintosh(R)

Minicomputer Software
(complete Section 2 on reverse side)

   DEC VAX(R)/VMS(TM)
   OFFICEPOWER(R)
   UNIX(R)
   Wang(R) VS

Other Terminal/Computer Access
(WESTLINK(R) or other software access,
complete Section 3 on reverse side)

WESTLAW SOFTWARE

WESTMATE(R)                  WESTCheck(R)
Quantity                     Quantity

       site(s)*                     site(s)*
------                       ------
       site(s)*                     site(s)*
------                       ------
       site(s)*                     site(s)*
------                       ------
       site(s)*                     site(s)*
------                       ------

WESTMATE and WEST Check
Quantity

       site(s)*
------
       site(s)*
------
       site(s)*
------
       site(s)*
------
Not Requesting Software

For those locations that currently do not have any individual passwords, a firm password will be issued for each site license requested herein, unless otherwise noted.

Please check if applicable:

      DO NOT issue any firm password(s)
-----

  * A "site" means all personal computers, servers and minicomputers (including networked systems) with the same operating system platform at a single location or at different locations that are connected by a single networked system. A "networked system" means any combination of two or more terminals that are electronically linked and capable of sharing the use of a single software product. A location may include more than one site and require more than one license.

SOFTWARE ORDER
Please send the WESTLAW Software ordered above for the site(s) identified below and enter one subscription to the ordered Software for each such site. All orders are subject to approval and acceptance by West in St. Paul, Minnesota.

LICENSE AGREEMENT
Subscriber understands and agrees that the Software, including each new version thereof, is licensed by West under the WESTLAW Software License Agreement, a copy of which will be enclosed with each copy of the Software. By opening the package and using the Software (including each new version), Subscriber agrees to be bound by the terms and conditions of the accompanying License Agreement. If Subscriber does not so agree, Subscriber must return the copy of the Software to West and any fee paid will be refunded.

SUBSCRIPTION
West may issue new versions of the ordered Software from time to time. One copy of any such version issued during the one year period following the effective date of this Schedule B4 shall be provided at no charge for each subscription at each site identified below. Thereafter, Subscriber shall pay the then-current subscription fee for each such new version. Charges are exclusive of sales, use and other taxes, which are the responsibility of Subscriber. At least one subscription is required for each site.


SUBSCRIBER                                                       Address of Equipment if at Different Location:
Signature           /s/ Jim Gifford                              This location is       Branch Office
                   ------------------------------------                           -----
Name (please print)     Jim Gifford                                                     Residential Office
                   ------------------------------------                           -----
Title                   President                                                   X   Main Office
                   ------------------------------------                           -----
Firm Name               Hagerstown Business College                      Firm Name
                   ------------------------------------                            --------------------------------------
Address                 18618 Crestwood Drive                            Address
                   ------------------------------------                            --------------------------------------
                        Hagerstown, MD  21742
                   ------------------------------------                            --------------------------------------

                   ------------------------------------                            --------------------------------------

                   ------------------------------------                  Contact
Contact                 Diane Chamberlin                                           --------------------------------------
                   ------------------------------------                  Telephone
Telephone               301-739-2670                                               --------------------------------------
                   ------------------------------------
Date                    August 15, 1996
                   ------------------------------------



                          [MEDICUS SYSTEMS LETTERHEAD]

April 20, 1995

Ms. Beth Shanholtzer
Director, Health Information Technology
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742

Dear Beth:

Enclosed please find one (1) original of the Letter of Agreement for the use of the Clinical Data System by the medical record program students of Hagerstown Business College.

This Agreement has been executed by Gerald L. Hansberger, Vice President, Finance and is for your files. Should you have any questions regarding this document, please feel free to call me.

Sincerely,


/s/ Linda V. Islami
Linda V. Islami
Contract Administrator


enclosure

                          [MEDICUS SYSTEMS LETTERHEAD]

February 20, 1995



Ms. Beth Shanholtzer
Director, Health Information Technology
Hagerstown Business College
18618 Crestwood Drive
Hagerstown, MD 21742


Dear Beth:


This Letter of Agreement outlines the terms and conditions under which Hagerstown Business College (the "Client") will lease fifteen (15) copies each of the Medicus Systems Corporation ("Medicus") Clinical DataSystem(TM)'s PC EncoderPlus, PC CPTPlus and Clinical & Financial Optimizer Software (the "Software") at no charge for a period of one (1) year from the first day of the month following delivery of the Software. Medicus reserves the right to ship the Software at anytime within thirty (30) days of contract execution.

This Agreement will renew annually unless notice of termination is given by either party, in writing, at least ninety (90) days prior to renewal. Upon termination of this Agreement, the security devices, software, and documentation, including any copies thereof, must be returned to the designated Medicus office.

The Software will be used by the Client for the sole purpose of educating the Client's students regarding computer-assisted encoding systems.

Software

The Software includes the programs, computer code, routines, subroutines, documentation, systems descriptions, user manuals, methodologies, concepts, formulae, indices, edits, tables, comparative and other data, data books, forms, screens, reports, proposals and other written material and proprietary knowhow ("Knowhow") constituting or delivered in connection with our proprietary software product or products listed in this Agreement along with any subsequent solutions, modifications, refinements, enhancements, additions and releases relating to Knowhow and any other proprietary Knowhow delivered or disclosed to you by us.

Ms. Beth Shanholtzer
February 20, 1995
Page Two



License

We hereby grant you a nonexclusive and nontransferable license for use during the term of this Agreement of the Software listed herein on the fifteen (15) computers located at and servicing your facility. Use of the Software for the benefit of any organization other than your organization, including uses involving rebilling or consulting for any other organization, or for any application not described in this Agreement is expressly prohibited.

Nondisclosure

You agree that the Software is the property of Medicus, or, in the case of third party owned software, the property of Medicus' licensors. You further agree that you will not, at any time, unless you have received our prior written permission: (1) use the Software in any public based medical information system, copy or duplicate or permit anyone else to copy or duplicate any physical embodiment of the Software, or (2) examine, list, decompile, disassemble, create or attempt to create, or permit anyone else to examine, list, decompile, disassemble, create or attempt to create, the source programs or object programs of the Software or any part thereof or any substantially similar software from the source or object module or other information in tangible or intangible form made available pursuant to this Agreement. You agree to notify us of the circumstances surrounding any unauthorized possession, use or knowledge of any part of the Software or physical embodiment thereof or other information made available pursuant to this Agreement. The provisions of this Nondisclosure section shall survive expiration or termination of this Agreement.

Ms. Beth Shanholtzer
February 20, 1995
Page Three




This Letter of Agreement shall be valid for letters returned on or before February 28, 1995. Please indicate your acceptance of the contents of this Letter of Agreement by having the appropriate person sign below. Return both originals and a purchase order for any fees due to the attention of Cynthia Gralapp, Contract Administrator at our Evanston office. We will return one fully executed original for your files.



Sincerely,



/s/ Jeff A. Timbrook
Jeff A Timbrook
Regional Sales Manager





IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated below.

MEDICUS SYSTEMS CORPORATION               HAGERSTOWN BUSINESS COLLEGE

By: /s/ Gerald L. Hansberger              By: /s/ Jim Gifford
    ---------------------------------         --------------------------------
Name: Gerald L. Hansberger                Name: Jim Gifford
      -------------------------------           ------------------------------
Title: Vice President, Finance            Title: President
       ------------------------------            -----------------------------
Date: March 13, 1995                      Date: March 3, 1995
      -------------------------------           ------------------------------

                                  EXHIBIT 16

                            EMPLOYMENT AGREEMENTS


1.      Letter agreement with Director for Health Information Technology.

2.      Letter agreement with Director of Placement.

3.      Letter agreement with Registrar

4.      O/E Employee Handbook

[LOGO]


                              M E M O R A N D U M



TO:       Lisa Copenhaver

FROM:     Jim Gifford

DATE:     March 1, 1994

RE:       Letter of Appointment


We are pleased to appoint you to the position of Registrar of Hagerstown Business College. For as long as student enrollment warrants or college requirements dictate, your status shall be considered as full-time, non-exempt and your appointment as employment at will.

As renumeration for fulfilling the duties and obligations as Registrar you will be paid an annual salary of $16,000 with a non-regular merit salary review within six months of the effective date of your appointment. As additional compensation, you may receive a $3.00 per credit-hour bonus for every re-starting student that you have contacted who earns a grade (excluding I or W) for the registered credit-hours at the end of the term. The definition of a re-starting student for this purpose shall be one who has incurred a financial obligation in a previous term; has completely withdrawn from school; and one who re-starts after one term, but within one year of withdrawal from school. Your bonus plan is to remain confidential and should it become known to other staff members, may result in discontinuation of the bonus plan.

We look forward to a professional relationship with you. Our strength and success depends upon the professionalism and dedication of our staff. Your interest and encouragement to training our students will be greatly appreciated.

[HBC LOGO]



January 22, 1996


Ms. Marcia Dean
1060 Beechwood Drive
Hagerstown, Maryland 21742


Dear Marcia:

I am very pleased that you have agreed to remain the Director of Placement with certain modifications. This letter is to confirm our conversation regarding the director's duties.

As Director of Placement your annual salary will be $24,000 effective February 1st, 1996. The minimum work schedule of 25 hours per week will be arranged and may vary each trimester. Your responsibilities as director include:

1. Development of sources in the job market which may offer employment to students and alumni.

2. Making the community aware of Hagerstown Business College, its programs and courses, and the qualifications of its students and graduates.

3. Maintaining contact with various employment agencies to determine their manpower and training needs developing a lead source for new students.

4. Educate students in areas of resume writing, employee/employer relations, career enhancement, dress protocol, time management, and interviewing techniques by teaching Professional Life courses which varies between one to three classes per trimester.

5. Informing students and alumni of available jobs and arranging interviews for them with prospective employers.

6. Maintaining up-to-date files of placement information concerning students and alumni.

page two
Letter to Ms. Marcia Dean concerning modification of responsibilities dated January 22, 1996




 7. Organize, supervise, and conduct on-campus visits by potential employers, such as the annual Employment Expo.

 8. Conduct annual follow-up survey of graduates in order to determine their employment status of reporting placement statistics.

 9.  Planning college graduation exercises.

10. Maintain current market research as to career opportunities and employment opportunities provided by Maryland Job Service.

11.  Develop placement brochure and coordinate printing as required.

I trust you will continue to add your talent and expertise in areas not limited by the ones itemized above. I look forward to a mutually beneficial working relationship.


Sincerely,

/s/ Jim Gifford

Jim Gifford
President

                                     [Logo]

                                                          18618 Crestwood Drive
                                                     Hagerstown, Maryland 21742

                                                                   301-739-2670
                                                                   800-HBC-2670
                                                               FAX 301-791-7661

April 26, 1994

Beth Shanholtzer, R.R.A.
Director, Medical Records
Martinsburg City Hospital 25401


Dear Beth:

I am very pleased that you have accepted the HIT Director's position with Hagerstown Business College. This letter is to confirm our phone conversation of April 26th, 1994 regarding the director's duties.

As program director, your start date will be June 1, 1994 and you will be paid an annual salary of $22,000. The work schedule agreed upon was Monday, Wednesday, and Friday per week. Your responsibilities as director include:

*  working a minimum of 21 hours/week
*  teaching a minimum of 2 day classes and 1 night class per trimester
*  hiring for vacancies in HIT schedule
* covering or finding appropriate coverage for illnesses, vacations, etc., within the HIT department
* working a 50 week year including trimester breaks and non-scheduled class breaks
*  recruiting new sites
* scheduling a meeting with all current internship sites to evaluate internship experiences this past year
*  visiting all contracted sites at least once per trimester
*  keeping internship contracts current
*  holding 1 office hour/week per class
*  revising student HIT handbook before Fall 94
*  helping with HIT curriculum development
*  attending scheduled faculty meetings and in-services
*  evaluating whether the Coding Certificate should continue to be offered

Pat Brown is willing to assist you whenever you need her! She and I are both looking forward to working with you. Call me with any questions.

Sincerely,

Kateri

Kateri Frazier
Medical Department Chair

                                   EXHIBIT 17

                             EMPLOYEE BENEFIT PLANS



1. O/E Automation, Inc. Employees' Retirement Income Plan (terminated 10/31/95, final distribution pending IRS determination letter)


2.  O/E Savings Plan (401(K)/Profit Sharing)


3.  Health/Dental Insurance


4.  Long Term Disability Insurance


5.  Group Term Life Insurance


6.  Vacation (accrual policy)


7.  Other benefits provided in the O/E Employee Handbook

                              O/E AUTOMATION, INC.
                                and SUBSIDIARIES





                              TROY, MICHIGAN 48084
                                  Revised 8/95

                             O/E AUTOMATION, INC.




                           EMPLOYMENT POLICY HANDBOOK
                             REVISED AUGUST 1, 1995



                         APPLICATION OF POLICY HANDBOOK

This Policy Handbook applies to all employees of O/E Automation, Inc. and its subsidiaries. From time to time, O/E Automation, Inc. and all of its subsidiaries are collectively referred to herein as the "Company".

CONTENTS


INTRODUCTION                                                   1
       About the Company                                       2

COMPANY POLICIES                                               3
         Employment at Will Policy                             3
         Equal Employment Opportunity                          4
         Harassment                                            4
         Employment of Family Members                          5
         Definitions of Employment                             6
         Introductory Period                                   7
         Term of Employment                                    7
         Internal Information Ownership                        8
         Software License Compliance                           8
         Alcohol and Drug Abuse                                9
         Social Event Policy                                   9
         Work Assignment                                       9
         Work Week and Work Schedule                          10
         Overtime                                             10
         Attendance                                           11
         Personnel Records                                    11
         Security and Emergency Policies                      11
         Promotions                                           12
         Resignation                                          12
         Work Rules                                           13

  PAY POLICIES                                                14
         Total Compensation                                   14
         Performance Reviews                                  14
         Wage Review                                          15
         Pay Day                                              15
         Wage and Tax Statement                               15
         Benefits                                             15
         Paid Holidays                                        16
         Vacations                                            17
         Vacation Pay Upon Termination                        18
         Sick Days                                            18
         Medical Leaves of Absence                            19
         Funeral Leave                                        19

         Jury Duty                                            20
         Military Leave                                       20

BENEFITS                                                      21
         Health Insurance Plan                                21
         Long Term Disability Benefits                        21
         Life Insurance                                       21
         Pension Plan                                         21
         401K                                                 21

COMMUNICATIONS                                                22
         Open-Door Policy                                     22
         A Final Note                                         22

PERSONNEL COORDINATORS LISTING                                23
         Questions?                                           24

ACKNOWLEDGMENT                                                25
         Signature Statement                                  25
         Employee's Copy                                      26

                                  INTRODUCTION


We have prepared this handbook to acquaint our employees with our current personnel policies and procedures. Please read it carefully and keep it for future reference.

To those of you who are newcomers to O/E, we extend a special welcome. This handbook is designed as a get-acquainted book to let you know who we are, what we do and how we operate.

To those of our employees of longer standing, this is a greeting...and a thank you, You have helped make O/E more than a place to work. To a lot of us it's a second home and we'd like, with your help and cooperation, to continue to improve it. One of the things you can do is to assist and give guidance to our new employees.

Whether you are a new employee or one of long standing, this handbook should be helpful in answering your questions about O/E and the programs that affect you in your job. Periodically, you will be sent additions or changes to the booklet. If at any time you have questions about the information, please do not hesitate to ask your Personnel Coordinator.

                               ABOUT THE COMPANY


O/E was founded in 1979 by Robert J. Vlasic. In May of 1982, the Company was incorporated. The original mission was to lease office equipment to corporations in the Detroit area. That mission has grown to encompass a wide range of computer services offered to major corporations nationwide.

Today the O/E family of companies includes O/E Systems, Inc.; O/E Learning, Inc.; O/E Management Services, Inc.; O/E MidAtlantic, Inc.; O/E Midwest, Inc.


ABOUT OUR CUSTOMERS

O/E does business in one of the most competitive industries in the world: systems integration, computer leasing and the delivery of technology based solutions. There are other routes our customers could take and end up with somewhat the same results. And when compared financially to other alternatives, O/E is usually not the least expensive.

One of the reasons our customers favor O/E is the satisfaction and peace of mind received by obtaining their equipment, training, software, service and support from a single reliable source. We provide innovative solutions to our customers' specific needs, and in the process, build strong, long-lasting relationships.

                                COMPANY POLICIES


EMPLOYMENT AT WILL POLICY

This Employee Handbook is an important document intended to help you become acquainted with the Company and its rules and procedures. However, you must understand that this Employee Handbook only serves as a guide and does not amount to a contract between the Company and you or any other employee.

YOU MUST ALSO UNDERSTAND THAT YOU ARE, AND SHALL REMAIN AT ALL TIMES, AN "EMPLOYEE AT WILL" OF THE COMPANY. This means that you may terminate your employment at any time, for any reason or no reason whatsoever, and the Company may terminate your employment at any time for any reason or no reason whatsoever. This "employment at will" relationship is not altered or modified by the Company's granting of any benefits, including, but not limited to, stock options or profit sharing benefits, which provide for vesting based upon length of employment.

THE "EMPLOYMENT AT WILL" RELATIONSHIP CANNOT BE MODIFIED OR ALTERED UNLESS EXPRESSED IN WRITING, SPECIFICALLY STATING SUCH UNDERSTANDING, AND SIGNED BY THE PRESIDENT OF O/E AUTOMATION, INC. No person other than the President of O/E Automation Inc. has authority to enter into any agreement for employment for any specified period of time, or to make any agreement contrary to the foregoing statement.

EQUAL EMPLOYMENT OPPORTUNITY

O/E is an equal opportunity employer and will not discriminate against any employee or applicant with regard to sex, religion, race, color, national origin, age, height, weight, marital status, political beliefs, or disability or handicap that does not substantially impair the performance of essential job functions, in accordance with all applicable laws. Additionally, laws regarding veterans' status are fully observed. This policy relates to all of the Company's employment practices including hiring, transfers, promotion, layoffs, compensation, benefits and training.

To assist in maintaining full compliance with the above policy, the Company has designated a Personnel Coordinator. If you feel that you have been the subject of discrimination, that a co-worker or applicant has been subjected to discrimination, or that other violations of the above policy have occurred or are occurring, you are encouraged to discuss the activity with the Personnel Coordinator who will investigate the matter and recommend any disciplinary action which may be appropriate. The Company will not retaliate against any employee who makes a good faith report of alleged discriminatory conduct, even if the employee was in error.


HARASSMENT

O/E prohibits harassment of any kind by and of its employees. Harassment can take many forms. It may be, but is not limited to, words, signs, jokes, pranks, intimidation, physical contact or violence. Harassment may be, but is not necessarily, sexual in nature. Sexual harassment may include unwelcome sexual advances, requests for sexual favor, other verbal or physical contact of a sexual nature when such conduct creates an intimidating environment, prevents an individual from effectively performing the duties of his/her position, or when such conduct is made a condition of employment or compensation, either implicitly or explicitly.

As a Company employee, you are responsible for keeping our work environment free of harassment. Any employee who becomes aware of an incident of harassment, whether by witnessing the incident or being told of it, must report it to the Personnel Coordinator or any officer of the Company with whom you feel comfortable. If you feel that you have experienced harassment, report the incident immediately to the Personnel Coordinator or any officer with whom you feel comfortable ("Officer" includes any Vice President, President or Chairman of an O/E company). Appropriate investigation and disciplinary action will be taken. All reports will be promptly investigated with due regard for the privacy of everyone involved. The Company will not retaliate against any employee who makes a good faith report of alleged harassment, even if the employee was in error.

The Company accepts no liability for harassment of one employee by another employee. Any individual who makes unwelcome advances, threatens or in any way harasses another employee is personally liable for such actions and their consequences. The Company will not provide legal, financial or any other assistance to an individual accused of harassment if a legal complaint is filed.


EMPLOYMENT OF FAMILY MEMBERS

The Company discourages the employment of persons related to each other.

Exceptions may be made particularly in the cases of part-time summer help but only with the prior approval of the President or Chairman of the Company.

DEFINITIONS OF EMPLOYMENT

The nature of your employment is employment at will. This means that you may terminate your employment at any time and for any reason. Likewise, your employer may terminate your employment at any time, with or without cause.

Your at-will status cannot be modified or altered unless specifically done so in writing and signed by the President of O/E Automation. The following are classes of employees that are all at-will employees:

A Full-Time Employee is one who is normally scheduled to work at least forty
(40) hours per week.

A Part-Time Employee is one who is normally scheduled to work less than a forty
(40) hour work week and is expected to work regularly on a year-round basis. Part-time employees are eligible for certain employee benefits.

A Temporary Employee is one who is hired on a short-term basis and has been employed by the Company for less than twelve (12) continuous months or if assigned to a specific project, for the contracted time of that project. He/she can be paid on a salaried or hourly basis and is not eligible for any employee benefits.

Employees who transfer to an affiliate O/E company will retain their original date-of-hire for purposes of employee benefits.

Every new employee should understand what his/her job is, what is expected in that job, and how that job contributes to the overall success of the Company. Every job is important, and the Company cannot succeed without every employee doing his/her best.

We all work together as a team and, as in any team effort, each of us must do his/her best or else the whole team will suffer.

Whenever you have a work performance related problem, you would normally take it to your supervisor, who is in the best position to give your problem immediate attention.


INTRODUCTORY PERIOD

In order for the Company to become acquainted with you and for you to learn about the Company, the first ninety (90) calendar days of employment will be used as an introductory period.

During this introductory period you will not be eligible to receive the normal employee benefits offered to full-time employees (i.e., medical and dental insurance, life insurance, disability insurance). Completion of the introductory period does not guarantee continued employment for any specified period of time, nor does it require that an employee be terminated only "for cause".

Once you have completed the introductory period, you will be classified as a regular employee with your service dating back to the time you were hired.


TERM OF EMPLOYMENT

Any employee may leave employment at any time or be terminated at any time, with or without reason. No person other than the President of O/E Automation has authority to enter into any agreement for employment for any specified period of time, or to make any agreement contrary to the foregoing statement. No such agreement contrary to the foregoing shall be enforceable unless reduced to writing and signed by the President of O/E Automation and the employee.

INTERNAL INFORMATION OWNERSHIP

O/E Automation is the owner of all information contained in Company files or carried on Company communication lines. These include computer and voice in addition to various storage media, such as paper, tape, and diskettes. As such, the Company reserves the right without notice to access, monitor, secure or destroy this information.

Employees who have access to such information are expected to treat it accordingly and in a confidential manner. Copying and/or removing internal information from the premises or disclosing such information to non-employees, without proper authorization, is prohibited. Violations of this policy will be disciplined appropriately and may lead to discharge.


SOFMARE LICENSE COMPLIANCE

It is the policy of O/E to adhere to the terms of all software licenses to which it is a party and to obey the restrictions applicable to copyrighted materials contained therein.

O/E employees or contractors shall not duplicate any licensed software or related documentation for use either on premises or elsewhere unless expressly authorized to do so by agreement with the licensor.

O/E employees or contractors shall not provide licensed software to any outsiders, including clients, customers, contractors, or others. O/E employees or contractors shall not use any software given them by clients, customers, consultants, or vendors without tangible evidence that their use of such software does not violate copyright laws or other intellectual property rights of others. Licensed software shall be used on local area networks or multiple machines only in accordance with applicable license agreements. Every O/E employee is responsible for complying with this policy.

Employees who know of violations of this policy must report such violations to the Director of Information Systems or other appropriate officer of the Company.


ALCOHOL AND DRUG ABUSE

Alcohol and drug abuse problems will be dealt consistently with the requirements of the Americans with Disabilities Act, the Michigan Handicappers' Civil Rights Act, and other applicable laws.


SOCIAL EVENT POLICY

The O/E companies frequently sponsor social activities to encourage camaraderie and reward a job well done. The sole purpose is social and recreational. By inviting our employees to these events we are not requiring the performance of any business function. Rather, employees who attend an O/E social activity are voluntary social guests.

While alcohol may be available at an O/E social event, our employees should feel no pressure whatsoever by the Company to consume it. If you choose to drink, we expect you to act responsibly and refrain from excessive alcohol consumption.


WORK ASSIGNMENT

Your work assignment will be given to you by your supervisor or team leader. A team leader, when used, will have discussed the schedule of work with your supervisor. Your supervisor is responsible for scheduling and maintaining the quality standards to meet customer and Company requirements.

It is important for the efficient operation of the Company that we all do the work that must be done to meet the needs of our customers. This means that from time to time you may be asked to do work which you do not ordinarily do and you may be asked to learn new work.


WORK WEEK AND WORK SCHEDULE

The regular work week commences on Monday and runs through Friday. A regular work week consists of five (5) consecutive business days of eight (8) hours each. The work week can be extended to include holidays, Saturdays or Sundays, and employees may be required to work overtime.

All employees receive a one (1) hour lunch or one half (1/2) hour lunch and two
(2) 15 minute breaks. Your supervisor will advise you of the normal lunch periods for your department. The scheduling of breaks is within the discretion of the supervisor. Employees are expected to be at their work stations and ready to work at starting time and at the end of each break or lunch period.


OVERTIME

If overtime work is necessary, you will be advised as much in advance as possible and will receive pay at the rate of time and one-half (1/2) for the actual time worked in excess of forty (40) hours in a payroll work week. All overtime must be authorized by your supervisor in advance. Overtime is time and one half (1/2), even when it falls on a holiday. All managers and supervisory personnel are exempt from overtime.

In scheduling overtime, every effort is made to accommodate the personal needs of our employees. Whenever overtime work is scheduled, it is important to the Company that you work the overtime hours scheduled.

ATTENDANCE

Attendance control is important in maintaining consistent operation. It is your responsibility to notify your supervisor by telephone of an expected absence or tardiness. This must be done as soon as possible (no later than the first hour of the work day) so that arrangements can be made to have your job covered.

All supervisors and managers must fill out an attendance form documenting the absence.


PERSONNEL RECORDS

Each employee has a permanent personnel record. It is your obligation to keep your Personnel Coordinator advised in writing the following changes for fringe benefit and record keeping purposes: name, address, telephone number, marital status, dependent status, and emergency contact.

Prompt notice of any changes facilitates our ability to properly administer payrolls and employee benefit programs. Forms are available from your Personnel Coordinator.

For your best interests, keep your Personnel Coordinator informed of any courses, programs or technical organization functions that you have participated in and any certificates you may have earned. This will become a part of your permanent file and may be helpful in considering you for job transfers and promotions.

SECURITY POLICY

All visitors must check in with the receptionist at the front desk, and visitors must be escorted to Company areas.

PROMOTIONS

The Company believes that appropriate forms of training and education, diligently pursued and successfully completed, contribute to employee development and benefit both the employee and the Company.

In addition, such training and education may assist an employee in benefiting from the Company's philosophy of "promotion from within", whenever such promotions are consistent with an employee's capabilities and the Company's best interest.


RESIGNATION

In order to ensure continuing stability in our organization, we ask that you provide at least two weeks notice should you decide to terminate your employment. Employees who provide the requested notice will receive accrued but unused vacation pay, as set forth in the section on vacations.

Company keys and any company-issued assets or materials must be returned to your Personnel Coordinator upon your termination. The Director of I.S. should be notified to make any system adjustments for security issues.

Just as any employee may resign at any time and for any reason, the Company reserves the right to release an employee at any time with or without cause.

WORK RULES


TELEPHONE CALLS:

Courtesy and consideration in handling phone calls impress the caller with the interest and efficiency of our company. The Company has formal written "Telephone Answering Procedures" for everyone that regularly answers the telephone. Ask your Personnel Coordinator for a copy if your job includes telephone usage.

The telephone on your desk or in your department is a business phone and should not be used for personal calls. Please ask your family and friends to call only in regard to serious or emergency matters.

DRESS:

We expect each employee to guide his/her personal appearance and attire by standards which are in keeping with the Company's best interest, as well as the employee's health and safety.

Every employee is asked to use discretion and mature judgment regarding appearance and attire.

HOUSEKEEPING:

We all have a responsibility for keeping our work areas neat and orderly. We must each do our part to assure that good housekeeping and safe work areas are maintained.

                                  PAY POLICIES


TOTAL COMPENSATION

There are two forms of compensation you receive from the Company. The first is the direct compensation you receive in your paycheck. The second is the indirect compensation you receive as benefits which are explained in the "Benefits" section of this booklet. These benefits help provide various forms of protection for you and your family that you would otherwise have to finance yourself. Your direct and indirect pay together provide your total compensation.


PERFORMANCE REVIEWS

At the Company's discretion, your job performance will be discussed with you at least once each year. During the review, the employee and his or her supervisor should discuss the employee's past performance and any changes which may be needed in the future. To confirm that the review took place, both the employee and his or her supervisor will sign the performance review form, and a copy of the review will be given to the Personnel Coordinator to place in the employee's file.

Employees are encouraged to discuss any questions they may have as to career growth opportunities within the company and to make suggestions that might enhance their job satisfaction.

WAGE REVIEW

The Company has adopted a policy of only reviewing employee wage rates each December in light of the employee's performance, the company's performance and economic conditions. However, this may vary according to the Company's performance, the employee's performance and economic conditions.


PAY DAY

You will be paid twice monthly: ON THE 15TH AND THE LAST DAY OF THE MONTH. Your Personnel Coordinator will deliver your paycheck to you personally or it will be mailed to you or electronically deposited for you, if you so choose. If a pay day falls on a holiday, the working day immediately prior to the holiday will be the pay day. If a pay day falls on a weekend, the pay day will be the Friday preceding the weekend.


WAGE AND TAX STATEMENT

Each year you will receive a statement showing your total earnings and the amount of taxes deducted from your salary during the year. This statement (Form W-2) will be given to you or mailed by January 31st of the following year so you may have it when you file your income tax return.


BENEFITS

Only full time employees are eligible for fringe benefits. To qualify for fringe benefit programs, a full-time employee must have completed the ninety
(90) day probationary period and must meet the necessary eligibility requirements of the respective benefit program.

PAID HOLIDAYS

You will be paid eight (8) hours pay for the following holidays at your straight time hourly rate:

NEW YEAR'S DAY                       THANKSGIVING DAY
MEMORIAL DAY                         DAY AFTER THANKSGIVING
INDEPENDENCE DAY                     CHRISTMAS DAY
LABOR DAY                            GOOD FRIDAY, 1/2 day

Christmas Eve Day and New Year's Eve Day are also paid holidays when they fall on a normally scheduled work day.

To qualify for holiday pay, you must have completed the probationary period and have worked the last scheduled work day prior to and the next scheduled work day immediately following the holiday, unless excused by your supervisor. The Company may adjust holiday schedules based upon the day of the week that the holiday is celebrated.

If a holiday falls within your vacation, you will receive an extra day of vacation at your regular rate in addition to your paid vacation. Probationary employees will receive holidays off, but without pay.

Paid holidays are subject to revision for O/E Learning schools.

VACATIONS

Only full-time employees earn vacation days. Vacation must be approved by your supervisor in advance of the vacation period. Paid vacations are based on your length of continuous service with O/E.

Continuous Service                Vacation
------------------                --------
Less than one year                1 day per full month worked up
                                  to a maximum of 10 days

One to five years                 10 days

Six years but less                15 days
than 15

More than 15 years                20 days

Vacation days must be taken in the same fiscal year (November 1 through October
31) in which they are earned. Exceptions may be made due to year-end closing, but only with the prior approval of the President or Chairman of the Company.

Annual paid vacations shall be available based on the following schedule:

Continuous Service                Vacation
------------------                --------
Through first 5 years             .83 days per full month worked
                                  to a maximum of 10 days per
                                  fiscal year

Beginning at 6 years, but         1.25 days per full month worked
less than 15 years                to a maximum of 15 days per
                                  fiscal year

Continuous Service              Vacation
------------------              --------
15 years plus                   1.66 days per full month worked
                                to a maximum of 20 days per
                                fiscal year

The Company requests that each employee notify his or her supervisor of vacation plans as far in advance as possible. A schedule is issued at the beginning of each fiscal year for employees to indicate definite, as well as tentative vacation days.

Employees are encouraged to take individual vacation days and not take more than one consecutive week at a time. Vacation requests should be submitted on forms provided for that purpose. Earned vacation days cannot accumulate into a succeeding year. If an employee takes vacation over and above what they have accrued, they must get prior approval from the President or Chairman of the Company.

Upon written request, employees may be permitted to use vacation days in a fiscal year before they are earned. However, if the employee does not remain employed through the end of the fiscal year, the Company may request reimbursement from the employee for the advanced vacation taken but not earned as of the employee's last day worked.


VACATION PAY UPON TERMINATION

If you provide the requested notice when your employment terminates, you will receive payment for vacation time accrued but not used.

SICK DAYS

Our sick day policy is for five (5) days within our fiscal year. The plan will be explained in detail to you by your Personnel Coordinator. Sick days do not accumulate to succeeding fiscal years.

MEDICAL LEAVES OF ABSENCE

If you qualify for leave under the Family and Medical Leave Act of 1993, unpaid leaves of absence will be granted for periods of no more than twelve (12) weeks, unless as required to provide longer periods by state or federal law. Request must be made in writing, for:

1.     Maternity Leave or placement of a child for adoption or foster care

2.     Illness Leave (Physical or Mental)

3.     Leave to care for a seriously ill spouse, child or parent

All leaves, whether maternity or illness leave, shall be treated in the same fashion. An employee who requests a leave of absence will be granted such leave, in the discretion of the Company after exhausting his or her personal and vacation days.

The Company's policy is intended to fully comply with all provisions of the Family and Medical Leave Act of 1993 and any other similar federal, state or local law, to the extent the same applies to the Company. In the event any provision herein relating to medical leaves of absence provides less rights than provided by such laws, the policy is deemed amended to provide the greater rights afforded by such laws.

FUNERAL LEAVE

If there is a death in the employee's immediate family, the Company will pay for work time missed up to three normal working days while arranging for or attending the funeral. Immediate family includes father, mother, child, sister, brother, spouse, mother-in-law and father-in-law. The above policy applies to both natural and step-relatives.

JURY DUTY

After twelve (12) months of employment, a full-time employee who is summoned and reports for jury duty on a regularly scheduled work day will be paid by the Company for each day spent in performing jury duty.

The Company pays the difference between the employee's regular pay and the daily jury fee paid by the court (not including travel allowances or reimbursement of expenses). The maximum paid leave duration is limited to ten
(10) days in any calendar year. These provisions are not applicable to an employee who volunteers for jury duty.


MILITARY LEAVE

The Company shall comply with all applicable federal laws concerning the rights of employees who have entered the military service of the United States.

                                    BENEFITS

The group insurance programs are explained in other booklets which are given to you at the completion of the probationary period.

HEALTH INSURANCE PLAN

A Health Insurance Plan is provided for all regular, full-time employees and their eligible dependents.

LONG TERM DISABILITY BENEFITS

In case of prolonged absence due to illness or injury, the Company provides insurance which protects you with income continuation. This plan is described in a separate booklet, which is provided to all new full-time employees.

LIFE INSURANCE

You are also covered by life insurance, as well as accidental death and dismemberment insurance. Full details of this plan are described in a booklet, which is provided to all new full-time employees.

PENSION PLAN

The Company has a pension plan for eligible employees with details set out in a Summary Pension Plan document available from your Personnel Coordinator.

401K

The Company has a 401K plan for eligible employees set out in a Summary Plan document with details available from your Personnel Coordinator.

                                 COMMUNICATIONS


OPEN-DOOR POLICY

Your immediate supervisor is the person you should go to with questions and requests for help with work-related problems. Your immediate supervisor may suggest that you discuss your problem/question with the department manager. If you do not feel comfortable talking to your supervisor, please talk with your Personnel Coordinator.

This is one of the most important policies we have at O/E. You are urged to use it whenever you feel it is necessary. A genuine effort will be made to help solve your problem.


A FINAL NOTE

We hope that your work here will be satisfying and enjoyable. We also hope that with your mutual understanding of our common goals, together we will build a strong and profitable future for all of us.

                             PERSONNEL COORDINATORS




COORDINATOR            COMPANY                       TELEPHONE
-----------            -------                       ---------
Treasa Bloodgood       O/E Automation                810-649-4400

Roger Mundy            O/E Learning                  810-649-4400

Sharon Lutz            O/E Management Services       810-643-3414

Pamela Leonard         O/E Systems                   810-643-3459

Steve Zachary          O/E Mid-Atlantic              410-561-3007

Bassam Khayo           O/E Midwest                   513-872-1032

Candace Post           O/E Systems - Chicago         312-629-2041

Mary Curole            O/E Systems - Atlanta         404-264-8665

Beth Linden            O/E Recruiter                 810-643-6683

                                   QUESTIONS?


If you have a specific question about anything in this handbook, please contact your Personnel Coordinator at your location. In addition, the following people are experts in handling issues regarding:

PAYROLL / TIME SHEETS / ATTENDANCE / SALARY CHANGES

BILLIE BILICKI            810-649-4400

                          810-643-0728 FAX

BENEFITS / ADDRESS AND INSURANCE STATUS CHANGES:
MARRIAGE, BIRTH OF CHILD, DIVORCE, ETC.

TREASA BLOODGOOD          810-649-4400

                          810-643-0728 FAX

                                 ACKNOWLEDGMENT

I hereby acknowledge that I have received a copy of the O/E Automation, Inc. and Subsidiaries (collectively, the "Company") Employment Policy Handbook (the "Handbook"). I understand that the contents of the Handbook are not, and should not be construed to be, a contract between the Company and me. I further understand that to the extent the Handbook describes employee benefit plans, such as insurance, pension or retirement benefits, the terms of any insurance policy, plan or summary plan description are controlling regardless of any statement contained in the Handbook.

I agree to read the Handbook and to abide by the policies and procedures contained in the Handbook and in future amendments. I understand that my employment, compensation and benefits can be terminated with or without cause and with or without notice at any time at the option of the Company or me. I further understand that no manager, supervisor or other representative of the Company, other than the President of O/E Automation, Inc., has the authority to enter into any agreement for employment for any specified period of time or to make any agreement contrary to the foregoing. Any such agreement will only be binding and enforceable against the Company if it is in writing and signed by the President of O/E Automation, Inc. I also understand that the Company reserves the right to alter, amend, modify, change or terminate any of the policies or benefits described in the Handbook or elsewhere at anytime it chooses, with or without notice.



------------------------------
SIGNATURE


------------------------------
DATE

                    EMPLOYEE'S COPY TO REMAIN IN HANDBOOK.

                                   EXHIBIT 18

                               INSURANCE POLICIES
                               ------------------

All of the following insurance coverages are provided by Chubb Group of Insurance Companies:

1.    Commercial Package

2.    Boiler & Machinery

3.    Commercial General Liability

4.    Transit & Contingent Interest

5.    Business Automobile

6.    Workers' Compensation

7.    Umbrella Liability

                                   EXHIBIT 19

                                ACTIONS PENDING

                                      None

                                   EXHIBIT 20

                             LIST OF BANK ACCOUNTS




The following accounts are all maintained at Farmers & Merchants Bank and Trust, Hagerstown, Maryland:


                General Money Market
                Checking Account


                The following accounts contain financial aid funds:


                Federal Perkins (Money Market)
                Federal Direct Loan
                Title IV Federal Funds
                Federal Pell
                Federal SEOG
                Federal College Work Study
                Federal Perkins


The following individuals are authorized to sign on all of the above accounts:


                Jim Gifford, School Director
                Bill Zierau, Controller
                Anthony Iaquinto, Treasurer
                Richard R. Vlasic, Director
                Thomas A. Doonan, Chairman
                Timothy M. McCarthy, President

                                   EXHIBIT 21

                           EMI'S FINANCIAL STATEMENTS



                                  See attached

                   EDUCATIONAL MEDICAL, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                      SEPTEMBER 30,    MARCH 31,
                                                                          1996           1996
                                                                      -------------   -----------
                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.........................................   $  1,332,364   $ 3,033,383
  Restricted cash...................................................        624,964       610,000
  Trade accounts receivable, net....................................      4,964,694     3,051,266
  Prepaid expenses..................................................      1,326,364       941,327
                                                                        -----------   -----------
          Total current assets......................................      8,248,386     7,635,976
Property and equipment, net.........................................      4,469,777     4,384,081
Deferred debt issuance costs, net...................................         94,602        96,109
Covenants not to compete, net.......................................        943,868       918,445
Goodwill and other intangible assets, net...........................      8,065,171     5,096,410
Other assets........................................................        229,210       229,210
                                                                        -----------   -----------
          Total assets..............................................   $ 22,051,014   $18,360,231
                                                                        ===========   ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................   $    364,559   $   213,018
  Accrued payroll compensation......................................        376,648     1,152,547
  Accrued income taxes..............................................        194,210       232,252
  Accrued expenses..................................................        674,128       881,486
  Deferred tuition income...........................................      4,546,588     2,277,919
  Current portion of long-term debt.................................      1,078,542     1,080,085
                                                                        -----------   -----------
          Total current liabilities.................................      7,234,675     5,837,307
Long-term debt, less current portion................................      7,790,549     6,059,858
Other liabilities...................................................      1,117,487       933,505
                                                                        -----------   -----------
          Total liabilities.........................................     16,142,711    12,830,670
Stockholders' equity:
  Preferred stock, authorized 5,000,000 shares, none issued and
     outstanding....................................................             --            --
  Convertible preferred stock, $.01 par value -- authorized
     1,100,000 shares; 1,023,049 shares issued and outstanding
     (liquidation preference of $6.66 per share)....................         10,230        10,230
  Additional paid-in capital on convertible preferred stock.........      6,732,160     6,732,160
  Common stock, $.01 par value -- authorized 5,833,333 shares;
     1,676,827 shares issued and outstanding........................         16,768        16,768
  Additional paid-in capital on common stock........................             35            35
  Common stock purchase warrants....................................      2,838,148     2,838,148
  Accumulated deficit...............................................     (3,654,038)   (4,032,780)
  Less treasury stock, at cost (29,165 common shares)...............        (35,000)      (35,000)
                                                                        -----------   -----------
          Total stockholders' equity................................      5,908,303     5,529,561
                                                                        -----------   -----------
          Total liabilities and stockholders' equity................   $ 22,051,014   $18,360,231
                                                                        ===========   ===========

           See notes to condensed consolidated financial statements.

                   EDUCATIONAL MEDICAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                              THREE MONTHS    THREE MONTHS     SIX MONTHS      SIX MONTHS
                                                  ENDED           ENDED           ENDED           ENDED
                                              SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                  1996            1995            1996            1995
                                              -------------   -------------   -------------   -------------
                                               (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Net revenues................................   $ 10,476,601    $ 9,166,846     $ 19,679,880    $ 17,928,670
Cost of education and facilities............      5,119,314      4,209,927        9,762,907       8,446,217
Selling and promotional.....................      1,480,813      1,442,338        2,899,535       2,794,729
Administrative expenses.....................      2,958,640      2,663,965        5,618,501       5,382,062
Amortization of goodwill and intangibles....        206,968        154,479          382,894         423,632
                                                -----------    -----------      -----------     -----------
Income from operations......................        710,866        696,137        1,016,043         882,030
Interest expense, net.......................        188,694        299,059          384,686         535,476
                                                -----------    -----------      -----------     -----------
Income before income taxes..................        522,172        397,078          631,357         346,554
Provision for income taxes..................        208,941        170,000          252,615         181,595
                                                -----------    -----------      -----------     -----------
          Net income........................   $    313,231    $   227,078     $    378,742    $    164,959
                                                ===========    ===========      ===========     ===========
Pro forma net income per share..............   $        .07    $       .05     $        .08    $        .04
                                                ===========    ===========      ===========     ===========
Pro forma weighted average shares
  outstanding...............................      4,707,124      4,707,124        4,707,124       4,707,124
                                                ===========    ===========      ===========     ===========
Historical net income per share.............   $        .07    $       .06     $        .08    $        .04
                                                ===========    ===========      ===========     ===========
Historical weighted average shares
  outstanding...............................      4,786,557      3,748,815        4,786,557       3,748,815
                                                ===========    ===========      ===========     ===========
OTHER OPERATING DATA:
Number of schools at end of period..........             17             14               17              14
Number of students at end of period.........          5,170          4,285            5,170           4,285
Number of new starts at end of period.......          1,989          1,900            3,118           3,071

           See notes to condensed consolidated financial statements.

                   EDUCATIONAL MEDICAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED   SIX MONTHS ENDED
                                                                  SEPTEMBER 30,      SEPTEMBER 30,
                                                                       1996               1995
                                                                 ----------------   ----------------
                                                                   (UNAUDITED)        (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................................................    $    378,742       $    164,959
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation.................................................         562,065            435,142
  Amortization of other assets.................................         363,025            358,951
  Provision for losses on accounts receivable..................         769,434            607,564
  Amortization of discount on long-term debt...................          24,936            108,258
  Changes in operating assets and liabilities, net of assets
     acquired and liabilities assumed..........................      (2,512,134)          (800,789)
                                                                    -----------        -----------
          Net cash provided by (used in) operating
            activities.........................................        (413,932)           874,085
INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired...................         (50,000)                --
Purchases of property and equipment, net.......................        (491,299)          (460,548)
                                                                    -----------        -----------
          Net cash used in investing activities................        (541,299)          (460,548)
FINANCING ACTIVITIES
Principal payments on long term debt...........................        (745,788)        (1,377,032)
                                                                    -----------        -----------
          Net cash used in financing activities................        (745,788)        (1,377,032)
                                                                    -----------        -----------
Decrease in cash and cash equivalents..........................      (1,701,019)          (963,495)
Cash and cash equivalents at beginning of period...............       3,033,383          2,854,676
                                                                    -----------        -----------
Cash and cash equivalents at end of period.....................    $  1,332,364       $  1,891,181
                                                                    ===========        ===========

           See notes to condensed consolidated financial statements.

                           EDUCATIONAL MEDICAL, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30 ,1996

1.  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and six-month periods ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended March 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Registration Statement on Form S-1 No. 333-09777 and related prospectus filed with the Securities and Exchange Commission on October 28, 1996 (the "Registration Statement").

     The balance sheet at March 31, 1996 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

2.  INITIAL PUBLIC OFFERING

     On October 28, 1996, the Company completed its initial public offering ("IPO") of common stock. A total of 2,400,000 shares were sold at $10 per share which included 2,200,000 shares sold by the Company and 200,000 shares sold by certain selling stockholders. The net proceeds to the Company were approximately $19.7 million and were partially used to repay $4.8 million in debt. The balance of the offering proceeds will be used for general corporate purposes, including the expansion of its operations through the acquisition of additional schools.

     As a result of the early extinguishment of the $4.8 million in debt in the third quarter of fiscal year 1997, the Company will incur an extraordinary loss of approximately $557,000 because of the write-off of associated unamortized deferred debt issuance costs and unamortized debt discount.

3.  EARNINGS PER SHARE

     Pro forma net income per share for periods prior to the IPO were computed by dividing net income by weighted average number of shares of common stock outstanding after giving effect to (i) the automatic conversion of all of the outstanding shares of convertible preferred stock into 1,705,082 shares of common stock, (ii) the issuance of 141,667 shares of common stock upon exercise of certain outstanding warrants and (iii) the issuance of 933,333 shares of common stock upon the cashless exercise of outstanding warrants to purchase 1,333,333 shares of common stock, plus (iv) cheap stock as defined below.

     Historical net income per share was computed using the requirements of Accounting Principles Board Opinion No. 15 and SEC Staff Accounting Bulletin No. 83.

     Pursuant to SEC Staff Accounting Bulletin No. 83, common stock and common stock equivalents issued at prices equal to or below the IPO price per share ("cheap stock") during the twelve month period immediately preceding the initial filing date of the Company's registration statement for the IPO (August 8, 1996) have been included in both pro forma and historical earnings per share as if outstanding for all periods presented (using the treasury stock method at the offering price).

     Supplemental net income per common share was computed using the weighted average number of common and common equivalent shares outstanding as described above, and also considering the reduction in interest expense from the repayment of long term debt of $4.8 million with proceeds of the IPO, as if such shares had been issued and repayment had occurred at the beginning of the fiscal period. The computations of

                           EDUCATIONAL MEDICAL, INC.

supplemental historical net income per share for the three and six months ended September 30, 1996 are $.08 and $.12, respectively.

     Retroactive restatement has been made to all share, weighted average shares and all net income per share calculations for the stock split effected on June 20, 1996.

4.  TEXAS ACQUISITION

     On September 6, 1996, the Company entered into an acquisition agreement providing for the purchase of three schools located in Texas for $2.5 million subject to approval by the Texas Workforce Commission. As of September 30, 1996, approximately 646 students attended the schools, which offer healthcare diploma programs and are located in San Antonio, McAllen and El Paso, Texas. The schools had combined net revenues of approximately $4.7 million and combined income from operations of approximately $630,000 for the year ended December 31, 1995. The Company has accounted for the acquisition as a purchase, effective September 6, 1996. Results of operations of the Texas schools after this date are included in the consolidated results of the Company.

     The Company financed the purchase of the Texas schools as follows: $50,000 was paid on September 6, 1996, $50,000 was paid upon approval by the Texas Workforce Commission (which was received on November 1, 1996), $1,150,000 will be paid upon approval by the Department of Education and the remaining $1,250,000 is payable in the form of a five-year promissory note bearing interest at 8% per annum and due in five equal annual principal payments.

     Pro forma financial information as if the Texas acquisition was consummated on April 1, 1996, assuming the same pro forma adjustments set forth in the Company's Registration Statement, is as follows:

                                                                               SIX MONTHS
                                                                                  ENDED
                                                                              SEPTEMBER 30,
                                                                                  1996
                                                                              -------------
    Net revenues............................................................   $ 21,829,000
    Net income..............................................................   $    592,000
    Historical net income per share.........................................   $        .12

     Financial information related to the Texas acquisition is not available on an interim basis for 1995.